UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Corning Incorporated

(Name of Registrant as Specified In Its Charter)

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Corning Incorporated

One Riverfront Plaza

Corning, New York 14831

Notice of 2010 Annual Meeting of Shareholders

To Shareholders of Corning Incorporated:

You are cordially invited to attend the Annual Meeting of Corning Incorporated which will be held in The Corning Museum of Glass Auditorium, Corning, New York, on Thursday, April 29, 2010 at 11:00 a.m. Eastern Time. The annual meeting is open to all shareholders of record as of the close of business on February 25, 2100, the record date for the meeting.

The principal business of the meeting will be:

1.	To elect five directors for a three-year term;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

3.	To approve the adoption of the 2010 Variable Compensation Plan;

4.	To approve the adoption of the 2010 Equity Plan for Non-Employee Directors;

5.	To approve the amendment and restatement of the Company’s Restated Certificate of Incorporation to declassify the Board of Directors;

6.	To consider the shareholder proposal described on page 73 in the accompanying Proxy Statement, if presented at the meeting; and

7.	Any other matter, if any, as may properly come before the meeting and any adjournment or postponement of the annual meeting.

Our Board recommends that you vote for Items 1, 2, 3, 4, and 5 and against the shareholder proposal.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY INTERNET, TELEPHONE OR MAIL IN ORDER TO ENSURE THE PRESENCE OF A QUORUM.

Registered shareholders may vote:

•	By Internet at www.investorvote.com/glw. This will require your 6-digit control number.

•	By telephone (from the United States and Canada only) at (800) 652-VOTE (8683).

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided (see instructions on proxy card).

Beneficial owners:  If your shares are held in the account of or name of a bank, broker or other holder of record, follow the instructions you receive from the holder of record to vote your shares held in that account.

By order of the Board of Directors,

Denise A. Hauselt

Vice President, Secretary and Assistant General Counsel

February 25, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to Be Held on April 29, 2010

Our Proxy Statement and 2009 Annual Report to Shareholders

are available at www.corning.com/2010_proxy

About the Meeting

Why Did You Send Me This Proxy Statement?

We sent this proxy statement and the enclosed proxy card to you because our Board of Directors is soliciting your proxy to vote at the 2010 Annual Meeting of Shareholders. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about March 15, 2010.

When Is The Annual Meeting?

The annual meeting will be held on Thursday, April 29, 2010, at 11:00 a.m., EST, at The Corning Museum of Glass Auditorium, Corning, New York.

What Am I Voting On?

At the annual meeting, you will be voting:

•	To elect five directors for a three-year term;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

•	To approve the adoption of the 2010 Variable Compensation Plan;

•	To approve the adoption of the 2010 Equity Plan for Non-Employee Directors;

•	To approve the amendment and restatement of the Company’s Restated Certificate of Incorporation to declassify the Board of Directors;

•	To consider the shareholder proposal described on page 73 in the accompanying Proxy Statement, if presented at the meeting; and

•	Any other matter, if any, as may properly come before the meeting and any adjournment or postponement of the annual meeting.

How Do You Recommend That I Vote On These Items?

The Board of Directors recommends that you vote:

•	FOR each of the director nominees;

•	FOR the ratification of the Board’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

•	FOR the adoption of the 2010 Variable Compensation Plan;

•	FOR the adoption of the 2010 Equity Plan for Non-Employee Directors;

•	FOR the approval of the amendment and restatement of the Company’s Restated Certificate of Incorporation to declassify the Board of Directors; and

•	AGAINST the shareholder proposal.

Who Is Entitled To Vote?

You may vote if you owned our common shares as of the close of business on February 25, 2010, the record date for the annual meeting.

How Many Votes Do I Have?

You are entitled to one vote for each common share you own. As of the close of business on February 3, 2010, we had 1,550,030,789 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting.

How Do I Vote By Proxy Before The Meeting?

Before the meeting, registered shareholders may vote shares in one of the following three ways:

•	By Internet at www.investorvote.com/glw;

•	By telephone (from the United States and Canada only) at 1(800) 652-VOTE (8683); and

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided (see instructions on proxy card).

Please refer to the proxy card for further instructions on voting by Internet or telephone, and follow the directions on your proxy card carefully.

Please use only one of the three ways to vote.

If you hold shares in the account of or name of a broker, your ability to vote those shares by Internet and telephone depends on the voting procedures used by your broker, as explained below under “How Do I Vote If My Broker Holds My Shares In “Street Name”?”

May I Vote My Shares In Person At The Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

May I Change My Mind After I Vote?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

•	signing another proxy card with a later date and returning it to Corning’s Corporate Secretary at One Riverfront Plaza, Corning, NY 14831, prior to the meeting;

•	voting again by Internet or telephone prior to the meeting; or

•	voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at the address listed above.

What Shares Are Included On My Proxy Card?

Your proxy card includes shares held in your own name and shares held in any Corning plan. You may vote these shares by Internet, telephone or mail, as described on the enclosed proxy card. Your proxy card does not include any shares held in a brokerage account in the name of your bank or broker (such shares are said to be held in “street name”).

How Do I Vote If I Participate In The Corning Investment Plan?

If you hold shares in the Corning Investment Plan, which includes shares held in the Corning Stock Fund in the 401(k) plan, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the plan. You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, telephone or mail, all as described on the enclosed proxy card. If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions.

What Is A “Broker Non-Vote”?

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. As explained under the question “Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?,” Proposal 1 (election of directors), Proposal 3 (to approve the adoption of the 2010 Variable Compensation Plan), Proposal 4 (to approve the adoption of the 2010 Equity Plan for Non-Employee Directors); Proposal 5 (to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation to declassify the Board of Directors); and Proposal 6 (shareholder proposal) are not considered routine matters under the current New York Stock Exchange rules, so your bank or broker will not have discretionary authority to vote your shares held in street name on those items. Abstentions and broker non-votes count for quorum purposes, but not for the voting of these proposals. A broker non-vote may also occur if your broker fails to vote your shares for any reason. Proposal 2 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter under the New York Stock Exchange rules, so your bank or broker will have discretionary authority to vote your shares held in street name on those items.

How Do I Vote If My Broker Holds My Shares In “Street Name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions on how to vote those shares.

Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?

Under the new rules of the New York Stock Exchange, if you own shares in “street name” through a broker and do not vote, your broker may not vote your shares on proposals determined to be “non-routine.” In such cases, the absence of voting instructions results in a “broker non-vote.” Broker non-voted shares count toward achieving a quorum requirement for the annual meeting, but they do not affect the determination of whether the non-routine matter is approved or rejected. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is the only matter in this proxy statement considered to be a routine matter for which brokers will be permitted to vote on behalf of their clients, if no voting instructions are furnished. Since Proposals 1, 3, 4, 5 and 6 are non-routine matters, broker non-voted shares will not count as votes cast to affect the determination of whether they are approved or rejected. Therefore, it is important that you provide voting instructions to your broker.

What If I Return My Proxy Card Or Vote By Internet Or Telephone But Do Not Specify How I Want To Vote?

If you sign and return your proxy card or complete the Internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the election of each of the director nominees;

•	FOR the approval ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

•	FOR the adoption of the 2010 Variable Compensation Plan;

•	FOR the adoption of the 2010 Equity Plan for Non-Employee Directors;

•	FOR the amendment and restatement of the Company’s Restated Certificate of Incorporation to declassify the Board of Directors; and

•	AGAINST the shareholder proposal.

If you participate in the Corning Investment Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions, as explained above under the question “How Do I Vote If I Participate In The Corning Investment Plan?”

What Does It Mean If I Receive More Than One Proxy Card?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Computershare Investor Services, LLC, at 1-800-255-0461.

Who May Attend The Meeting?

The annual meeting is open to all holders of our common shares. To attend the meeting, you will need to register upon arrival. We may check for your name on our shareholders’ list and ask you to produce valid photo ID. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Corning shares, it is possible that you may not be admitted to the meeting.

May Shareholders Ask Questions At The Meeting?

Yes. Our representatives will answer your questions of general interest to shareholders at the end of the meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, or those of a personal nature.

How Many Shares Must Be Present To Hold The Meeting?

In order for us to conduct our meeting, a majority of our outstanding common shares as of February 25, 2010, the record date for the meeting, must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

How Many Votes Are Needed To Elect Directors?

A plurality of the votes cast is required for the election of directors. This means that the director nominees receiving the highest number of “for” votes will be elected as directors. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors.

On October 7, 2009, our Board of Directors adopted a majority-vote policy for the election of directors and added the policy to the Company’s Corporate Governance Guidelines. The policy provides that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote.

The Nominating and Corporate Governance Committee is required to make a recommendation to the Board whether to accept such a letter of resignation. The Board will determine whether to accept or reject the letter of resignation and disclose its decision-making process. Details of the majority-vote policy are set out in our Corporate Governance Principles and under “Proposal 1—Election of Directors” in this proxy statement.

How Many Votes Are Needed To Ratify The Appointment Of PricewaterhouseCoopers LLP As Our Independent Registered Public Accounting Firm?

Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Audit Committee and the Board are submitting the selection of PricewaterhouseCoopers LLP for ratification in order to obtain the views of our shareholders. The ratification of the appointment of PricewaterhouseCoopers LLP as Corning’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. For this purpose, abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) have the same effect as votes cast against the proposal. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the shareholders’ views in the future selection of Corning’s auditors.

How Many Votes Are Needed To Approve The Adoption Of The 2010 Variable Compensation Plan?

Approval of the 2010 Variable Compensation Plan requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How Many Votes Are Needed To Approve The Adoption Of The 2010 Equity Plan For Non-Employee Directors?

Approval of the 2010 Equity Plan for Non-Employee Directors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How Many Votes Are Needed To Approve The Amendment and Restatement of the Restated Certificate Of Incorporation?

Approval of the amendment and restatement of the Restated Certificate of Incorporation requires the affirmative vote of a majority of the total number of shares outstanding and entitled to vote.

How Many Votes Are Needed To Approve The Adoption Of A Shareholder Proposal?

Approval of a Shareholder Proposal, if properly presented at the meeting, requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Stockholder approval of this non-binding shareholder proposal would not automatically eliminate the super-majority vote standards from our governance documents. Under New York law, a change in these super-majority standards would first require the Board to authorize amendments to the Company’s Restated Certificate of Incorporation and By-Laws.

How Will Broker Non-Votes Be Treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will have no effect on the outcome of any election or proposal.

How Will Abstentions Be Treated?

Abstentions will be treated as shares present for quorum purposes. Abstentions are not counted for purposes of the election of directors. Abstentions are counted as entitled to vote for purposes of other proposals, so they will have the effect as votes against a proposal.

How Will Voting On “Any Other Business” Be Conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Who Pays For The Solicitation Of Proxies?

Our Board of Directors is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Georgeson Inc. to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Georgeson a fee of $14,700 plus expenses for these services. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so that you may vote your shares. Our directors, officers and regular employees may supplement Georgeson’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

How Can I Find The Voting Results Of The Meeting?

We will include the voting results in a Form 8-K following the conclusion of the Annual Meeting, which we expect to file with the Securities and Exchange Commission (the “SEC”) on or before May 5, 2010.

How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At Next Year’s Annual Meeting?

If you wish to submit a proposal to be included in our proxy statement for our 2011 Annual Meeting of Shareholders, we must receive it at our principal office on or before November 15, 2010. Please address your proposal to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

We will not be required to include in our proxy statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or as set forth in our By-Laws.

If you miss the deadline for including a proposal in our printed proxy statement, or would like to nominate a director or bring other business before the 2011 Annual Meeting of Shareholders, under our current By-Laws (which are subject to amendment at any time), you must notify our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then the notice shall be received no earlier than 120 days or later than 90 days prior to such annual meeting or the tenth day after public announcement is made with respect to the meeting. For our 2011 Annual Meeting of Shareholders, we must receive notice on or after December 30, 2010, and on or before January 29, 2011.

Can I Receive Electronic Delivery of Proxy Materials And Annual Reports?

Yes. This Proxy Statement and Corning’s 2009 Annual Report are available on Corning’s website at www.corning.com. Instead of receiving paper copies of next year’s Proxy Statement and Annual Report in the mail, shareholders can elect to receive an e-mail message that will provide a link to these documents on the website. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents to you, reduce the amount of mail you receive, and help preserve environmental resources. Corning’s shareholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Shareholders of record may enroll in the electronic Proxy and Annual Report access service for future annual meetings by registering online at www.computershare.com. Beneficial or “street name” shareholders who wish to enroll in electronic access service may do so at www.icsdelivery.com. We may, at some point, use the SEC’s “Notice and Access” method of proxy distribution. If we were to utilize the “Notice and Access” method, you would receive a notice in the mail how to access electronic copies of the proxy materials or how to have paper copies mailed to you.

Are You “Householding” For Shareholders Sharing The Same Address?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2009 Annual Report to multiple registered shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you would like to receive more than one copy of this proxy statement and our 2009 Annual Report, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Computershare Investor Services, LLC, toll free at 1-800-255-0461. The same phone number may be used to notify us that you wish to receive a separate annual report or proxy statement in the future, or to request delivery of a single copy of an annual report or proxy statement if you are receiving multiple copies.

PROPOSAL 1—Election of Directors

Currently, Corning’s Board of Directors is divided into three classes, with one class elected each year to hold office for a term of three years.

Each of Messrs. Cummings, Smithburg, Tookes and Weeks were elected by Corning’s shareholders on April 26, 2007, and their terms expire this year. Mr. Gutierrez was appointed by Corning’s Board of Directors on June 3, 2009, and is standing for election for the first time. Mr. Houghton whose term expires this year, has met the Board’s mandatory retirement age, and will not be standing for re-election.

Each of Messrs. Cummings, Gutierrez, Smithburg, Tookes and Weeks is standing for election for a three-year term.

Majority-Vote Policy. A plurality of votes cast is required for the election of directors. However, under revisions to our Corporate Governance Guidelines adopted by the Board of Directors on October 7, 2009, any nominee for director who does not receive the affirmative vote of a majority of the votes cast in any uncontested election will promptly, following certification of the election results, tender his or her resignation to the Board. A director nominee will have failed to receive the affirmative vote of a majority of votes cast if the number of “withhold” votes in respect of such nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding abstentions). An election will be deemed to be “uncontested” if the number of director candidates does not exceed the number of directors to be elected.

The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, will decide whether to accept or reject the tendered resignation. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers relevant. Within 90 days of the certification of the election results, the Board will decide whether to accept or reject the tendered resignation. The Board will promptly disclose its decision in a press release or SEC filing. If the Board rejects the tendered resignation, such press release or SEC filing will include an explanation of the Board’s reasons for its rejection of the resignation.

Any director who tenders his or her resignation pursuant to this policy will recuse himself or herself from the deliberations, recommendation or decision, as applicable, of the Nominating and Corporate Governance Committee and the Board regarding whether to accept such resignation. However, if a majority of the members of the Nominating and Corporate Governance Committee or Board, as applicable, are required to tender resignations in accordance with the director resignation policy, then the independent directors who are not required to tender resignations will appoint a committee from amongst themselves to consider the resignations and, in the event there are fewer than three such independent directors, the entire Nominating and Corporate Governance Committee or Board, as applicable, may participate in the deliberations, recommendation or decision, as applicable.

Declassification of the Board. If the proposed amendment and restatement of the Company’s Restated Certificate of Incorporation is approved by the requisite vote of the Company’s shareholders, the declassification of the Board will occur as follows:

•

The term of office for those director nominees elected at this 2010 Annual Meeting of shareholders will expire at the 2013 Annual Meeting of shareholders, at which such directors will be eligible for re-election for a term expiring at the 2014 annual meeting of shareholders.

•

The continuing directors whose current terms will expire at the 2011 or 2012 Annual Meetings of shareholders, respectively, will serve the remainder of their terms, and the term of office for director nominees elected at the 2011 or 2012 Annual Meeting of Shareholders will expire at the next annual meeting of shareholders.

•

Any director appointed to the Board as a result of an increase in the size of the Board or to fill a vacancy on the Board will hold office until the next Annual Meeting of shareholders, at which the director will be eligible to stand for re-election for a term expiring at the next annual meeting of shareholders.

Beginning with the 2013 Annual Meeting of shareholders, if the proposed amendment and restatement of the Company’s Restated Certificate of Incorporation is approved, all directors will stand for election for terms expiring at the next annual meeting of shareholders.

Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is not able to serve, proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. No nominee now owns beneficially any of the securities (other than directors’ qualifying shares) of any of Corning’s subsidiary companies. We have included below certain information about the nominees for election as directors and the directors who will continue in office after the Annual Meeting. The Board of Directors has concluded that the skills, qualifications and experience of each of the director nominees and continuing directors supports such nominee or director’s continued membership on the Company’s Board of Directors.

Nominees for Election as Directors

Nominees for Election for Terms Expiring in 2013

Robert F. Cummings, Jr.
Retired Partner
Goldman, Sachs & Co.

Mr. Cummings joined GSC Group, Inc., a privately held money management firm, in 2002 where he served as a senior managing director until he retired in July 2009. He began his business career in the investment banking division of Goldman, Sachs & Co. in 1973, and was a partner of the firm from 1986 until his retirement in 1998. He served as an advisory director at Goldman Sachs until 2002. Mr. Cummings is a director of GSC Investment Corp. and Viasystems Group, Inc. Mr. Cummings is a former director of Precision Partners Inc. and RR Donnelley & Sons Co. Corning director since 2006. Age 60.

Mr. Cummings’ Board qualifications include over 27 years of investment banking experience at Goldman Sachs, where he advised corporate clients on financings, business development, mergers and acquisitions and other strategic financial issues. Additionally, he brings knowledge in the areas of technology, telecommunications, private equity, and real estate to the Board.

Carlos M. Gutierrez
Former U.S. Secretary of Commerce

Mr. Gutierrez served as U.S. Secretary of Commerce from February 2005 through January 2009. In that role, he also served as Co-Chair of the U.S. Commission for Assistance to a Free Cuba. He served as Chairman and Chief Executive Officer of the Kellogg Company from April 2000 through February 2005. Mr. Gutierrez is a director of Lighting Science Group Inc., United Technologies Corporation and Occidental Petroleum Corporation. Corning director since 2009. Age 56.

Mr. Gutierrez brings to Corning his significant experience in government and executive leadership, and over 30 years in worldwide business. As U.S. Secretary of Commerce, he oversaw a large agency with a $6.5 billion budget. He has significant knowledge in the areas of economic and demographic data, U.S. exports, international trade, job creation, immigration, patents and trademarks, and telecommunications and technology policy. Mr. Gutierrez also brings noteworthy business sector executive officer experience. Starting as a sales representative at Kellogg in 1975, he rose to president and chief executive officer in 1999, and chairman of the board in 2000.

William D. Smithburg
Retired Chairman, President and Chief Executive Officer

The Quaker Oats Company

Mr. Smithburg joined Quaker Oats in 1966, being elected president in 1979, chief executive officer in 1981 and chairman in 1983. He also served as president from November 1990 to January 1993 and from November 1995 to November 1997 when he retired. Mr. Smithburg is a director of Abbott Laboratories, Northern Trust Corporation, and Smurfit-Stone Container Corporation. Corning director since 1987. Age 71.

Mr. Smithburg brings significant executive experience in operations, corporate strategy, acquisitions and divestitures, advertising, and supply chain management. He is the former chairman and chief executive officer of a $6 billion public company and has long served on several public company boards. Mr. Smithburg’s industry expertise includes consumer products, transportation, pharmaceuticals, finance and banking, and education.

Hansel E. Tookes II

Retired Chairman and Chief Executive Officer

Raytheon Aircraft Company

Mr. Tookes retired from Raytheon Company in December 2002. Since joining Raytheon in 1999 he has served as president of Raytheon International, chairman and chief executive officer of Raytheon Aircraft and executive vice president of Raytheon Company. From 1980 to 1999, Mr. Tookes served United Technologies Corporation as president of Pratt and Whitney’s Large Military Engines Group and in a variety of other leadership positions. He is a director of Ryder Systems Inc., BBA Aviation plc, FPL Group, Inc. and Harris Corporation. Corning director since 2001. Age 62.

Mr. Tookes provides extensive experience in operations, manufacturing, performance excellence, business development, technology-driven business environments, and military and government contracting. He also brings his science and engineering education, training and knowledge to the Board. Mr. Tookes’ industry expertise includes aviation, aerospace and defense, transportation, and technology.

Wendell P. Weeks

Chairman and Chief Executive Officer

Corning Incorporated

Mr. Weeks joined Corning in 1983 and was named a vice president and deputy general manager of the Telecommunications Products division in 1995, vice president and general manager in 1996, senior vice president in 1997, senior vice president of Opto-Electronics in 1998, executive vice president in 1999, president, Corning Optical Communications in 2001, president and chief operating officer of Corning in 2002, and president and chief executive officer in 2005. Mr. Weeks became chairman and chief executive officer on April 26, 2007. He is a director of Merck & Co. Inc. Mr. Weeks has been a member of Corning’s Board of Directors since 2000. Age 50.

Mr. Weeks brings deep and broad knowledge of the company based on his long career across a wide range of Corning’s staff groups and major businesses. Mr. Weeks has 27 years of Corning experience including financial management, business development, commercial development, and general management. His experiences in many of Corning’s businesses and technologies have given him a unique understanding of Corning’s diverse business operations and innovations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES.

Directors Continuing in Office

Directors Whose Terms Expire in 2011

John Seely Brown

Retired Chief Scientist

Xerox Corporation

Dr. Brown served Xerox Corporation in various scientific research positions from 1978, until his retirement in 2002. In 1986, he was elected vice president in charge of advanced research and was director of the Palo Alto Research Center from 1990 to 2000. Dr. Brown was named chief scientist of Xerox in 1992, retiring in 2002. He is a visiting scholar and advisor to the Provost at the University of Southern California. He is also the independent co-chairman of Deloitte’s Center for the Edge. Dr. Brown is a director of Amazon.com, Inc. and Varian Medical Systems, Inc. He is a former director of Polycom, Inc. Corning director since 1996. Age 69.

Formerly the chief scientist of a large scale technology-based company (Xerox), Dr. Brown brings significant experience in the areas of research and development, technology and innovation to our Board. His additional areas of specialized knowledge include organizational learning, complex adaptive systems, micro electrical mechanical system (MEMS) and Nanotechnology. Dr. Brown also has significant expertise in business strategies in Asia. His current work includes advising on international corporate strategies in the digital age.

Gordon Gund

Chairman and Chief Executive Officer

Gund Investment Corporation

Besides being the chairman and CEO of Gund Investment Corporation which was founded in 1968, Mr. Gund is co-founder and chairman of The Foundation Fighting Blindness. The Foundation Fighting Blindness is a national, non-profit organization dedicated to finding the causes, treatments and/or cures for retinitis pigmentosa, age-related macular degeneration, and allied retinal degenerative diseases. He is a director of the Kellogg Company. Corning director since 1990. Age 70.

Mr. Gund brings to the Board his many years of experience as an entrepreneur, chief executive officer, investment professional and public company director. His business ventures covered finance and investment banking, sports, consumer products, philanthropy and medical research. Mr. Gund has significant experience as a public company lead director and has provided leadership to the Corning Board for over 20 years, from which he has developed additional expertise in the areas of compensation and corporate governance.

Kurt M. Landgraf

President and Chief Executive Officer

Educational Testing Service

Mr. Landgraf is president and chief executive officer of Educational Testing Service, a private non-profit educational testing and measurement organization, and joined ETS in that position in 2000. Prior to that, he was executive vice president and chief operating officer of E.I. Du Pont de Nemours and Company, where he previously held a number of senior leadership positions, including chief financial officer. He is also a director of ETS and Louisiana-Pacific Corporation. Mr. Landgraf is a former director of IKON Office Solutions Inc. Corning director since 2007. Age 63.

Mr. Landgraf was selected for his wealth of executive management experience in public companies, non-profit entities, higher education, and government. He brings to the Board his financial expertise and operations skills and experience, represented by his positions as the chief financial officer and chief operating officer of E.I. DuPont de Nemours & Company. Mr. Landgraf’s other areas of specialized knowledge include technology, transportation, education, pharmaceuticals, health care, energy, materials, and mergers and acquisitions.

H. Onno Ruding

Retired Vice Chairman

Citicorp and Citibank, N.A.

Dr. Ruding has served private firms and the public (serving as Minister of Finance of The Netherlands from 1982-1989) in various financial positions, serving as a director of Citicorp and Citibank, N.A. from 1990 and 1998, respectively, to September 30, 2003 and vice chairman of Citicorp and Citibank, N.A. from 1992 to September 30, 2003. He retired from active employment from Citicorp and Citibank, N.A. on September 30, 2003. He was a member of the international advisory committee of Citigroup until February 2010. Dr. Ruding is also a director of Holcim Ltd, BNG (Bank for the Netherlands Municipalities) and RTL Group, and a member of UNIAPAC, the Committee for European Monetary Union, the Pontifical Council Justice and Peace, the European Advisory Board of the American-European Community Association, the International Bureau of Fiscal Documentation and the Trilateral Commission. Dr. Ruding is the chairman of the Center for European Policy Studies (CEPS), the chairman of the Netherlands National Museum Palace Het Loo and the chairman of the Advisory Council of the Amsterdam Institute of Finance. Dr. Ruding is a former director of Alcan Inc. Corning director since 1995. Age 70.

Dr. Ruding is a finance expert and economist. As a former Minister of Finance in The Netherlands, executive board member of the International Monetary Fund, vice chairman and director of Citibank in New York, and chairman of the board of the CEPS in Brussels, he provides a wealth of knowledge in international finance and investment, markets, trade and development, and risk analysis.

Directors Whose Terms Expire in 2012

James B. Flaws

Vice Chairman and Chief Financial Officer

Corning Incorporated

Mr. Flaws joined Corning in 1973 and served in a variety of controller and business management positions. He was elected assistant treasurer of Corning in 1993, vice president and controller in 1997 and vice president of finance and treasurer in May 1997, senior vice president and chief financial officer in December 1997, executive vice president and chief financial officer in 1999 and to his current position in 2002. Mr. Flaws is a director of Dow Corning Corporation. He has been a member of Corning’s Board of Directors since 2000. Age 61.

Since joining Corning in 1973, Mr. Flaws has held a wide range of management positions across its control, financial, treasury, and business development functions in specific line business units, as well as at corporate-wide levels. As a result of his diverse responsibilities over more than 30 years, he has very broad experience in many financial, investor relations, and supervisory roles within the company, including leading the spinoff of Corning’s health care businesses into two separate publicly-traded companies in 1996, and overseeing many mergers and acquisitions by the company, as well as the sale of numerous business units and restructuring efforts.

James J. O’Connor

Chairman,

Armstrong World Industries

Mr. O’Connor joined Commonwealth Edison Company in 1963. He became president in 1977, a director in 1978 and chairman and chief executive officer in 1980. In 1994 he was also named chairman and chief executive officer of Unicom Corporation, which then became the parent company of Commonwealth Edison Company. He retired in 1998. He is a director of Smurfit-Stone Container Corporation, UAL Corporation, United Airlines and Armstrong World Industries. Mr. O’Connor is a former director of Trizec Properties, Inc. Corning director since 1984. Age 72.

As the former chief executive officer of a major public company for over 18 years, Mr. O’Connor brings to the Board his executive leadership in operations, corporate strategy, and legal matters. He also has spent years serving on public company boards, and provides additional leadership in the areas of corporate governance and investor relations. Mr. O’Connor’s industry knowledge encompasses energy, banking, transportation, construction, and packaging.

Deborah D. Rieman

Managing Director

Equus Management Company

Dr. Rieman has more than twenty-five years of experience in the software industry. Currently, she is Managing Director of Equus Management Company, a private investment fund. From 1995 to 1999, she served as president and chief executive officer of Check Point Software Technologies, Incorporated. She is a director of Keynote Systems. Dr. Rieman is a former director of Tumbleweed Communications Corp, Kintera Inc., and Arbinet Corp. Corning director since 1999. Age 60.

Dr. Rieman brings significant expertise in information technology, innovation and entrepreneurial endeavors to the Board, and skills related to her Ph.D. in mathematics. She is also the former president and chief executive officer of a publicly listed software company specializing in security, and has experience in technology development, marketing, business development and support, investor relations, and investing.

Peter F. Volanakis

President and Chief Operating Officer

Corning Incorporated

Mr. Volanakis joined Corning in 1982 and subsequently held various marketing, development, and commercial positions in several divisions. He was named managing director Corning GmbH in 1992, executive vice president of CCS Holding, Inc., formerly known as Siecor Corporation, in 1995, senior vice president of Advanced Display Products in 1997, executive vice president of Display Technologies and Life Sciences in 1999, president of Corning Technologies in 2001, and became chief operating officer in 2005. He became president and chief operating officer on April 26, 2007. Mr. Volanakis is a director of Dow Corning Corporation and The Vanguard Group. He has been a member of Corning’s Board of Directors since 2000. Age 54.

Through numerous diverse leadership positions since joining Corning in 1982, Mr. Volanakis has a broad range of experience in marketing, development, and commercial roles in the Company’s ceramic and environmental products businesses and at the corporate level, as well as leadership roles involving display technologies, life sciences, and other technologies. He has broad expertise resulting from his many managerial roles in Corning’s major business groups, its international operations, and central engineering group and, since 2005, corporate leadership roles encompassing responsibilities for all Corning business operations.

Mark S. Wrighton

Chancellor and Professor of Chemistry

Washington University in St. Louis

Since 1995, Dr, Wrighton has been Chancellor and Professor of Chemistry at Washington University in St. Louis, and serves as its chief executive officer. Before joining Washington University, he was a researcher and professor at the Massachusetts Institute of Technology, where he was Head of the Department of Chemistry from 1987 to 1990, and then Provost from 1990 to 1995. Dr. Wrighton served as a Presidential appointee to the National Science Board from 2000 to 2006, and chaired that Board’s audit and oversight committee during that time. He also is a past chair of the Association of American Universities, The Business Higher Education Forum, and the Consortium on Financing Higher Education, and continues as a member of these organizations. He also serves as a director of Cabot Corporation and Brooks Automation, Inc. Dr. Wrighton is a former director of A.G. Edwards, Inc. Corning director since 2009. Age 60.

Dr. Wrighton is a professor, chemist and research scientist with expertise in materials, with research interests including photochemistry and metal catalysts. He is also the chief executive officer of a major research university, which since his appointment in 1995, has grown significantly in academic stature, research, infrastructure, and fiscal management. Dr. Wrighton brings to the Board his vast scientific knowledge and understanding of complex research and development issues, and executive leadership.

Meetings and Committees of The Board

Board Meetings

The Board of Directors held 15 regularly scheduled meetings during 2009 and two special meetings. All directors attended 75% or more of the meetings of the Board of Directors and of the Committees on which they serve.

Board Committees

In addition to an Executive Committee, which acts by delegation, Corning has five standing Board committees: Audit, Compensation, Corporate Relations, Finance, and Nominating and Corporate Governance Committees. Each committee’s written charter, as adopted by the Board of Directors, is available on Corning’s website at www.corning.com/investor_relations/corporate_governance/board_download_library.aspx. Copies of each of the charters are also attached to this proxy statement as Appendix D, E, F, G and H, respectively.

The Audit Committee met nine times during 2009. The current members of the Audit Committee are Messrs. Landgraf (Chair), Cummings, Ruding, Wrighton and Ms. Rieman. The Audit Committee:

•

Assists the Board of Directors in its oversight of (i) the integrity of Corning’s financial statements, (ii) the internal auditors’ performance, and (iii) Corning’s compliance with legal and regulatory requirements;

•	Meets in executive sessions with the independent registered public accounting firm, internal auditors and management;

•	Approves the appointment of Corning’s independent registered public accounting firm;

•

Reviews and discusses with the independent registered public accounting firm and the internal auditors the effectiveness of Corning’s internal control over financial reporting, including disclosure controls;

•	Reviews and discusses with management, the independent registered public accounting firm and the internal auditors the scope of the annual audit;

•	Reviews the quarterly and annual financial statements and other reports provided to shareholders with management and the independent registered public accounting firm;

•

Discusses company policies with respect to risk assessment and risk management, and reviews contingent liabilities and risks that may be material to Corning, as well as major legislative and regulatory developments which could materially impact Corning’s contingent liabilities and risks.

•	Oversees the independent registered public accounting firm’s qualifications, independence and performance;

•	Reviews transactions between Corning and related persons that are required to be disclosed in our filings with the SEC; and

•	Determines the appropriateness of and approves the fees for audit and permissible non-audit services to be provided by the independent registered public accounting firm.

The Compensation Committee met six times during 2009. The current members of the Compensation Committee are Messrs. Smithburg (Chair), Brown, Gund and O’Connor. The Compensation Committee:

•	Reviews Corning’s goals and objectives with respect to executive compensation;

•	Evaluates the CEO’s performance in light of Corning’s goals and objectives;

•	Determines and approves compensation for the CEO and other officers of Corning;

•	Reviews and approves employment, severance and change in control agreements for the CEO and other officers of Corning;

•	Recommends to the Board the compensation arrangements with non-employee directors;

•	Oversees Corning’s equity compensation plans; and

•	Makes recommendations to the Board regarding non-equity incentive and equity incentive plans.

Compensation decisions for executives, including the “Named Executive Officers,” the five officers of the Company listed in this proxy, and the directors are reviewed and approved by the Compensation Committee. The Compensation Committee has administrative and/or oversight responsibility to compensate key executives effectively and in a manner consistent with our stated compensation strategy. The Compensation Committee has engaged an independent executive compensation expert from Hewitt Associates, an outside global human resources consulting firm, to conduct an annual review of its total compensation program for executives. The independent expert supports the Committee by providing data regarding market practices and makes recommendations for changes to plan designs and policies that are consistent with the Company’s compensation philosophy.

The agenda for meetings of the Compensation Committee is determined by its Chairman, with the assistance of the Chief Administrative Officer and the Senior Vice President Global Compensation and Benefits. The Chief Executive Officer and the Chief Administrative Officer are invited to attend the Compensation Committee meetings, though they leave the room during discussions and deliberations of individual compensation actions affecting them personally. The Compensation Committee Chairman reports the Committee’s recommendations on executive compensation to the Board. The Company’s Global Compensation and Benefits department supports the Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to Hewitt Associates by the Company to ensure that the independent compensation expert maintains his objectivity and independence when rendering advice to the Committee. For more information on the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 26.

The Corporate Relations Committee met five times during 2009. The current members of the Corporate Relations Committee are Ms. Rieman (Chair) and Messrs. Houghton, Landgraf and Wrighton. The Corporate Relations Committee focuses on the areas of employment policy, public policy and community relations in the context of the business strategy of Corning.

The Executive Committee met seven times during 2009. As of November 1, 2009, the members of the Executive Committee are Messrs. Weeks (Chair), Flaws, Gund, O’Connor, Smithburg and Volanakis. All other directors are alternate members of the Executive Committee. The Executive Committee serves primarily as a means of taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by New York law to the Board. In practice, the Executive Committee’s actions are generally limited to matters such as the authorization of corporate credit facilities, borrowings and pricing of Corning’s public offering of securities.

The Finance Committee met eight times during 2009. The current members of the Finance Committee are Messrs. Ruding (Chair), Cummings, Flaws, Gutierrez, Tookes and Volanakis. The Finance Committee:

•	Monitors present and future capital requirements of Corning;

•	Reviews all material transactions prior to execution;

•	Reviews potentials mergers, acquisitions, divestitures and investments in third parties;

•	Manages Corning’s exposure to financial, economic and hazard risks;

•	Monitors Corning’s cash management plans and activities;

•	Reviews Corning’s tax position and strategy;

•	Reviews and monitors Corning’s credit rating;

•	Reviews funding actions for Corning’s pension programs; and

•	Reviews Corning’s financial plans and other financial information that Corning uses in its analysis of internal decisions.

The Nominating and Corporate Governance Committee met five times during 2009. The current members of the Nominating and Corporate Governance Committee are Messrs. O’Connor (Chair), Brown, Gund, Gutierrez, Smithburg and Tookes. The Nominating and Corporate Governance Committee:

•	Identifies individuals qualified to become Board members;

•	Reviews candidates recommended by shareholders;

•	Determines the criteria for selecting director nominees;

•	Conducts inquiries into the background of director nominees;

•	Recommends to the Board, director nominees to be proposed for election at the annual meeting of shareholders;

•

Reviews and recommends to the Board, whether to accept or reject the resignation of an incumbent director who failed to receive a majority of the votes cast in an election that is not a result of a contested election pursuant to the Company’s Majority Voting Policy;

•	Monitors significant developments in the regulation and practice of corporate governance;

•	Develops and recommends to the Board corporate governance guidelines;

•	Assists the Board in assessing the independence of Board members;

•	Identifies Board members to be assigned to the various committees;

•	Oversees and assists the Board in the review of the Board’s performance;

•	Establishes director retirement policies;

•	Reviews, approves and ratifies transactions between Corning and related persons; and

•	Reviews activities of Board members and senior executives for potential conflict of interest.

The process for electing director nominees entails making a preliminary assessment of each candidate based upon his/her resume and other biographical and background information, as well as his/her willingness to serve. This information is then evaluated against the criteria set forth below, as well as the specific needs of Corning at that time. Based upon this preliminary assessment, candidates who appear to be the best fit are invited to participate in a series of interviews. At the conclusion of the process, if it is determined that the candidate will be a good fit, the Nominating and Corporate Governance Committee recommend the candidate to the Board for election at the next annual meeting. If the director nominee is a current Board member, the Nominating and Corporate Governance Committee also considers prior Corning Board performance and contributions. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates regardless of the source of the nomination.

The minimum qualifications and attributes that the Nominating and Corporate Governance Committee believes must be possessed by a director nominee may include:

•	Character and the ability to apply good business judgment;

•	The ability to exercise his/her duties of loyalty and care;

•	Proven leadership skills;

•	Diversity of experience;

•	High integrity and ethics;

•	The ability to understand complex principles of business and finance;

•	Scientific expertise; and

•	Familiarity with national and international issues affecting businesses.

Our Board is comprised of accomplished professionals who represent diverse and key areas of expertise including, national and international business, operations, manufacturing, finance and investing, management, entrepreneurship, government, higher education and science, research and technology. While Corning does not have a formal diversity policy with respect to director nominations, we believe that the diversity of skills, knowledge, opinions and fields of expertise represented on our Board is one of its core strengths. When identifying and selecting director nominees, the Nominating and Corporate Governance Committee considers the impact a nominee would have in terms of increasing the diversity of the Board with respect to professional experience, background, viewpoints, skills and areas of expertise. We believe that the resulting diversity of directors allows Board to engage in honest and challenging discussions, in service of the best decisions for the Company and its shareholders. The diversity of our directors’ skills allows each director an opportunity to provide specific leadership in his or her respective areas of expertise. In the context of the Board’s needs, the appropriate mix of director competencies and experiences evolves for Corning over time. In an effort to increase diversity, the Nominating and Corporate Governance Committee in working with the Board also considers diversity of race, gender and national origin of potential director candidates. We believe our directors’ wide range of professional experiences and backgrounds, education and skills has proven invaluable to the Company and we intend to continue leveraging this strength.

All of the director nominees are current elected members of the Board of Directors, except for Mr. Gutierrez who was identified by a member of the Nominating and Corporate Governance Committee, and appointed by the Board of Directors. The Nominating and Corporate Governance Committee has in the past and may in the future engage the assistance of third parties to identify and evaluate potential director nominees, as it deems appropriate.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. If you wish to nominate a candidate, please forward the candidate’s name and a detailed description of the candidate’s qualifications, skills and experience, a document indicating the candidate’s willingness to serve and evidence of the nominating shareholder’s ownership of Corning’s shares to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831. A shareholder wishing to nominate a candidate must also comply with the notice requirements described above under the question “How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At, Next Year’s Annual Meeting?”

Corporate Governance Matters

Corporate Governance Guidelines

Our business, property and affairs are managed by or, are under the direction of, the Board of Directors pursuant to New York Business Corporation Law and our By-Laws. Members of the Board of Directors are kept informed of Corning’s business through discussions with the Chairman and Chief Executive Officer, the Vice Chairman and Chief Financial Officer, the President and Chief Operating Officer and other key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board has adopted a set of Corporate Governance Guidelines that address the make-up and functioning of the Board. A copy of these guidelines is attached to this proxy statement as Appendix I and can also be viewed on our website at www.corning.com/investor_relations/corporate_governance/board_download_library.aspx.

Board Leadership Structure

Corning has a board leadership structure under which our Chief Executive Officer also serves as Chairman of the Board of Directors. As stated in our Corporate Governance Guidelines, we believe that having one person serve as both Chief Executive Officer and Chairman demonstrates to our employees, suppliers, customers and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. This unity of leadership eliminates the potential for confusion or duplication of efforts, and provides clear leadership for the Company. We believe that the Company has been well-served by this structure.

Our Board of Directors is comprised of eleven independent directors, one affiliated director who is retiring from the Board in April, plus three management directors. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. For additional information about the backgrounds and qualifications of our directors, see “Nominees for Election as Directors” and “Directors Continuing in Office” in this proxy statement.

Our Board has six standing committees—Audit, Compensation, Corporate Relations, Executive, Finance, and Nominating and Corporate Governance. Three of the committees are comprised solely of independent directors, five of the committees have a separate, independent chair, and the Executive Committee has three independent plus three employee directors as members. The chair of each of these committees is responsible for directing the work of the committee in fulfilling its responsibilities, see “Meetings and Committees of the Board” in this proxy statement.

Under our Corporate Governance Guidelines, the Board designates and utilizes a Lead Director, currently James J. O’Connor. The Lead Director plays an important role in our corporate governance structure. The Lead Director’s responsibilities include: presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; serving as liaison between the Chairman and the independent directors; convening meetings of the independent directors; consulting with the Chairman on matters relating to Board performance and corporate governance; and, if requested by major shareholders, ensuring that he is available for consultation and direct communication. The Chairman consults with the Lead Director in advance of each Board meeting to obtain his comments, suggestions, and approval for the meeting schedule and timing, for each agenda, and for the types of information to be sent to the Board.

We believe that, in addition to fulfilling our Lead Director responsibilities, Mr. James J. O’Connor, has made valuable contributions to the Company through his abilities to build Board consensus, effectively coordinate Board agendas and activities with the Chairman, and by his judgment and decision-making for the Company.

In February 2010, as part of our review of corporate governance and succession planning, the Board (led by the Nominating and Corporate Governance Committee) re-evaluated our Board leadership structure, to ensure that it remains optimal for the Company and its shareholders. The Board determined that the current Board leadership structure is working well, and facilitates effective communication, oversight and governance of the Company, while allowing for independent decision making as required. We recognize that different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. We believe our current leadership structure—under which our Chief Executive Officer serves as Chairman of the Board, five of the six Board committees are chaired by independent directors and our Lead Director assumes specified responsibilities on behalf of the independent directors—remains the optimal board leadership structure for our Company and our shareholders.

Executive Sessions of Non-Employee Directors

Non-employee Board members meet without management present at each regularly scheduled Board meeting. Additional meetings may be called by the Lead Director in his discretion or at the request of the Board. The Lead Director, Mr. O’Connor, presides over meetings of the non-employee directors.

Board Risk Oversight

Corning has a comprehensive risk management program that engages the Company’s management/leadership and Board. Since 2005, the Company has employed an Enterprise Risk Management program (“ERM”) that was modeled on the COSO II framework. “COSO” is the Committee of Sponsoring Organizations of the Treadway Commission, a voluntary private-sector organization, established in the United States, dedicated to providing guidance to executive management and governance entities on critical aspects of organizational governance, business ethics, internal control, enterprise risk management, fraud, and financial reporting. Corning’s ERM is a company-wide effort that involves the Board, management and Corning staff in an integrated effort to identify, assess and manage risks that may potentially affect the Company. A Risk Council, chaired by our Vice Chairman and Chief Financial Officer, Mr. Flaws, and composed of Corning management and staff, is a core governance element of the ERM.

The Risk Council’s activities include aggregating, prioritizing and assessing risks including, financial, operational, business, reputational, governance, and managerial risks. The Risk Council assigns the management of identified risks to a local team that can best manage the risks, and then evaluates the specific risk mitigation plans created by the local team. Corning believes central oversight and assistance of these local teams is the most effective way to manage the risks. The Risk Council reports directly to the management committee of the Company.

Additionally, our Compliance Council, chaired by the Senior Vice President and General Counsel, provides the Risk Council with the results of its review of the Company’s compliance with laws and regulations of the countries in which we conduct business. The Compliance Council reports directly to each of the Audit Committee and Corporate Relations Committee.

We also perform a comprehensive risk assessment related to our internal controls. This assessment includes interviews with senior management, and financial leaders as well as evaluation of Risk Council findings, prior years’ audit results, current business priorities and the economic environment. The results of this assessment are shared annually with the Audit Committee.

The Audit Committee is responsible for evaluating the effectiveness of the Company’s ERM processes, and it reviews annually a comprehensive report on those processes. In accordance with NYSE requirements, our Audit Committee is responsible for company policies with respect to risk assessment and risk management, and to review contingent liabilities and risks that may be material to Corning, as well as major legislative and regulatory developments which could materially impact Corning’s contingent liabilities and risks. Regularly, the Audit Committee reviews and discusses risks facing the Company, including legal issues, employee matters, information technology security and governmental regulation and legislation, among other things. Our Finance Committee, pursuant to its charter, reviews regularly the top risks identified by the ERM process and strategies for managing exposure to specific financial, economic, and hazard risks. The Finance Committee receives an ERM report at least three times a year. Each of the Audit and Finance Committee’s chairman reports to the entire Board of Directors regarding their risk management review and any significant items identified. On an annual basis, the full Board receives a report from the Company’s Chief Financial Officer, in his role as chairman of the Risk Council, on the significant risks facing the Company. In addition, each of our Board committees considers the risk exposures within its areas of responsibility. For example, our Corporate Relations Committee reviews potential risk exposures in the environmental, health, safety, employment, and product liability areas.

The full Board provides additional risk oversight in numerous ways, including the following:

•

Annually, prior to its approval of the annual budget and long-term plan, the Board reviews the potential risks which could negatively impact the proposed budget and plan. This review includes the types of risks, as well as pessimistic and worst case scenarios should the identified risks be realized.

•	The Board frequently reviews the Company’s Strategic Framework and any risks which might negatively impact it.

•	Prior to approving any significant investment or divestiture actions by the Company, the Board reviews a detailed proposal identifying the rationale and risks involved in such action.

•	The Board regularly receives written reports covering environmental, safety and health, and human resources matters.

•

At least four times each year, the Board attends “Technology with the Board” sessions, which allow the directors to review and discuss current research and development projects and thereby assess risks related to Company’s technology and intellectual property developments.

•	The full Board also engages in periodic discussions regarding risks with our Chief Executive Officer, Chief Financial Officer, and other company officers, as it deems appropriate.

We endeavor to keep the Board fully apprised of risks facing the Company and believe that our directors provide effective oversight of the risk management function. We believe the Board’s risk oversight function allows our directors to make well-informed decisions and increases the effectiveness of the Company’s leadership structure.

Director Independence

Our Corporate Governance Guidelines require that the Board of Directors make an annual determination regarding the independence of each of Corning’s directors. The Board made these determinations on February 3, 2010, based on an annual evaluation performed by and recommendations made by the Nominating and Corporate Governance Committee. The Board of Directors has determined that Messrs. Brown, Cummings, Gund, Gutierrez, Landgraf, O’Connor, Ruding, Smithburg, Tookes and Wrighton and Ms. Rieman are “independent” within the meaning of the rules of the New York Stock Exchange, based on its application of the standards set forth in our Corporate Governance Guidelines. Specifically, the Board determined that they were independent because no relationship was identified that would automatically bar them from being characterized as independent, and any relationships identified were not so material as to impair their independence.

In making this determination, the Board considered, among other things, the following relationships, each of which it determined were not material:

•	Mr. Brown is a director of Varian Medical Systems, Inc., which in the last three fiscal years has purchased, in aggregate, approximately $123,000 in products from Corning.

•	Mr. Smithburg is a director of Abbott Laboratories, which has sold products in an aggregate amount of approximately $7,100 to Corning in the last three fiscal years.

•

Mr. Tookes is on the board of BBA Aviation plc, the parent company of Signature Flight Support (SFS), a company that provides aviation support services to Corning. In the last three fiscal years, SFS has provided services in an aggregate amount of approximately $120,000, and in 2010 such services are expected to be approximately $43,000. Mr. Tookes is also a director of Harris Corporation and Ryder Systems, each of which have transacted less than $20,000 of business with Corning in the each of the last three fiscal years.

•

With respect to Mr. Wrighton, the Board considered the fact that Mr. Wrighton is a member of the Board of Directors of Cabot Corporation, a company which sold products to Corning in an aggregate amount of approximately $398,900 in 2007, 2008 and 2009; and Brooks Automation, a company which sold an aggregate of approximately $72,000 in products to Corning in the last three fiscal years. Both Cabot Corporation’s sales to and purchases from Dow Corning Corporation (DCC) were below $70,000,000 for each of the last three fiscal years. DCC is 50% owned by each of Corning and The Dow Chemical Company, is not controlled by Corning, and has a separate board of directors.

In determining that each of the above relationships were not material, the Board considered the fact that each of Messrs. Brown, Smithburg, Tookes, and Wrighton’s relationships arise only from their positions as a director of the respective companies, that such director has no material interest in any of the transactions between Corning or DCC, as the case may be, and the respective company, that none are an officer or employee of these companies, that such director had no role or financial interest in any decisions about any of these transactions, and that such a relationship would not bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards.

The Board concluded that based on all of the relevant facts and circumstances, none of the above relationships constituted a material relationship with Corning that represents a potential conflict of interest or otherwise interferes with the exercise by any of these directors of his or her independent judgment from management of Corning.

The Board determined that Messrs. Flaws, Volanakis and Weeks were not independent because they are each executive officers of Corning. With respect to Mr. Houghton, the Board determined that he was not independent as he was the Chief Executive Officer of Corning until he retired in April 2005. Mr. Houghton is retiring from the Board in April 2010.

Each member of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees is independent within the meaning of the NYSE Listing Standards, Securities Exchange Act Rule 10A-3 and Corning’s Director Qualification Standards.

Communications with Directors

Shareholders and interested parties may communicate concerns to any director, committee member or the Board by writing to the following address: Corning Incorporated Board of Directors, Corning Incorporated, One Riverfront Plaza, MP HQ E2 10, Corning, New York 14831 Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence (except advertising, spam, junk mail and other mass mailings, product inquiries and suggestions, resumes, surveys or any unduly hostile, threatening or illegal materials) to the relevant director, committee member or the full Board, as indicated in the correspondence.

Audit Committee Financial Expert

The Board of Directors has determined that three members of the Audit Committee: Robert F. Cummings, Jr., Kurt M. Landgraf, and H. Onno Ruding, qualify as Audit Committee Financial Experts.

Policy Regarding Directors Attendance at Annual Meetings

Our Corporate Governance Guidelines provide that each director will make every effort to attend the annual meeting of shareholders. All of our incumbent Board Members attended the 2009 Annual Meeting, with the exception of Mr. Gutierrez who was appointed to the Board on June 3, 2009.

Related Party Policy and Procedures

Corning has adopted a written policy that addresses related party transactions. A “related party” of Corning includes:

•	a director;

•	a senior officer;

•	an immediate family member of a director or senior officer;

•	a shareholder who owns more than 5% of Corning’s voting securities; or

•	an entity in which a director, senior officer or a more than 5% shareholder has a substantial ownership interest.

Under the policy, all related party transactions must be reviewed by the General Counsel or other disinterested officer. Any transaction involving a director is also reviewed, approved or ratified by the Nominating and Corporate Governance Committee. Any transaction involving an executive officer is also reviewed, approved or ratified by the Audit Committee. In order for any such transaction to be approved or ratified, the transaction must be shown to further the interest of the Company and have appropriate safeguards established.

All approved or ratified related party transactions shall be reported to the Audit Committee and the Nominating and Corporate Governance Committee (in those instances where such committee did not participate in the review, approval or ratification process).

Code of Ethics

Our Board of Directors has adopted the Code of Ethics for the Chief Executive Officer and Financial Executives and the Code of Conduct for Directors and Executive Officers, which supplements the Code of Conduct governing all employees and directors. A copy of the Code of Ethics is attached to this proxy statement as Appendix J and is available on our website at http://www.corning.com/investor_relations/corporate_governance/board_download_library.aspx. We will disclose any amendments to, or waivers from, the Code of Ethics on our website within four business days of such determination. During 2009, no amendments to or waivers of the provisions of the Code of Ethics were made with respect to any of our directors or executive officers.

Security Ownership of Certain Beneficial Owners

Paragraphs (a) and (b) below set forth information about the beneficial ownership of Corning’s Common Stock as of December 31, 2009. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

(a) To the knowledge of management, the following owned 5% or more of Corning’s outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Capital World Investors	117,407,000	(1)	7.5%
333 South Hope Street
Los Angeles, CA 90071

BlackRock, Inc.	86,687,591	(2)	5.57%
40 East 52nd Street
New York, NY 10022

FMR LLC	79,229,600	(3)	5.092%
82 Devonshire Street
Boston, Massachusetts 02109

The Growth Fund of America, Inc.	77,858,846	(4)	5.0%
333 South Hope Street
Los Angeles, CA 90071

(1)

Reflects shares beneficially owned by Capital World Investors (“CWI”), a division of Capital Research and Management Company, according to a Schedule 13G filed by CWI with the SEC on February 11, 2010,

reflecting ownership of shares as of December 31, 2009. CWI, an investment advisor, has sole voting power with respect to 30,387,000 shares and sole dispositive power with respect to 117,407,000 shares. According to the Schedule 13G, Capital Research beneficially owned 7.50% of our common stock as of December 31, 2009. CWI disclaims beneficial ownership of these shares.

(2)	Reflects shares beneficially owned by BlackRock, Inc. (“BlackRock”), according to a Schedule 13G filed by BlackRock with the SEC on January 29, 2010, reflecting ownership of shares as of December 31, 2009. BlackRock has sole voting power and sole dispositive power with respect to 86,687,591 shares. According to the Schedule 13G, BlackRock beneficially owned 5.57% of our common stock as of December 31, 2009.
(3)	Reflects shares beneficially owned by FMR LLC (“FMR”) according to a Schedule 13G/A filed by FMR with the SEC on February 16, 2010, reflecting ownership of shares as of December 31, 2009. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment adviser, is the beneficial owner of 76,188,310 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d (“Johnson”), chairman of FMR, and FMR, through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 76,188,310 shares owned by the Fidelity Funds. Members of the Johnson family are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR. Neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. Strategic Advisers, Inc. (“SA”), a wholly-owned subsidiary of FMR and an investment adviser, provides investment advisory services to individuals. As such, FMR’s beneficial ownership includes 15,984 shares beneficially owned through SA. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR and an investment adviser, is the beneficial owner of 50,900 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies owning such shares. Johnson and FMR, through its control of PGALLC, each has sole dispositive power over 50,900 shares and sole power to vote or to direct the voting of 50,900 shares owned by institutional accounts or funds advised by PGALLC described above. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 1,293,286 shares as a result of its serving as investment manager of institutional accounts owning such shares. Johnson and FMR, through its control of PGATC, each has sole dispositive power over 1,293,286 shares and sole power to vote or to direct the voting of 1,212,796 shares owned by institutional accounts managed by PGATC described above. Fidelity International Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution, is the beneficial owner of 1,735,120 shares. Partnerships controlled predominantly by members of the Johnson family, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL state that they are of the view that they do not act as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934” Act) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR files on a voluntary basis as if all of the shares are beneficially owned by FMR and FIL on a joint basis.
(4)	Reflects shares beneficially owned by The Growth Fund of America, Inc. (“GFA”), an investment company which is advised by Capital Research and Management Company, according to a Schedule 13G filed by

GFA with the SEC on February 12, 2010, reflecting ownership of shares as of December 31, 2009. GFA has sole voting power with respect to 77,858,846 shares. According to the Schedule 13G, GFA beneficially owned 5.0% of our common stock as of December 31, 2009.

(b)  The number of shares of Corning Common Stock owned by the directors and nominees for directors, by the chief executive officer, the chief financial officer and the three other most highly compensated executive officers (the “Named Executive Officers”) and by all directors and executive officers as a group, as of December 31, 2009, is as follows:

Name	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class
Directors
John S. Brown	133,451		—
Robert F. Cummings, Jr.	69,228		—
Gordon Gund	3,286,610	(4)	—
Carlos M. Gutierrez	2,342		—
James R. Houghton	2,558,984	(5)	—
Kurt M. Landgraf	15,158		—
James J. O’Connor	134,644		—
Deborah D. Rieman	115,164		—
H. Onno Ruding	127,380		—
William D. Smithburg	190,361		—
Hansel E. Tookes II	68,164		—
Mark S. Wrighton	9,453		—

Named Executive Officers
(*also serve as directors)
Wendell P. Weeks*	5,160,176		—
Peter F. Volanakis*	3,264,041		—
James B. Flaws*	2,195,639		—
Joseph A. Miller, Jr.	917,444		—
Kirk P. Gregg	1,667,899		—
All Directors and Executive Officers as a Group (21 persons)	21,326,525	(6)(7)	1.37%

(1)	Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, granted under Corning’s Incentive Stock Plans as well as options to purchase shares of Common Stock exercisable within 60 days under Corning’s Stock Option Plans. Messrs. Brown, Cummings, Gund, Gutierrez, Houghton, Landgraf, O’Connor, Ruding, Smithburg, Tookes, Wrighton, Weeks, Volanakis, Flaws, Miller and Gregg, and Ms. Rieman have the right to purchase 24,887; 5,878; 67,797; 0; 2,081,884; 3,537; 20,765; 65,687; 67,797; 22,637; 1,476; 4,576,249; 2,564,749; 1,809,716; 610,916; 1,442,650; and 65,687 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 14,897,062 such shares.
(2)	Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, issued under Corning’s Restricted Stock Plans for Non-Employee Directors.
(3)

Includes shares of Common Stock held by JPMorgan Chase & Co. as the trustee of Corning’s Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. The power to dispose of shares of Common Stock is also restricted by the provisions of the Plans. The trustee holds for the benefit of Messrs. Weeks, Volanakis, Flaws, Miller and Gregg, and all directors and executive officers as a group the equivalent of 10,505; 0; 0; 1,426; 8,784; and 545,161 shares of Common Stock, respectively. It also holds for the benefit of all employees who participate in the Plans the equivalent of 26,288,884 shares of Common Stock (being 1.69% of the Class).

(4)	Includes 1,650,000 shares held by an irrevocable trust in which Mr. Gund has no pecuniary interest, but for which he is a trustee.
(5)	Includes 255,295 shares held in trusts by Market Street Trust Company as a co-trustee for the benefit of Mr. Houghton, as income beneficiary. Does not include 2,376,123 shares held in trusts by Market Street Trust Company, as to which Mr. Houghton disclaims beneficial ownership. Market Street Trust Company is a limited purpose trust company controlled by the Houghton family, the directors of which include James R. Houghton and other Houghton family members.
(6)	Does not include 696,285 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.
(7)	As of December 31, 2009, none of our directors or executive officers had pledged any such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Corning’s directors and certain of its officers to file reports of their ownership of Corning Common Stock and of changes in such ownership with the SEC and the New York Stock Exchange. Regulations also require Corning to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

To Corning’s knowledge, based solely on its review of the copies of such reports furnished to Corning and written representations from certain reporting persons, we believe that all of our officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2009.

Compensation Risk Analysis

Corning does not utilize compensation policies or practices creating risks that are reasonably likely to have a material adverse effect on the Company. The following “Compensation Discussion and Analysis” section describes generally our compensation policies and practices that are applicable for executive and management employees. Corning uses common variable compensation designs across all of its business units and divisions, with a significant focus on corporate and business financial performance as generally described in this Proxy Statement.

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors (the “Committee”), composed entirely of outside directors, is responsible to the Board of Directors and our shareholders for executive compensation at Corning (“we”, “us”, “Corning” or the “Company”). The Committee sets the principles guiding the Company’s compensation philosophy, reviews and approves executive compensation levels (including cash compensation, equity incentives, benefits and perquisites for executive officers) and reports its actions to the Board of Directors for review and, as necessary, approval.

This Compensation Discussion and Analysis (“CD&A”) describes:

•	how and why the Committee establishes executive compensation at Corning;

•	the objectives of the various compensation programs;

•	how performance metrics are selected and evaluated for the various performance-based variable compensation programs; and

•	the actual results of 2009 performance.

After an “Executive Summary of 2009 Performance and Results” and a short introduction entitled “Setting the Context For Compensation Philosophy”, this CD&A has been prepared in a Question and Answer format in order to more easily address the following key questions:

1.	What are the philosophy and objectives behind the Company’s compensation programs?

2.	What are the elements of compensation?

3.	Why does the Company choose to pay each element?

4.	How does each element of compensation fit into the Company’s overall compensation objectives and affect the other elements?

5.	What is the compensation program designed to reward?

6.	How does the Company determine the amount (and when applicable, the formula) for each element?

7.	Are there any anticipated changes in compensation practices that the Company intends to implement?

8.	What are the Company’s stock option grant practices?

Executive Summary of 2009 Performance and Results

2009 began with significant uncertainty due to the global financial crisis and recession that started in 2008, and the rapid fall-off in demand across most Corning businesses that occurred in late 2008. This had a significant impact on Corning’s goal setting process for 2009 (described further under Performance Metrics below). As indicated in last year’s CD&A, Corning’s 2008 financial performance and compensation plan payouts were significantly and negatively affected. Corning implemented successful cost reduction and restructuring activities in the face of a global recession. In addition, recovering business volumes resulted in Corning’s steady improvement of 2009 performance compared to the fourth quarter of 2008 and full year 2009 performance was significantly stronger than the budget targets established for the year. This improved performance was also reflected in the recovery of Corning’s stock price from $9.53 on December 31, 2008 to $19.31 on December 31, 2009.

2009 financial results were significantly above the target objectives established for Corning’s 2009 cash bonus plan (Performance Incentive Plan) and long-term incentive plan (performance share units under the Corporate Performance Plan). Incentive compensation, based solely on corporate performance, represents 81% to 88% of the total direct compensation of each Named Executive Officer. As a result of the strong financial performance, compared to the goals established, actual compensation earned by the Named Executive Officers for 2009 was above the target compensation opportunities established for each Named Executive Officer at the start of the year. This result is consistent with the intent and design of the Company’s variable pay programs, which link actual pay directly to improved financial results, and result in significantly reduced compensation in years in which financial results do not meet expectations (as in 2008).

Recapping 2009 Actual Performance:  The annual cash bonus under the 2009 Performance Incentive Plan (with a 0% to 200% of target opportunity) paid out at 170% (compared to 25% in 2008) of each Named Executive Officer’s target opportunity, the 2009 GoalSharing Plan (with a 0% to 10% of base salary opportunity) paid out at 7.16% (compared to 4.28% in 2008) of each Named Executive Officer’s base salary, and the number of performance share units earned under the 2009 Corporate Performance Plan (with a 0% to 150% opportunity) were based on 143% (compared to 16% in 2008) of each Named Executive Officer’s target opportunity. Performance share units earned for 2009 performance remain restricted until they vest on February 1, 2012. The actual value derived by the executive from these shares will depend on the stock price in effect on that vesting date and could be more or less than the target values indicated in the table below. Further details regarding 2009 performance can be found under “Performance Metrics” in question #4 below.

In establishing pay for the 2009 performance year, the Committee approved the targeted total pay for each of the Named Executive Officers as follows:

Named Executive Officer	Base Salary	Cash Bonus Opportunity (at Target)	Target Value of Performance Share Units	Target Fair Value of Stock Options	Total Direct Compensation (at Target)
Wendell P. Weeks	$1,030,000	$1,081,500	$3,000,000	$3,000,000	$8,111,500
Peter F. Volanakis	868,000	781,200	2,000,000	2,000,000	5,649,200
James B. Flaws	821,000	697,850	1,400,000	1,400,000	4,318,850
Joseph A. Miller, Jr.	610,000	488,000	1,150,000	1,150,000	3,398,000
Kirk P. Gregg	578,000	462,400	1,000,000	1,000,000	3,040,400

The target compensation amounts for 2009 shown above are unchanged from 2008 as the Company froze the base salaries and total compensation amounts of the Named Executive Officers as part of its overall restructuring activities in 2009. The total direct compensation figures for 2009 indicated above are the most significant compensation elements that the Committee looked at as it sought to position (and order) the compensation for each Named Executive Officer in 2009. As described below, Base Salary is the only guaranteed component of the total pay package. Other compensation elements (e.g., cash bonus, performance share units and stock options) are variable and are earned only if the corporate financial performance goals for the year are met and, in the case of stock options, have value only if the stock price increases. While 2008 compensation awards earned were significantly below target (75% to 80% below target) due to poor financial performance compared to the goals established, in 2009, actual financial performance valued at the year-end stock price of $19.31 will result in variable compensation awards earned that are significantly above the target amounts indicated above.

While the estimated fair values of stock options are indicated in the target compensation table above, the actual value that an executive may derive in the future from the exercise of these stock options, if any, cannot be accurately estimated and could be more or less than the indicated fair value.

Our incentive compensation is designed to pay for performance. In 2009, the estimated actual compensation earned by the Named Executive Officers, based on the Company’s 2009 financial performance (using the December 31, 2009 NYSE closing price of $19.31 to value the restricted stock units and assuming a year-end value of $0 for underwater stock options), was up 139% to 155% for the year compared to the target compensation noted above. Estimated actual compensation earned by the Named Executive Officers for 2008 financial performance (using the December 31, 2008 NYSE closing price of $9.53 to value the performance shares and assuming a year-end value of $0 for underwater stock options) was down 75% to 80% for the year compared to the target compensation. In 2007, estimated actual compensation earned for 2007 financial performance (using the December 31, 2007 NYSE closing price of $23.99 to value the performance shares and assuming a year-end value of $0 for underwater stock options) was up 12% to 15% for the year compared to the target compensation. The variability in Corning’s pay for performance programs, as described in this “Compensation Discussion and Analysis,” is based on two primary factors: 1) actual corporate performance compared to the financial metrics established each year, and 2) the change in Corning’s stock price in valuing Corning’s equity incentive compensation.

Setting the Context for Compensation Philosophy

We believe that setting the context for compensation philosophy is critical to understanding how executive compensation is designed and administered at Corning. As used in this CD&A:

•	The “Named Executive Officers” are the five officers of the Company listed in this proxy.

•	The “Officer Group” is a group of approximately 50 corporate officers, assistant officers and other senior executives. All of the Named Executive Officers are part of the Officer Group.

•

The “Executive Group” is a group of approximately the top 200 employees (in terms of responsibility and pay) in the Company. All of the Named Executive Officers and members of the Officer Group are members of the Executive Group.

•

Institutional Heritage and Strategic Framework:  Corning is one of a handful of U.S. companies that has been in existence for over 150 years. We believe that our heritage and long-term success are due to our approach regarding the management and development of our key resource: our people. In addition, our strength in technology and process innovation is and will continue to be vital to our growth. Management and our Board of Directors have agreed to a Strategic Framework, supported by Annual Operating Priorities that set the management operating agenda each year.

•	Strategic Framework: The Strategic Framework is based on two key principles:

•	Growth through global innovation; and

•	Financial stability and balance in order to successfully manage the inherent volatility of growing through innovation.

Corning frequently has long development cycles for major new technology innovations. Often, it can take 10 to 20 years of development before new technology becomes a major operating business (such as optical fiber for telecommunications and glass substrates for liquid crystal displays). Patient investment over many years, team continuity, and a collaborative culture of teamwork across varied businesses are critical to our long-term success.

Our historical and ongoing investments in research development and engineering demonstrate our commitment to innovation and the creation of long-term value by bringing new ideas to market, sometimes far into the future. This means that our management must constantly balance near-term results with long-term success, to protect the heritage of our 158 year-old institution while continuing to build long-term value through innovation.

•	Annual Operating Priorities: The Annual Operating Priorities define the key annual objectives to achieve our plan. In 2009, the priorities were again:

•	Protect financial health;

•	Improve profitability;

•	Invest in the future; and

•	Live our values.

These annual objectives are measured and monitored by looking at performance metrics (such as adjusted net profit after taxes), financial stability metrics (such as cashflow and investment grade ratings) and progress towards advancing the innovation portfolio and achieving other key milestones.

1. What are the philosophy and objectives behind the Company’s compensation programs?

Executive Compensation Philosophy—General Objectives

The goal of the Company’s compensation program is to provide competitive and motivational compensation to ensure our success in attracting, developing and retaining our key executive, managerial and technical talent. Having and retaining the right talent is critical to supporting and achieving our Annual Operating Priorities.

The Committee believes that most of a senior executive’s total compensation package should be based on objective measures of performance.

•

For the Named Executive Officers, this means that their variable compensation opportunities are based solely on corporate financial performance objectives, i.e., we pay our Named Executive Officers for performance.

•

For the other members of the Executive Group, this means that their variable compensation opportunities are based on objectives at the individual, business unit and corporate (i.e., company-wide) levels.

Compensation Strategy—Key Principles

The Committee’s basic strategic compensation principles are as follows:

•

Provide a Competitive Base Salary:  The Committee does not believe that all of a Named Executive Officer’s annual compensation should be at risk. As a result, the Company pays a competitive base salary to each Named Executive Officer. For the CEO, base salary is established around the median of the market of the various executive compensation surveys that the Committee reviews (discussed below). As explained further herein, internal equity compared to the CEO for the non-CEO Named Executive Officers is a more important consideration in establishing a base salary for these individuals than the external market. Refer to “How Corning Uses Executive Compensation Surveys” below. As a result of deliberately positioning these base salaries closer to that of the CEO than do many other companies, the base salaries of the non-CEO Named Executive Officers are positioned within the top quartile when reference is made to the various executive compensation surveys.

•

Variable Compensation Should Relate to Performance:  Executive compensation should reward performance and contribution to both short-term and long-term financial performance and shareholder value. The corporate financial performance metrics utilized in 2009 for Company incentive plans (discussed in greater detail under “Performance Metrics” in question 4 of this CD&A) are adjusted Net Profit After Tax (“Adjusted NPAT”, adjusted Earnings Per Share (“Adjusted EPS”) and adjusted Operating Cashflow (“Adjusted Operating Cashflow”). The annual cash bonus opportunities for the Named Executive Officers are based solely on corporate financial performance with no individual objectives used to calculate the variable compensation awards earned for these individuals and the potential cash bonus and performance share unit awards are capped at 200% of target and 150% of target respectively for each Named Executive Officer.

•

Team-Based Management Approach:  Given the importance of understanding Corning’s technology and innovation and the large capital investments that have led to Corning’s historical success, Corning uses a team-based management approach, so individual factors such as: an executive’s role in the Company; professional experience; sustained performance; ability to take on additional responsibility; unique skills; and ability to meet strategic and financial objectives are important characteristics that result in an executive becoming a Named Executive Officer. However, once an executive reaches the Named Executive Officer level, corporate financial performance, not individual performance, is the key factor in determining the Named Executive Officer’s actual compensation paid under the various performance-based plans. Once at the Named Executive Officer level, the Committee—and, the CEO, with respect to the other Named Executive Officers—use its subjective judgment of the Named Executive Officer’s individual performance to determine, among other things, whether the Named Executive Officer should: remain in his current role, assume additional responsibility, or receive a base salary increase. The Committee does not establish personal objectives for the CEO or other Named Executive Officers.

•

Incentive Compensation Should be a Greater Part of Total Compensation For More Senior Positions:  As our employees assume more responsibilities and have greater opportunity to enhance Company performance and shareholder value, an increasing share of their total compensation package will be derived from variable incentive compensation (both long-term and short-term) which is contingent on achieving objectives producing improvement in business and/or corporate performance.

•

The Interests of Our Executive Group Should be Aligned with Shareholders:  Through the use of stock option and performance share grants, as well as stock ownership guidelines, we align the long-term interests of our Executive Group with those of our shareholders. We balance the use of performance share units earned only when certain corporate financial performance goals are met with the use of stock options, which derive their value from an improvement in our share price. We also believe stock ownership fosters commitment to long-term shareholder value and aligns the interests of our Executive Group with those of our shareholders. While Corning’s Named Executive Officers have had significant holdings of Corning stock for many years, in 2007, the Committee formally approved executive stock ownership guidelines for Corning’s Named Executive Officers to ensure that such executives retain meaningful ownership of Corning stock (discussed under “Additional Information” on page 44 of this CD&A).

Even with a significantly reduced stock price of $13.27 when the review was conducted in 2009, each of the Named Executive Officers held Corning stock, or had deferred compensation accounts with values based on the value of Corning stock, that exceeded these ownership guidelines. The next annual review will occur in April 2010.

We have established a policy that no member of the Officer Group or director may sell or buy publicly traded options on Corning securities, or trade in any Corning stock derivatives. Additionally, these individuals may not engage in transactions in which he or she may profit from short-term speculative swings in the value of Corning stock utilizing “short sales” or “put” or “call” options.

How Corning Uses Executive Compensation Surveys

The Committee references executive compensation surveys as it seeks to position the CEO’s total target pay around the median of the market. However, in establishing the pay for the non-CEO Named Executive Officers, the Committee does not seek to establish or target the pay of these individuals to any specific survey or benchmark level. Instead, the Committee uses its judgment to establish the total pay of these individuals in comparison to the CEO. This is done for the following reasons:

•

CEO Target Direct Compensation Should Be Competitive with the External Market:  Our goals for CEO pay are to be fair (to our CEO, our employees and our shareholders) and competitive. For Corning, a competitive CEO pay package means a targeted pay package that can be referenced to the external market and would fall solidly in the middle-range of those CEO surveys. The Committee seeks to ensure that the CEO is paid competitively by positioning the CEO’s target total direct compensation (base salary + target cash bonuses + target long-term incentives) around the median of the market. With about 88% of the CEO’s total pay package consisting of variable compensation opportunities, actual corporate financial performance will determine how far above or below the median the CEO’s actual compensation will be in any given year.

•

Compensation Should Encourage a Team-based Approach to Management:  Given the experience and skills of the current non-CEO Named Executive Officers, the target total direct compensation (base salary + target cash bonuses + target long-term incentives) for the non-CEO Named Executive Officers is deliberately positioned closer to that of the CEO than at many other companies. The Committee believes this fosters the collaborative culture and decision-sharing approach of our senior management team. As a result, the target total direct compensation for the non-CEO Named Executive Officers is generally in the “Top Quartile” of the executive survey sources referenced by the Committee. The Committee believes this positioning is appropriate based upon the experience, skills, collaborative leadership style and performance of our current Named Executive Officers. Actual corporate performance will determine how far above or below target each non-CEO Named Executive Officer’s actual compensation will be in any given year.

•

Internal Pay Equity (described above) is a More Important Consideration Than External Benchmarks:  Given our diversified businesses, the history of unique innovations behind our product offerings, and the global nature of our operations, we lack any pure peer companies against which the Committee is able to benchmark. As a result, external survey data cannot take the place of sound business judgment based on specific knowledge of Corning and its leaders. Part of Corning’s success is derived from its investments in several equity companies. For example, Corning’s share of the revenues from these equity companies (approximately $5.0 billion in 2009) is not consolidated into Corning’s net sales. However, Corning’s share of the equity earnings from these companies is included in Corning’s net income. Net income from the equity companies is as critical to Corning’s long-term success as the net income from Corning’s wholly-owned companies. Thus, net sales alone do not completely reflect the size and complexity of Corning when compared to other companies. We look at general compensation surveys and proxy data from companies in a variety of manufacturing and service industries that are similar in size or have similar financial characteristics to Corning (the “Comparator Companies” found below). However, the information gleaned from these surveys and proxy data is used only as a reference point in the Committee’s determination of establishing the targeted total pay of the Named Executive Officers. Such data is not used as a specific benchmark or to target a specific percentile of the market in establishing our non-CEO Named Executive Officer’s compensation.

Comparator Companies for 2010 Compensation Review Conducted in December 2009

The Comparator Companies used to establish 2009 compensation were reviewed by the Committee in December 2008 and can be found in Corning’s prior year CD&A. The latest information reviewed by the Committee in December 2009 was based on proxy data filed with calendar year-end 2008 or fiscal year-ends in early 2009 and was used to establish target pay levels for 2010 and is indicated below:

AGILENT TECHNOLOGIES INC.	MATTEL INC.
AIR PRODUCTS & CHEMICALS INC.	MICRON TECHNOLOGY INC.
ALCON INC.	OWENS ILLINOIS INC.
AUTOMATIC DATA PROCESSING INC.	PARKER HANNIFIN CORP.
BECTON DICKINSON & CO.	PRECISION CASTPARTS CORP.
BOSTON SCIENTIFIC CORP.	QUEST DIAGNOSTICS INC.
CADBURY PUBLIC LTD.	ROCKWELL AUTOMATION INC.
COVIDIEN LTD.	SEAGATE TECHNOLOGY
DOVER CORP.	SHERWIN WILLIAMS CO.
ECOLAB INC.	STRYKER CORP.
EMBARQ CORP.	SYMANTEC CORP.
GOODRICH CORP.	THERMO FISHER SCIENTIFIC INC.
H. J. HEINZ COMPANY	WESTERN DIGITAL CORP.
LABORATORY CORP. OF AMERICA	WEYERHAEUSER CO.

Company	Revenues ($MMs)	Net Income ($MMs)	Total Assets ($MMs)	Fiscal Year-End Market Cap ($MMs)	Number of Full- Time Employees
50th Percentile	$7,351.2	$652.9	$7,944.7	$8,056.3	27,250
75th Percentile	$9,101.6	$1,001.1	$12,786.0	$14,273.5	36,300
90th Percentile	$10,196.4	$1,201.9	$18,041.5	$21,649.6	46,294
MINIMUM	$4,505.2	$(6,728.9)	$4,415.8	$3,238.3	15,400
MAXIMUM	$10,498.0	$2,046.5	$27,139.0	$48,538.7	54,744

Focus Company
CORNING - 2008	$5,948.0	$5,257.0	$19,256.0	$15,333.7	27,000
CORNING - 2009	$5,395.0	$2,008.0	$21,295.0	$31,224.2	23,500

Notes to Comparator Companies Table

The Company currently participates in and uses three general executive compensation surveys for its Executive Group positions:

•	Mercer S&P 500 Executive Survey;

•	Towers Watson Executive Survey; and

•	Radford (Aon) Executive Survey.

In addition to the three general surveys, we also use proxy data obtained from service providers, such as Equilar, Inc., to review the actual compensation levels named executive officers at the Comparator Companies listed above.

In developing the list of Comparator Companies for the December 2009 Committee review of compensation, the Company identified publicly traded manufacturing and service companies that met the following general screening criteria:

•	revenues in the range of $4 billion to $10.5 billion and median revenues of approximately $7.35 billion;

•	more than 15,000 employees; and

•	market capitalization above $6 billion.

In arriving at the list of twenty-eight companies above we excluded all companies in industries markedly different from Corning such as banking, financial services, airlines, railroads and retail.

Role of the Compensation Committee

The role and responsibilities of the Committee are defined in the Committee Charter (refer to Appendix E attached to this proxy statement and summarized on page 15 of this proxy statement). The Committee is responsible for interpreting Corning’s executive compensation plans and programs. In the event of any questions or disputes, the Committee may use its judgment and/or discretion to make final administrative decisions regarding these plans and programs.

It is our practice that any and all compensation decisions affecting the Officer Group must be reviewed and approved by the Committee. In addition, each year the Committee engages an independent outside executive compensation consultant to comment on and/or conduct a review of items such as the following:

•	the Company’s executive compensation policies, practices and designs, to determine if changes should be considered or made for these programs;

•	the mix of pay and targeted total compensation levels established for the Executive Group (with some reference to external benchmarks); and

•	developing market trends.

The Committee selected an executive compensation expert from Hewitt Associates as its independent consultant. This selection was made without the input or influence of management. The Company paid Hewitt Associates approximately $20,500 for the services of the independent consultant during 2009.

During 2009, Hewitt Associates, as a firm, provided other human resource services to the Company, but the Hewitt executive compensation expert does not provide any other services to the Company. In addition to the amount paid to the independent consultant in 2009, Corning paid Hewitt approximately $261,000 for assistance in designing and implementing leadership development curriculums for Corning employees in China and Europe.

Corning’s Human Resources organization works with many global service providers and we do not believe that limited services provided by separate groups within Hewitt Associates, on discreet non-recurring projects for the benefit of Corning’s general employee population, affect the independent advice that the Committee receives from its consultant related to executive compensation. The decision to engage Hewitt for these non-executive compensation services was made by Corning’s Human Resources managers in China and Europe, and the decision to engage Hewitt was reviewed and approved by the Compensation Committee.

The Company has a practice that any new work started with Hewitt Associates must be reviewed and approved by the Compensation Committee in advance.

Role of Executive Management in the Executive Compensation Process

Corning’s annual goals are set at the conclusion of the budget process each year. In June of each year, Corning’s senior management reviews all of the long-range plans of each business unit as well as a consolidation of those plans into the long-range plan for the Company. Preliminary goals are set for the next year’s plan based on management’s judgment after considering the risks and variability embedded in the underlying business unit plans, economic trends related to the businesses and the overall economy, anticipated plan performance versus our strategic financial performance goals and external expectations for our performance.

Each year in November, Corning’s senior management reviews the annual budget submitted for each business against the preliminary goals set earlier in the year and sets the overall budget for the Company for the following year. That budget is presented to the Board of Directors for its review and also the approval of the capital spending plan. Following the process below, the Committee receives management’s recommendations for the compensation plan performance metrics and sets the final targets for the year.

Corning’s Senior Vice President (“SVP”), Global Compensation and Benefits, working closely with other members of Corning’s Human Resources, Legal and Finance departments, is responsible for designing and implementing executive compensation.

The SVP, Global Compensation and Benefits discusses with the Committee significant proposals or topics impacting executive compensation at the Company. Our Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer may make suggestions to the SVP, Global Compensation and Benefits regarding agenda topics for Committee meetings. However, the Named Executive Officers do not recommend or suggest individual compensation actions that benefit them personally. The Committee also engages an independent compensation consultant to review and assess the recommended compensation plans, targeted total compensation and range of possible compensation opportunities based on actual performance for each of the Named Executive Officers. This consultant attends the Committee’s December meeting (at which total target compensation for all executives are reviewed and approved for the coming year) and provides feedback and advice to the Committee before the compensation proposals for the Named Executive Officers are reviewed and approved. This consultant also attended the October 2009 Committee meeting when a proposal to change Corning’s long-term incentive plan design for 2010 (discussed further under question 7 of this CD&A) was reviewed and discussed.

Using the Company’s strategic compensation principles, and based on direction from the Committee (and the CEO, regarding compensation for the other Named Executive Officers), the SVP, Global Compensation and Benefits formulates each element of the targeted total compensation recommendations for all of the Named Executive Officers. The SVP, Global Compensation and Benefits reviews the recommendations for each of the non-CEO Named Executive Officers with the CEO. The CEO may propose any adjustments he thinks appropriate prior to submission to the Committee. The recommendation for the CEO’s compensation is not discussed or reviewed with the CEO prior to the Committee’s review and the CEO is not present when the SVP, Global Compensation and Benefits reviews the CEO compensation recommendation with the Committee. The Committee solicits input from Hewitt’s executive compensation expert and may make adjustments to the recommendation for any Named Executive Officer before giving its approval.

Committee members review and have the ability to adjust the proposals, as they deem appropriate in their sole discretion, before approving and presenting final recommendations to the Board of Directors for review and, as necessary, approval. For example, any changes to the targeted total compensation affecting the Executive Group or any significant changes in plan design or features are reviewed before the Committee meeting with one or more members of the Committee. After adjusting for any comments from Committee members, the proposed compensation actions are reviewed, discussed and approved by the Committee before being reported to the Board of Directors.

The CEO and Chief Administrative Officer are invited to attend Committee meetings, although they leave the room during discussions and deliberations of individual compensation actions affecting them personally. The Chief Financial Officer has only attended the annual Committee meeting to review the CD&A; he is provided with a copy of the Committee meeting materials that are mailed in advance to all Committee members as well as a copy of the minutes prepared after the meeting.

2.  What are the elements of compensation?

3.  Why does the Company choose to pay each element? and

4. How	does each element of compensation fit into the Company’s overall compensation objectives and affect the other elements?

Different elements of the total pay package serve different objectives. A competitive base salary and benefits package is critical to attract and retain employees by providing them with a stable source of income and security over time. Annual cash bonuses that are variable and based on performance are designed to motivate and reward the Named Executive Officers (as well as other eligible employees) for making a positive impact in improving the Company’s Adjusted NPAT. Long-term incentives, which also are variable, are linked directly to improvements in the Company’s overall financial performance and/or shareholder returns. By issuing equity as compensation (performance share units and stock options), the interests of our Named Executive Officers and other employees are aligned with those of our shareholders.

In developing annual cash bonus plans and grants of equity compensation, the Committee looks to deliver a market-competitive pay package each year, assuming the Company achieves its financial objectives. Historically, we have had both poor performance years (such as 2008) with low or no bonus payments and stock options that never realized any value, as well as strong performance years (such as 2009) with above target bonus payouts and opportunities for wealth accumulation through equity incentives. Given the volatility inherent in Corning’s business model of growing through innovation, the Committee does not believe it is appropriate to consider an executive’s existing stock holdings or past compensation in establishing competitive pay levels for the coming year.

For the Named Executive Officers, more than 80% of the annual targeted total direct compensation package is variable pay (both annual cash bonus and long-term incentives) which is based on financial performance and shareholder returns. The specific elements of the total compensation package for the Named Executive Officers are described below.

Executive Compensation Program Design—Mix of Pay

The elements of our executive compensation program are:

•	Base salary;

•	Annual cash bonuses (the two cash bonus plans are referred to as the “Performance Incentive Plan” and “GoalSharing”);

•	The “Corporate Performance Plan” which consists of performance share units linked to corporate financial performance and stock options;

•	Limited grants of time-based restricted stock to meet specific needs; and

•	Employee benefits and perquisites.

Each element of the executive compensation program is important.

Direct Compensation

Base Salary:  We pay a competitive base salary because the Committee does not believe that an executive’s entire compensation package should be at risk. As a result of a suspension of annual salary reviews for global salaried employees in 2009, no adjustments were made to the base salaries of the Named Executive Officers for 2009.

Performance Incentive Plan (PIP):  The Performance Incentive Plan is used to ensure that the Company’s Named Executive Officers and other eligible employees have the opportunity to receive variable cash awards based on the Company’s actual performance. Bonuses will be higher than target when the Company does well compared to the established targets and, bonuses will not be paid when the Company and/or individual fail to achieve the minimum targets established for the plan. For the Named Executive Officers, receipt of any cash bonus under the PIP is based solely on corporate financial performance. Each year, the Committee reviews and approves an annual cash bonus target for each member of the Executive Group (as a percentage of the executive’s base salary) under the Company’s Performance Incentive Plan. The annual bonus targets for the Named Executive Officers in 2009 range from 75% to 100% of the Named Executive Officer’s base salary (refer to footnote (3) to the Summary Compensation Table). These bonus targets were not adjusted or changed in 2009. The Named Executive Officers may earn from 0% to 200% of their individual bonus target depending on actual corporate financial performance. For additional discussion of corporate financial performance, please see “Performance Metrics” below. Amounts earned under this plan are combined with the GoalSharing bonus (described below) and reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

The individual Named Executive Officer’s cash bonus targets are determined by looking at (1) external equity by referring to the total cash opportunities in various external executive compensation surveys for the CEO and (2) internal equity compared to the CEO and each other within the Company for the non-CEO Named Executive Officers based on a subjective determination that considers factors such as the position, scope of responsibility, experience, skills and sustained results the executive delivers over time.

Performance Metrics

Under the Performance Incentive Plan in 2009, Adjusted NPAT is the financial metric used to determine the annual cash bonuses for the Named Executive Officers. The adjustments made to reported earnings in order to determine Adjusted NPAT for 2009 were approved by the Committee in advance and were similar to the adjustments in recent years. These adjustments are made in order to eliminate the potential windfall or penalty for non-recurring (and often non-cash) charges and gains. This allows the employees and executives of the Company to focus on improving operational performance while taking appropriate special actions whenever necessary to benefit the Company and its shareholders.

For example, based upon the Committee’s review and approval at the beginning of the year, the following special items were to be excluded from the net profit, after taxes, to determine the Adjusted NPAT calculation for 2009:

•	One-time charges from financing activities (e.g., issuances or retirement of debt or equity);

•	Gains/losses on debt buybacks or other extraordinary gains/losses;

•	Impact from discontinued operations;

•	Restructuring or impairment charges and credits considered a “special item” for external reporting purposes;

•	Bankruptcy-related charges at Dow Corning;

•	Impact of any proposed asbestos settlement that causes a variance from budget;

•	Impact of required accounting changes that cause a variance from budget;

•	Other non-operating gains and losses considered a “special item” for external reporting purposes;

•	Impact of fluctuations in foreign exchange rates for the Japanese Yen outside a range of 97 to 113 Yen per U.S. dollar; and

•	New in 2009, impact of fluctuations in foreign exchange rates for the Korean Won outside a range of 1301 to 1551 Won per U.S. dollar.

In late 2008 and 2009, the Company implemented significant restructuring actions in response to the global financial crisis and global recession that impacted Corning’s operations. As noted above, restructuring charges are a pre-approved adjustment to actual reported NPAT to allow the employees and executives of the Company to focus on improving operational performance while taking appropriate special actions whenever necessary to benefit the Company and its shareholders.

As a result of these adjustments in 2009, Corning’s Adjusted NPAT of $2,061 million was $53 million higher than Corning’s reported GAAP Net Income of $2,008 million and the Company’s Adjusted Operating Cashflow of $2,029 million was $48 million lower than the Company’s GAAP Operating Cashflow of $2,077 million.

Given the great uncertainty in accurately forecasting the impact of the global recession in early 2009 on Corning’s operations, the range of 2009 Performance Incentive Plan goals were established with the following considerations:

•

Minimum goal (0%) established by applying judgment based on both the 2008 actual results and the 2009 budget. This level was established by annualizing Corning’s fourth quarter of 2008 run rate. If Adjusted NPAT did not exceed this goal in 2009, the Named Executive Officers would receive nothing (0%) under the Performance Incentive Plan.

•

Target goal (100%) established at 2009 budget for Adjusted NPAT. The adjusted budget number for 2009 was established as an 82.8% (or $669 million) improvement over the minimum goal. If Adjusted NPAT met this goal for 2009, the Named Executive Officers would receive 100% of their target awards under the Performance Incentive Plan.

•

Maximum goal (200% of target) established at a further 45.3% (or $669 million) improvement to the target goal for 2009. If Adjusted NPAT met or exceeded this goal for 2009, the Named Executive Officers would receive 200% of their targets award under the Performance Incentive Plan.

•

In addition, a very wide “flat spot” was utilized in establishing Adjusted NPAT goals at the 90% and 110% of target opportunities. While a “flat spot” concept has been used by the Company for many years, the width of the “flat spot” in 2009 was widened significantly in order to alleviate any unintended shortfalls or windfalls in actual bonus payouts to plan participants due solely to the tremendous uncertainty in establishing a budget and accurately forecasting expected 2009 results in early 2009. Both the Company and the Committee felt that establishing actual goals at the start of the year and utilizing this wider “flat spot” concept was preferable to waiting until later in the year to establish financial goals and/or allowing Committee discretion to determine 2009 bonus payouts, after the fact, based on actual results. In this way, plan participants had goals to focus on and knew what was expected of them to improve Company performance throughout 2009.

The actual scale of Adjusted NPAT used in 2009 was as follows. The “flat spot” concept can be seen in the following chart for payout goals between 90% and 110% of target. For example, a significant change of $389 million in Adjusted NPAT (26% above and below the established Adjusted NPAT target) would result in relatively small bonus payout adjustments of only 10% above or 10% below the 2009 target bonus awards.

	Adjusted NPAT (in millions)	Performance Incentive Plan Payout
	$2,146	200%
	$2,006	150%
	$1,866	110%
TARGET	$1,477	100%
	$1,088	90%
	$948	50%
	$808	0%

For 2009, the 100% goal was not an improvement in operating performance compared to actual 2008 results, but it was an improvement compared to the budget plan established for 2008. Actual Adjusted NPAT for 2009 of $2,061 million significantly exceeded target expectations with actual results achieved at 170% of target.

•

GoalSharing Plan:  Almost all of our global hourly and salaried employees are eligible to participate in an annual GoalSharing Plan. This variable pay plan generally provides eligible employees an opportunity to earn from 0% to 10% of their annual base salary, based on the actual achievement of specified business performance objectives established annually for these plans. This common program design provides an incentive for driving continuous improvement across all of our businesses and functions by motivating all employees to achieve the business objectives that support the Annual Operating Priorities and reinforces our team-based culture.

Our Named Executive Officers are also eligible for awards of 0% to 10% of base salary under the GoalSharing Plan. The Named Executive Officers receive cash bonuses equal to the weighted average percentage of all plan payout percentages (the maximum payout being 10%) earned by employees under the GoalSharing plans multiplied by the Named Executive Officer’s base salary. The corporate average payout for 2009 was 7.16%. Amounts earned under this plan are reported along with the Performance Incentive Plan bonus in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

•

Corporate Performance Plan:  We award long-term incentives annually to the Executive Group under our Corporate Performance Plan at the December Committee meeting. These awards represent the largest component of the total pay package for the Named Executive Officers. For the 2009 performance year, we used a mix of performance share units, linked solely to corporate financial performance (refer to “Performance Metrics” in question 5 of this CD&A), and stock options to reward and encourage long-term performance. For the 2010 performance year, the plan design was changed (discussed further in question 7 of this CD&A) to a mix of cash performance units, stock options and time-based restricted stock units.

Under the Corporate Performance Plan in 2009, approximately 50% of the total targeted value of long-term incentives was awarded through performance share units. The targeted long-term incentive value for the CEO is determined by applying Committee judgment after referring to the median target total direct compensation (base salary + target bonuses + target long-term incentives) of the various executive compensation surveys we look at and subtracting our CEO’s base salary and target bonuses from that total. Targeted long-term incentive values for the non-CEO Named Executive Officers are then established by using judgment to establish the desired internal pay equity in comparison to the CEO, subject to the Company achieving the required targeted financial performance. The remaining 50% of the targeted value was awarded by the grant of stock options. We believe that the balance of performance share units and stock options support the goals of improving financial performance (e.g., earnings and cashflow), as well as achieving long-term improvements in shareholder value. Each executive may ultimately earn more or less than the initial target value depending on (1) the actual corporate financial performance and (2) the change in stock price between the date of grant and (a) the date the performance share unit award vests or (b) the stock option vests and the executive exercises the stock option.

Awards of performance share units may range from 0% to 150% of the target award provided to each executive based on the Company’s actual annual results compared to the predetermined annual financial goals set by the Committee. Given the high level of uncertainty associated with growing through innovation and the volatility of the markets we operate in, we have difficulty in setting multiple year goals in advance. As a result, we use a one-year performance period for calculating the number of performance share units that can be earned under the Corporate Performance Plan. After the one-year performance period, shares earned are subject to a two-year vesting period and are subject to stock price fluctuations during that time. This two-year vesting period assists the Company in retaining its critical talent, since the performance share units are subject to forfeiture provisions during the vesting period (except for termination of employment resulting from situations such as death, disability or retirement).

•

Performance Share Awards (2009):  For the 2009 performance year, performance share unit awards under the Corporate Performance Plan were based upon two equally weighted goals: (1) Adjusted EPS and (2) Adjusted Operating Cashflow. Adjusted EPS is earnings per share excluding the special items discussed above for Adjusted NPAT. Although many adjustments tend to be non-cash items, Adjusted Operating Cashflow excludes special items that impact operating cashflow. The minimum, target, and maximum levels for Adjusted EPS and Adjusted Operating Cashflow for the 2009 Corporate Performance Plan were as follows:

	Adjusted EPS	Performance Shares Payout	Adjusted Operating Cashflow (in millions)
	$1.38	150%	$1,500
TARGET	$0.95	100%	$1,288
	$0.52	0%	$1,000

Two goals were selected because it is important to the long-term success of the Company to focus attention on generating cash, in addition to improving Adjusted EPS. Both the Company and the Committee believe that these metrics are appropriate for motivating and rewarding behavior that leads to improvement in operating performance and focuses on the Company’s total results.

Actual results for 2009, at $1.314 of Adjusted EPS (136% of target) and $2.029 million of Adjusted Operating Cashflow (150% of target), were significantly above target expectations under the Plan. As a result, 143% of the target share units were earned for 2009 performance.

•

Cash Performance Unit Awards (2010):  Starting with the 2010 performance year, performance share unit awards under the Corporate Performance Plan were replaced with performance cash units. The rationale for this change is discussed further under question 7 of this CD&A. The target cash unit award for 2010 was approved in December 2009 and is thus included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2009. Refer to footnote (1) of the Summary Compensation Table.

Awards of performance cash units will be based on the same basic plan design features used with prior performance share and performance share unit plans:

•	One-year performance period;

•

Cash units earned for 2010 performance will be further restricted until February 1, 2013 and will be subject to forfeiture restrictions during the vesting period (except for termination of employment resulting from situations such as death, disability or retirement);

•

Payout opportunities on the cash unit award may range from 0% to 150% of the target award provided to each executive based on the Company’s actual annual results compared to the predetermined annual financial goals set by the Committee.

•

Employee Benefits:  Our Named Executive Officers are eligible for the same employee benefit plans in which all other eligible U.S. salaried employees participate. These plans include medical, dental, life insurance, disability and qualified defined benefit and defined contribution retirement plans. We also maintain nonqualified defined benefit and defined contribution retirement plans with the same general plan features and benefits as our qualified retirement plans for all U.S. salaried employees affected by tax law compensation, contribution and/or deduction limits. Corning does not fund these nonqualified plans, so these accounts are held as unsecured liabilities of the Company.

•

Perquisites and Other Benefits:  In addition to the standard benefits available to all eligible U.S. salaried employees, the Named Executive Officers are eligible for the following additional perquisites and other benefits:

•

Executive Supplemental Pension Plan (“ESPP”)—We maintain a nonqualified executive supplemental pension plan for approximately 30 active members of the Officer Group including all of the Named Executive Officers. The Committee does not engage in a wealth creation analysis, and long-term incentives do not impact these retirement benefits. For additional details of the benefits and plan features of the ESPP, please refer to the section entitled “Retirement Plans” in this proxy statement.

We maintain an ESPP for the following reasons:

•

To reward and retain the long-service individuals that are so critical to understanding and executing Corning’s growing through innovation strategy. Most participants under the plan retire from Corning with more than 20 to 30 years of service, and the Company believes that long service with the Company is a vital ingredient that has contributed and will continue to contribute to Corning’s long-term success.

•

To provide a reliable and competitive retirement benefit that is independent of other forms of compensation. Given the inherent volatility of performance-based awards and equity incentives, the Company believes that providing a reliable, competitive form of retirement income (independent of other elements of compensation) to participants under this plan is consistent with its focus of balancing short and long-term interests while growing through innovation.

While we seek to maintain well-funded qualified retirement plans, we do not fund our nonqualified benefit plans.

•

Executive Allowance Program—In 2009, we provided the Named Executive Officers with an annual executive allowance that could be used only for limited personal aircraft rights on corporate aircraft, and home security. The Named Executive Officer is responsible for all taxes on any imputed income resulting from this program.

We closely monitor total business and personal usage on our planes and seek to keep all personal usage at a low percentage of total usage. The Committee believes that a well-managed program of limited personal aircraft rights, particularly given the limited commercial flight options available in the Corning, New York area, provides an extremely important benefit at a reasonable cost to the Company. The Committee believes this helps Corning attract and retain its senior executive talent while also enabling our Named Executive Officers to continue to conveniently and safely conduct and discuss business operations even while travelling for personal reasons. For additional details, refer to the footnote relating to “All Other Compensation” included with the Summary Compensation Table.

•

Executive Severance Agreement—We have entered into severance agreements with each Named Executive Officer. The severance agreements provide clarity for both the Company and the executive if the executive is fired. By having an agreement in place, we intend to avoid the uncertainty, negotiations and potential litigation that may otherwise occur at the time of termination. The agreements are competitive with market practices at many other large companies and are helpful in retaining senior executives. Additional details can be found under “Arrangements with Named Executive Officers”.

•

Executive Change in Control Agreement—Corning has over a 155-year history as an independent company. Given the uniqueness of Corning, including the importance of understanding our technology and processes, the Committee believes that it is in the best interests of shareholders, employees and the communities in which the Company operates to ensure an orderly process if a change in control of the Company were to occur. The Committee believes that it is important to prevent the loss of key management personnel (who would be difficult to replace) that may occur in connection with a potential or actual change in control of the Company. We have thus provided each Named Executive Officer with change in control agreements (separate from the severance agreements described above). The change in control agreements generally have a double trigger severance provision (i.e. the executive’s employment must be terminated following a change in control) and a golden parachute excise tax gross-up provision. Additional details about the specific agreements can be found under “Arrangements with Named Executive Officers”.

These severance and change in control agreements are intended to provide stability to the Company and the Named Executive Officers at critical times. The Company considers these agreements necessary to attract and retain senior executives, and the terms of these agreements are not a part of the annual compensation determination for our Named Executive Officers. Effective for all executive severance agreements and change in control agreements entered into after July 21, 2004, the Committee and the Board of Directors approved a policy to limit benefits that may be provided to an executive under any new agreement to 2.99 times the executive’s annual compensation of base salary plus target bonus (the “Overall Limit”). All of the Named Executive Officers executed severance and change in control agreements prior to July 21, 2004 and, are not affected by the Overall Limit.

•

Time-Based Restricted Stock:  Occasionally, we grant time-based restricted stock (shares of restricted stock not linked to performance) for purposes of recognition or for special retention situations. While the Named Executive Officers did not receive any time based restricted stock awards for these purposes in 2007 or 2009, shares were awarded to three of the Named Executive Officers in 2008 (as described in last year’s CD&A).

In addition, the design of the 2010 Corporate Performance Plan (discussed further under question 7 of this CD&A) was modified in December 2009 to reduce the reliance on stock options and annually incorporate some time-based restricted share units in lieu of stock options; awards under this plan for 2010 were approved and made in December 2009.

5.  What is the compensation program designed to reward?

As described above, to attract and retain our highly skilled executives, we pay a competitive base salary. Over the long-term, we seek to sustain and improve the Company’s financial performance (e.g., profitability and cashflow). However, growing through innovation is not always predictable—there may be individual years where our growth rate is expected to slow down, flatten or even fall. Our performance-based variable compensation programs reward financial performance compared to the budget established for the year. Setting goals in any one year requires management and Committee judgment. These goals (and the adjustments from reported earnings) are approved by the Committee and communicated to plan participants in February of each year.

6.  How does the Company determine the amount (and when applicable, the formula) for each element?

As described above, our SVP, Global Compensation and Benefits, and the Committee refer to executive compensation surveys and proxy data to reference the external market for pay practices and pay levels. Our Named Executive Officers’ total direct compensation targets are established by: (1) referring to the broader external market for the median executive compensation for the CEO; and, more importantly, (2) the Committee’s subjective determination of the desired internal ranking of the Named Executive Officer’s position and his level of responsibilities. We seek to position the CEO’s targeted total compensation around the median of the market for CEO compensation. To encourage our collaborative, team-based management approach, and based on their experience and performance, we seek to position these particular non-CEO Named Executive Officers’ targeted total compensation closer to the CEO’s compensation than do many other companies. As a result of this deliberate compression, the Committee finds that the targeted pay for non-CEO Named Executive Officers is typically positioned in the top quartile when compared to the external market. Given Corning’s objectives and the experience of each individual, the Committee believes this positioning is appropriate for these particular non-CEO Named Executive Officers.

Given our use of performance-based compensation (annual cash bonuses and performance share units), actual pay positioning in any year may be above or below this initial targeted position depending on actual performance compared to the established objectives. The value derived from vested stock options depends on the increase in Corning’s stock price, if any, from the date of grant to the date of exercise by the executive.

In addition to the foregoing, the Committee may, in its sole discretion, adjust any or all of the Named Executive Officers’ actual annual compensation as it deems appropriate.

7.  Are there any anticipated changes in compensation practices that the Company intends to implement?

The current compensation objectives and features have been in place for several years. Our programs and objectives are frequently reviewed and assessed and changes are made as necessary or required to meet changing Company objectives or satisfy changing legal and/or regulatory requirements.

In October 2009, the Committee reviewed and discussed proposed changes to the design of the executive long-term incentive plan (the Corporate Performance Plan) starting in 2010. These plan design changes and the actual plan awards for 2010 were approved at the December 2009 Committee meeting:

•	For many years prior to 2010, Corning used a design of performance shares (or performance share units) for 50% of the target value and stock options for the remaining 50% of the target value.

•

Starting in 2010, Corning will use a design of cash performance units for 50% of the target value, stock options for 25% of the target value and time-based restricted stock units for 25% of the target value.

Changes to the design of the Corporate Performance Plan were initially suggested and recommended to the Company and Committee for consideration by the Committee’s independent compensation consultant in December 2008. The Committee and the Company reviewed whether the current long-term incentive plan design, based 100% on Corning stock, was still considered to be preferable given Corning’s business model of growing through innovation and historical price volatility. Proposals were developed and reviewed during 2009 and the proposed new plan design was reviewed and discussed with the Committee in October 2009. The new plan design was selected for several reasons:

•	It uses significantly fewer shares in total and thus reduces the future dilutive impact of this compensation program on shareholders.

•

The use of cash performance units allows continued focus on improving corporate financial performance (as did performance share units), while reducing the impact of stock price volatility on compensation. Corning’s business model of growing through innovation has historically caused volatility in our stock price. Through the use of cash performance units, actual cash awards earned will retain their value during the 2-year vesting period, making them a more stable form of compensation compared to share units which can increase or decrease significantly in value given Corning’s historical stock price volatility. In addition, members of the Executive Group will not have to sell Corning shares for this form of compensation in order to diversify their investment.

•

Time-based restricted stock units always have some retention value associated with them compared to stock options which can go underwater and have no retention value for the same accounting cost to the Company. During the discussions about the change, it was noted that the Company still has a large number of outstanding stock options from 2005 through 2008 that remain underwater at the current time; this therefore still provides significant incentive to increase shareholder value by continuing to improve Corning’s financial performance over the long-term.

Corning’s Named Executive Officers and other global salaried employees did not receive an increase in base salary in 2009 as Corning suspended its 2009 Annual Salary Review process (generally conducted in January for the Executive Group and in April for all other global salaried employees). Annual Salary Reviews have been reinstated for all salaried employees again in 2010. Currently, we do not anticipate making other significant changes to our total executive compensation program in 2010.

8.  What are the Company’s stock option grant practices?

In 2009, the Company awarded a total of 11,280,509 stock options to all employees at a weighted average exercise price of $11.53. In addition, the Company awarded approximately 2 million shares of restricted stock or restricted stock units. Total equity incentive grants were thus less than 0.9% of the Company’s shares outstanding.

At regularly scheduled meetings, the Committee approves any and all stock options awarded to the Officer Group and most of the stock options awarded to employees generally. In 2009, approximately 1.3% of the total stock options awarded to employees were “reload” options that are granted in accordance with the provisions of stock options awarded prior to February 28, 2003. The option “reload” feature was eliminated from all stock option grants on or after February 28, 2003. Please refer to footnote (1) associated with the “Option Exercise and Shares Vested” table.

The Committee has delegated limited authority to Corning’s Executive Vice President and Chief Administrative Officer to make the following limited grants of stock options and/or restricted stock:

•

Stock option grants to new-hire non-executive employees, awarded on the first business day of the month following the employee’s date of hire at the closing price in effect on that grant date. There were 9,700 stock options awarded to new hire employees under this process in 2009.

•

Stock option and/or restricted stock grants for purposes of special recognition, retention, or other reasons throughout the year. These grants require two authorized signatures and are awarded on the date the SVP, Global Compensation and Benefits and the Executive Vice President and Chief Administrative Officer sign the approval of the award (or at a fixed date in the future as specified at the time of approval). For calendar year 2009, this delegated authority was limited to 250,000 total stock options (with an individual limit of 20,000 stock options) and 100,000 total shares of restricted stock (with an individual limit of 10,000 shares).

The Committee must review all such grants authorized under this process at each regularly scheduled Committee meeting. The Executive Vice President and Chief Administrative Officer cannot make any grants to any member of the Officer Group. Actual grants approved under this limited delegated authority totaled 72,815 stock options and zero restricted shares in 2009 (or below 0.55% of all such grants awarded by the Company in 2009).

At its December meeting, the Committee approves annual awards of stock options to the Executive Group under the Corporate Performance Plan. The timing of these awards coincides with the communication of other compensation actions for these executives. For example, base salary increases awarded under the annual salary review for the Executive Group are generally effective in January of each year. The Committee determines and approves the Corporate Performance Plan stock option awards to the Executive Group at its December meeting. The stock option awards have staggered grant dates: 1/3 of the total option grant awarded at the December Committee meeting, 1/3 of the total option grant awarded on the first day the New York Stock Exchange is open in January and 1/3 of the total option grant awarded on the first day the New York Stock Exchange is open in February.

For the past seven years, the Committee has staggered the grants of stock options to the Executive Group to avoid basing awards on a single grant date. The Committee believes that this practice is fair and equitable to both the Company and the Executive Group given the historical volatility of Corning’s stock price. Over the past seven years, the grant date prices in January and February have been both higher and lower than the December grant date price.

As discussed in question 7 of this CD&A, the use of stock options under the Corporate Performance Plan was reduced by 50% and that value was replaced by grants of time-based restricted stock units starting in December 2009.

Starting in December 2008, the annual stock option grants to non-executives were moved up to December, so that non-executives grants are on the same grant dates as executives. This change was made to align the two grant processes and provide equal treatment for both executives and non-executives.

While most stock options are now approved at the December Committee meeting, other stock option grants for purposes of recognition, retention or other special reasons may occur at any scheduled Committee meeting during the year.

We use the New York Stock Exchange closing price of Corning stock on the date of grant as the grant price of the stock options.

Additional Information

“Reload” Stock Options

The reload feature is no longer included in any Corning option grants made on or after February 28, 2003.

Limits on Severance and Change in control Payments

Effective for all executive severance agreements and executive change in control agreements entered into after July 21, 2004, the Committee approved a policy to limit benefits that may be provided to an executive under any new agreement to 2.99 times the executive’s annual compensation of base salary plus target bonus (the “Overall Limit”). All of the Named Executive Officers are parties to executive severance and change in control agreements executed prior to July 21, 2004 and, therefore, are not affected by the Overall Limit.

“Clawback” Policy

In 2007, the Board adopted a policy that gives the Compensation Committee the sole and absolute discretion to make retroactive adjustments to any cash or equity based incentive compensation paid to certain Executive Officers and other key employees where such payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement. Based on its review and judgment, the Committee may seek to recover any amount that it determines was received inappropriately by these individuals.

Stock Ownership Guidelines

The Named Executive Officers and Non-employee directors are subject to stock ownership guidelines. The ownership guidelines are as follows:

•	CEO = 5x annual base salary;

•	Named Executive Officers other than the CEO = 3x annual base salary; and

•	Non-employee directors = 5x annual cash retainer.

Compensation Deductibility

As a matter of practice, the Committee intends to set performance-based goals annually under the Company’s various variable compensation plans and to deduct compensation paid under these plans and gains realized from stock options to the extent consistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. However, the Committee may conclude that paying non-deductible compensation (such as some time-based restricted stock) is consistent with our shareholder’s best interests for certain events. Corning’s current performance-based incentive plans (including the annual cash bonuses paid under the Performance Incentive Plan and stock options and performance share units awarded under the Corporate Performance Plan) are operated in compliance with Section 162(m) to ensure that compensation paid under those programs is deductible.

Accounting Treatment

In designing our total compensation and benefit programs, we review the accounting implications of our decisions. We seek to deliver cost-effective compensation and benefit programs that meet both the needs of the Company and our employees. The Committee and the Company, while always cognizant of the accounting expense ascribed to various forms of cash compensation, benefits and equity awards, do not determine the respective amounts of awards to various executives and employees solely on the basis of the schedule of accounting expense recognition of such awards. The disclosed values of cash and equity long-term incentive awards are based on the accounting cost of awards covering multiple performance periods and historical grant prices that could be higher or lower than current stock prices. In addition, actual performance and the vesting/exercise dates of various awards have a dramatic impact on the actual value of awards received by plan participants.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2009.

The Compensation Committee:

William D. Smithburg, Chairman

John Seely Brown

Gordon Gund

James J. O’Connor

Executive Compensation

The following tables and charts show, for 2009, the compensation paid by Corning to the Named Executive Officers. Based on the historical fair value of equity awards granted to Named Executive Officers and the base salary of the Named Executive Officers, “Salary” accounted for approximately 12% to 19% of the total direct target compensation of the Named Executive Officers while incentive compensation accounted for approximately 81% to 88% of the total direct target compensation of the Named Executive Officers.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)(3)	(h)(4)	(i)(5)	(j)

Named Executive Officer	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wendell P. Weeks	2009	$1,030,000	$0	$1,572,615	$3,007,447	$4,824,748	$1,233,110	$382,471	$12,050,391
Chairman and Chief Executive Officer	2008	1,030,000	0	3,060,510	2,752,745	301,584	3,072,230	397,905	10,614,974
	2007	990,000	0	3,214,680	2,822,675	2,049,498	2,476,663	209,122	11,762,638

Peter F. Volanakis	2009	868,000	0	1,046,925	2,008,831	3,316,409	1,072,068	137,350	8,449,583
President and Chief Operating Officer	2008	868,000	0	8,037,450	1,838,285	221,600	2,760,512	209,027	13,934,874
	2007	811,000	0	2,143,120	1,927,835	1,435,632	2,127,658	189,902	8,635,147

James B. Flaws	2009	821,000	0	730,620	1,402,059	2,575,344	498,364	155,931	6,183,318
Vice Chairman and Chief Financial Officer	2008	821,000	0	4,430,550	1,286,648	199,339	3,007,546	198,747	9,943,830
	2007	789,000	0	1,495,200	1,665,519	1,317,788	2,446,777	187,551	7,901,835

Joseph A. Miller, Jr.	2009	610,000	0	605,880	1,155,407	1,971,426	276,988	95,154	4,714,855
Executive Vice President	2008	610,000	0	4,170,450	1,063,092	140,483	569,997	91,277	6,645,299
and Chief Technology Officer	2007	586,000	0	1,221,080	1,117,075	920,137	439,193	87,170	4,370,655

Kirk P. Gregg	2009	578,000	0	525,690	1,397,465	1,778,335	772,150	125,373	5,177,013
Executive Vice President	2008	578,000	0	1,023,060	1,241,320	133,113	1,466,114	113,782	4,555,389
and Chief Administrative Officer	2007	556,000	0	1,071,560	1,507,514	873,031	1,023,438	107,333	5,138,876

(1)	The amounts in column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock units (2009) and performance shares (2008 and 2007) granted pursuant to the Corning Corporate Performance Plan. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2010. This same method was used for the fiscal years ended December 31, 2008 and 2007. There can be no assurance that the grant date fair value amounts will ever be realized. The restricted stock unit awards made on December 2, 2009 under the 2010 Corporate Performance Plan are time based awards, and are not subject to performance conditions. The following table reflects the grant date fair value of awards of performance shares made in each of 2008 and 2007, computed in accordance with FASB ACS Topic 718, assuming the minimum, target and maximum level of performance conditions in each 2008 and 2007 based on the original grant date fair values of the awards.

	2008		2007
Named Executive Officer	Target (100%)	Maximum (150%)	Target (100%)	Maximum (150%)
Wendell P. Weeks	$3,060,510	$4,590,765	$3,214,680	$4,822,020
Peter F. Volanakis	2,037,450	3,056,175	2,143,120	3,214,680
James B. Flaws	1,430,550	2,145,825	1,495,200	2,242,800
Joseph A. Miller, Jr.	1,170,450	1,755,675	1,221,080	1,831,620
Kirk P. Gregg	1,023,060	1,534,590	1,071,560	1,607,340

(2)	The amounts in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock option awards granted pursuant to the Corning Corporate Performance Plan. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2010. This same method was used for the fiscal years ended December 31, 2008 and 2007. There can be no assurance that the grant date fair value amounts will ever be realized.
(3)

All of the annual cash bonuses paid to the Named Executive Officers are performance-based. Cash bonuses are paid annually through two plans: (i) GoalSharing; and (ii) the Performance Incentive Plan. Awards earned under the 2009 GoalSharing plan were 7.16% of each Named Executive Officer’s year-end base salary and were paid in February 2010. Awards earned under the 2009 Performance Incentive Plan were based on actual corporate performance compared to the Adjusted NPAT goals established for the plans in February 2009. Based on actual performance, each of the Named Executive Officers earned Performance Incentive Plan awards equal to 170% of their annual target bonus opportunities (established as a percentage of annual base salary). Cash awards earned under the Performance Incentive Plan for 2009 will be paid in March 2010. The following table indicates awards earned under the GoalSharing Plan and the Performance Incentive Plan:

Named Executive Officer	Base Salary	2009 PIP Target %	Actual 2009 PIP Performance Results %	2009 PIP $ Award	Actual 2009 GoalSharing Performance %	2009 GoalSharing $ Award
Wendell P. Weeks	$1,030,000	100%	170%	$1,751,000	7.16%	$73,748
Peter F. Volanakis	868,000	85%	170%	1,254,260	7.16%	62,149
James B. Flaws	821,000	80%	170%	1,116,560	7.16%	58,784
Joseph A. Miller, Jr.	610,000	75%	170%	777,750	7.16%	43,676
Kirk P. Gregg	578,000	75%	170%	736,950	7.16%	41,385

The table below reflects the target amount of performance cash units that were approved for each of the Named Executive Officers on December 2, 2009, under the 2010 Corporate Performance Plan, and which are included at target in column (g) for 2009. The maximum potential amounts of performance cash unit awards (150% of target) are also shown in the table below. Actual amounts to be awarded to each of the Named Executive Officers will be based on the Company’s actual 2010 financial performance and can range from 0% to 150% of the indicated target amount.

Named Executive Officer	Target Amount (100%)	Maximum Amount (150%)
Wendell P. Weeks	$3,000,000	$4,500,000
Peter F. Volanakis	2,000,000	3,000,000
James B. Flaws	1,400,000	2,100,000
Joseph A. Miller, Jr.	1,150,000	1,725,000
Kirk P. Gregg	1,000,000	1,500,000

(4)	The amounts in column (h) reflect the actuarial increase in the present value of the Named Executive Officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Column (h) also includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested. Although column (h) is also used to report the amount of above market earnings on compensation that is deferred under the nonqualified deferred compensation plans, Corning does not have any above market earnings under its nonqualified deferred compensation plan, also referred to as the Supplemental Investment Plan.
(5)	The following table shows “All Other Compensation” including amounts provided to the Named Executive Officers. Personal aircraft rights and home security are the only eligible services offered to the Named Executive Officers under the 2008 Executive Allowance Program. The value of the personal aircraft rights in the table below was calculated using the incremental cost of providing such perquisites and is calculated based on the average variable operating costs to the Company. Hourly rates are developed using variable operating costs that include fuel costs, mileage, maintenance, crew travel expenses, catering and other miscellaneous variable costs. The fixed costs that do not change based on usage, such as pilot salaries, hanger expense and general taxes and insurance are excluded.

Named Executive Officer	Year	Company Match on Qualified 401(k) Plan	Company Match on Supplemental Investment Plan	Value of Personal Aircraft Rights (i)	Other Perquisites (i),(ii)		TOTALS
Wendell P. Weeks	2009	$9,057	$73,168	$65,022	$235,224	(iii)	$382,471
	2008	6,381	183,730	51,711	156,083		397,905
	2007	5,089	139,855	54,171	10,007		209,122

Peter F. Volanakis	2009	3,396	63,887	60,445	9,622		137,350
	2008	11,508	130,674	54,469	12,376		209,027
	2007	11,508	122,932	46,013	9,449		189,902

James B. Flaws	2009	13,585	49,421	81,140	11,785		155,931
	2008	12,659	119,373	54,489	12,226		198,747
	2007	12,659	113,465	54,478	6,949		187,551

Joseph A. Miller, Jr.	2009	8,800	21,220	53,001	12,133		95,154
	2008	8,200	19,708	51,497	11,872		91,277
	2007	8,200	18,030	49,344	11,596		87,170

Kirk P. Gregg	2009	9,778	18,667	89,405	7,523		125,373
	2008	6,889	51,135	51,031	4,727		113,782
	2007	6,889	48,553	47,442	4,449		107,333

(i)	The “Executive Allowance Program” is tracked on a December 1 to November 30 year.

(ii)	The amounts include:
•	cost attributable to home security;
•	cost attributable to executive physicals;
•	cost attributable to service awards; and
•	contributions to charities made under the Corning Foundation Matching Gift Program.

(iii)	This amount includes $232,239 of company-paid expenses relating to personal and residential security benefitting Mr. Weeks and his family members under a Board-authorized security program. Mr. Weeks’ personal safety and security are of vital importance to the company’s business and prospects. These costs are appropriate corporate business expenses. However, because these costs can be viewed as conveying some personal benefits to Mr. Weeks, they are reported as perquisites in this column.

Grants of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)		(d)(1)	(e)(1)		(f)(1)		(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)
Named Executive Officer	Grant Date	Date of Committee Action		Threshold ($)	Target ($)		Maxi- mum ($)		Threshold (#)	Target (#)	Maxi- mum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards
Wendell P. Weeks	n/a			$0	$1,030,000		$2,060,000
	n/a			0	51,500		103,000
	12/02/09	12/02/09		0	3,000,000	(3)	4,500,000	(4)
	01/02/09	12/03/08											280,000	$10.05	$10.05	$1,198,400
	02/02/09	12/03/08											280,000	10.25	10.25	1,257,200
	12/02/09	12/02/09											65,333	17.82	17.82	551,847

																3,007,447	(5)

	12/02/09	12/02/09										88,250			17.82	1,572,615	(6)

Peter F. Volanakis	n/a			0	737,800		1,475,600
	n/a			0	43,400		86,800
	12/02/09	12/02/09		0	2,000,000	(3)	3,000,000	(4)
	01/02/09	12/03/08											187,000	10.05	10.05	800,360
	02/02/09	12/03/08											187,000	10.25	10.25	839,630
	12/02/09	12/02/09											43,666	17.82	17.82	368,841

																2,008,831	(5)

	12/02/09	12/02/09										58,750			17.82	1,046,925	(6)

James B. Flaws	n/a			0	656,800		1,313,600
	n/a			0	41,050		82,100
	12/02/09	12/02/09		0	1,400,000	(3)	2,100,000	(4)
	01/02/09	12/03/08											130,333	10.05	10.05	557,825
	02/02/09	12/03/08											130,334	10.25	10.25	585,200
	12/02/09	12/02/09											30,666	17.82	17.82	259,034

																1,402,059	(5)

	12/02/09	12/02/09										41,000			17.82	730,620	(6)

Joseph A. Miller, Jr.	n/a			0	457,500		915,000
	n/a			0	30,500		61,000
	12/02/09	12/02/09		0	1,150,000	(3)	1,725,000	(4)
	01/02/09	12/03/08											107,667	10.05	10.05	460,815
	02/02/09	12/03/08											107,667	10.25	10.25	483,425
	12/02/09	12/02/09											25,000	17.82	17.82	211,167

																1,155,407	(5)

	12/02/09	12/02/09										34,000			17.82	605,880	(6)

Kirk P. Gregg	n/a			0	433,500		867,000
	n/a			0	28,900		57,800
	12/02/09	12/02/09		0	1,000,000	(3)	1,500,000	(4)
	01/02/09	12/03/08											93,000	10.05	10.05	398,040
	02/02/09	12/03/08											93,000	10.25	10.25	417,570
	07/29/09	n/a	(2)										5,959	16.78	16.78	27,173
	07/29/09	n/a	(2)										5,962	16.78	16.78	27,187
	07/29/09	n/a	(2)										75,544	16.78	16.78	344,481
	12/02/09	12/02/09											21,666	17.82	17.82	183,014

																1,397,465	(5)

	12/02/09	12/02/09										29,500			17.82	525,690	(6)

(1)	The amounts shown in columns (d), (e) and (f) reflect the payment levels under (i) the Company’s 2009 Performance Incentive Plan (ii) 2009 GoalSharing Plan and (iii) the cash units under the 2010 Corporate Performance Plan. Opportunities under these plans are cash payments. If the threshold level of performance is not met then payout will be 0%. If the target amount of performance is met for GoalSharing and PIP, then payout is 100% of the target award. If the maximum level of performance is met then payout is 200% of the target award. These amounts are based on the individual’s 2009 base salary and bonus targets.
(2)	Stock option grants to Mr. Gregg on these dates are reload stock options allowable under the Corning Corporate Performance Plan for stock option awards prior to February 28, 2003.
(3)	This amount reflects target amount of performance cash units that were approved for such Named Executive Officer on December 2, 2009 under the 2010 Corporate Performance Plan. Actual awards granted for these cash units will be determined in February 2011 and may range from 0% to 150% of the target award.
(4)	This amount reflects maximum (150% of target) amount of performance cash units that were approved for such Named Executive Officer on December 2, 2009 under the 2010 Corporate Performance Plan. Actual awards granted for these cash units will be determined in February 2011 and may range from 0% to 150% of the target award.
(5)	This amount reflects the total grant date fair value computed in accordance with FASB ASC Topic 718 of stock option awards granted in calendar year 2009 pursuant to the Corning 2009 and 2010 Corporate Performance Plans (with the exception of Mr. Gregg’s reload options noted above in footnote (2)), and corresponds to the amount set forth in column (f) for 2009 of the Summary Compensation Table.
(6)	This amount reflects the total grant date fair value computed in accordance with FASB ASC Topic 718 of restricted stock units granted pursuant to the 2010 Corporate Performance Plan and corresponds to the amount set forth in column (e) of the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2009. A significant number of the stock options listed for Messrs. Weeks, Flaws, Gregg and Volanakis have exercise prices above $50 per share and are therefore significantly underwater compared to the year-end market value of Corning stock. The table also shows unvested restricted stock awards assuming a market value of $19.31 a share (the closing market price of the Company’s stock on December 31, 2009).

(a)			(b)	(c)	(d)	(e)	(f)	(g)(2)	(h)(3)	(i)	(j)
Named Executive Officer	Grant Date	Vesting Schedule Code(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Wendell P. Weeks	04/27/00	F	600,000	0	0	$61.91	04/26/10	794,650	$15,344,692	0	$0
	12/06/00	G	2,100,000	0	0	70.75	12/05/10
	12/03/03	B	147,000	0	0	11.21	12/02/13
	01/02/04	C	73,500	0	0	10.40	01/01/14
	02/02/04	D	73,500	0	0	12.79	02/01/14
	12/01/04	B	173,000	0	0	12.70	11/30/14
	01/03/05	C	86,500	0	0	11.84	01/02/15
	02/01/05	D	86,500	0	0	10.98	01/31/15
	04/28/05	G	130,000	0	0	13.68	04/27/15
	12/07/05	B	161,500	0	0	21.08	12/06/15
	01/02/06	C	80,750	0	0	19.68	01/01/16
	02/01/06	D	80,750	0	0	24.72	01/31/16
	12/06/06	B	136,500	0	0	21.89	12/05/16
	01/02/07	C	68,250	0	0	18.85	01/01/17
	02/01/07	D	0	68,250	0	20.86	01/31/17
	12/05/07	B	153,500	0	0	24.92	12/04/17
	01/02/08	C	76,750	0	0	23.37	01/01/18
	02/01/08	D	0	76,750	0	24.61	01/31/18
	12/03/08	G	93,333	186,667	0	8.67	12/02/18
	01/02/09	G	0	280,000	0	10.05	01/01/19
	02/02/09	G	0	280,000	0	10.25	02/01/19
	12/02/09	G	0	65,333	0	17.82	12/01/19
	Total		4,321,333	957,000

Peter F. Volanakis	06/06/00	H	600,000	0	0	72.11	06/05/10	790,312	15,260,925	0	0
	12/06/00	G	150,000	0	0	70.75	12/05/10
	12/22/00	G	600,000	0	0	54.63	12/21/10
	01/02/04	C	52,500	0	0	10.40	01/01/14
	02/02/04	D	52,500	0	0	12.79	02/01/14
	12/01/04	B	115,000	0	0	12.70	11/30/14
	01/03/05	C	57,500	0	0	11.84	01/02/15
	02/01/05	D	57,500	0	0	10.98	01/31/15
	04/28/05	G	125,000	0	0	13.68	04/27/15
	12/07/05	B	111,000	0	0	21.08	12/06/15
	01/02/06	C	55,500	0	0	19.68	01/01/16
	02/01/06	D	55,500	0	0	24.72	01/31/16
	12/06/06	B	96,000	0	0	21.89	12/05/16
	01/02/07	C	48,000	0	0	18.85	01/01/17
	02/01/07	D	0	48,000	0	20.86	01/31/17
	12/05/07	B	102,500	0	0	24.92	12/04/17
	01/02/08	C	51,250	0	0	23.37	01/01/18
	02/01/08	D	0	51,250	0	24.61	01/31/18
	12/03/08	G	62,333	124,667	0	8.67	12/02/18
	01/02/09	G	0	187,000	0	10.05	01/01/19
	02/02/09	G	0	187,000	0	10.25	02/01/19
	12/02/09	G	0	43,666	0	17.82	12/01/19
	Total		2,392,083	641,583

(a)			(b)	(c)	(d)	(e)	(f)	(g)(2)	(h)(3)	(i)	(j)
Named Executive Officer	Grant Date	Vesting Schedule Code(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
James B. Flaws	06/06/00	H	540,000	0	0	$72.11	06/05/10	459,934	$8,881,326	0	$0
	12/06/00	G	150,000	0	0	70.75	12/05/10
	12/22/00	G	540,000	0	0	54.63	12/21/10
	05/11/05	A	6,561	0	0	15.24	01/31/12
	05/11/05	A	6,564	0	0	15.24	12/04/11
	12/07/05	B	77,000	0	0	21.08	12/06/15
	01/02/06	C	38,500	0	0	19.68	01/01/16
	02/01/06	D	38,500	0	0	24.72	01/31/16
	12/06/06	B	66,000	0	0	21.89	12/05/16
	01/02/07	C	33,000	0	0	18.85	01/01/17
	02/01/07	D	0	33,000	0	20.86	01/31/17
	02/13/07	A	18,932	0	0	21.92	02/02/13
	04/30/07	A	23,327	0	0	23.72	02/02/13
	12/05/07	B	72,000	0	0	24.92	12/04/17
	01/02/08	C	36,000	0	0	23.37	01/01/18
	02/01/08	D	0	36,000	0	24.61	01/31/18
	12/03/08	G	43,444	86,889	0	8.67	12/02/18
	01/02/09	G	0	130,333	0	10.05	01/01/19
	02/02/09	G	0	130,334	0	10.25	02/01/19
	12/02/09	G	0	30,666	0	17.82	12/01/19
	Total		1,689,828	447,222

Joseph A. Miller, Jr.	07/31/01	G	100,000	0	0	15.87	07/30/11	434,591	8,391,952	0	0
	12/01/04	B	86,000	0	0	12.70	11/30/14
	12/07/05	B	58,500	0	0	21.08	12/06/15
	01/02/06	C	29,250	0	0	19.68	01/01/16
	02/01/06	D	29,250	0	0	24.72	01/31/16
	12/06/06	B	55,500	0	0	21.89	12/05/16
	01/02/07	C	27,750	0	0	18.85	01/01/17
	02/01/07	D	0	27,750	0	20.86	01/31/17
	12/05/07	B	59,500	0	0	24.92	12/04/17
	01/02/08	C	29,750	0	0	23.37	01/01/18
	02/01/08	D	0	29,750	0	24.61	01/31/18
	12/03/08	G	35,888	71,778	0	8.67	12/02/18
	01/02/09	G	0	107,667	0	10.05	01/01/19
	02/02/09	G	0	107,667	0	10.25	02/01/19
	12/02/09	G	0	25,000	0	17.82	12/01/19
	Total		511,388	369,612

(a)			(b)	(c)	(d)	(e)	(f)	(g)(2)	(h)(3)	(i)	(j)
Named Executive Officer	Grant Date	Vesting Schedule Code(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Kirk P. Gregg	06/06/00	H	375,000	0	0	$72.11	06/05/10	269,940	$5,212,541	0	$0
	12/06/00	G	85,000	0	0	70.75	12/05/10
	12/22/00	G	375,000	0	0	54.63	12/21/10
	02/02/04	D	39,500	0	0	12.79	02/01/14
	05/10/05	A	15,369	0	0	14.84	01/02/13
	12/07/05	B	58,500	0	0	21.08	12/06/15
	01/02/06	C	29,250	0	0	19.68	01/01/16
	02/01/06	D	29,250	0	0	24.72	01/31/16
	08/07/06	A	20,396	0	0	18.32	01/02/13
	10/27/06	A	14,520	0	0	20.59	12/03/12
	11/03/06	A	16,495	0	0	20.51	12/03/12
	12/06/06	B	48,000	0	0	21.89	12/05/16
	01/02/07	C	24,000	0	0	18.85	01/01/17
	02/01/07	D	0	24,000	0	20.86	01/31/17
	02/12/07	A	19,212	0	0	21.60	02/02/13
	08/03/07	A	10,284	0	0	23.54	02/02/13
	08/03/07	A	13,152	0	0	23.54	01/31/12
	10/29/07	A	28,467	0	0	23.79	01/31/12
	12/05/07	B	51,000	0	0	24.92	12/04/17
	01/02/08	C	25,500	0	0	23.37	01/01/18
	02/01/08	D	0	25,500	0	24.61	01/31/18
	02/12/08	A	9,338	0	0	23.31	01/31/12
	02/12/08	A	14,568	0	0	23.31	01/31/12
	05/01/08	A	5,428	0	0	27.03	01/31/12
	05/01/08	A	18,421	0	0	27.03	12/04/11
	12/03/08	G	31,000	62,000	0	8.67	12/02/18
	01/02/09	G	0	93,000	0	10.05	01/01/19
	02/02/09	G	0	93,000	0	10.25	02/01/19
	07/29/09	A	0	5,959	0	16.78	01/31/12
	07/29/09	A	0	5,962	0	16.78	12/04/11
	07/29/09	A	0	75,544	0	16.78	12/04/11
	12/02/09	G	0	21,666	0	17.82	12/01/19
	Total		1,356,650	406,631

(1)	The Company uses the following vesting codes:

A	Reload Option–100% vesting 1 year after grant date
B	100% vesting 1 year after grant date
C	100% vesting 2 years after grant date
D	100% vesting 3 years after grant date
E	50% vesting February 1, 2001, 50% vesting February 2, 2002
F	50% vesting 4 years after grant date, 50% vesting 5 years after grant date
G	1/3 vesting 1 year after grant date, 1/3 vesting 2 years after grant date and 1/3 vesting 3 years after grant date
H	1/3 vesting 3 years after grant date, 1/3 vesting 4 years after grant date and 1/3 vesting 5 years after grant date
(2)	Includes the total number of performance share units awarded and earned under the 2009 Corporate Performance Plan based on actual 2009 performance (143% of target), and which remain subject to two-year vesting period.
(3)	Year-end market price is based on the December 31, 2009 NYSE closing price of $19.31.

Option Exercises and Stock Vested

The following table sets forth certain information regarding options exercised and restricted stock that vested during 2009 for the Named Executive Officers.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Wendell P. Weeks	176,195	$1,404,896	195,000	$1,998,750
Peter F. Volanakis	105,000	604,160	133,500	1,368,375
James B. Flaws	115,000	775,100	135,517	1,554,866
Joseph A. Miller, Jr.	0	0	70,500	722,625
Kirk P. Gregg	150,375	870,149	70,500	722,625

There were no deferrals of amounts received pursuant to these awards.

Retirement Plans

Qualified Pension Plan

Corning sponsors a qualified defined benefit pension plan to provide retirement income to Corning’s U.S.-based employees. The plan pays benefits for salaried employees based upon career average plan compensation (generally, regular salary and cash awards that are paid) and years of credited service. Salaried employees are required to contribute 2% of compensation in excess of the Social Security Wage Base up to the compensation limit imposed by the Internal Revenue Code of 1986, as amended. Salaried and non-union hourly employees may also contribute 2% of pay up to the Social Security Wage Base on a voluntary basis to increase pension benefits.

Corning amended its pension plan effective July 1, 2000 to include a cash balance component. All salaried and non-union hourly employees as of July 1, 2000 were given a choice to prospectively accrue benefits under the career average earnings formula or a cash balance formula, if so elected. All salaried and non-union hourly employees hired on or after July 1, 2000 earn benefits under the cash balance formula only.

Benefits earned under the career average earnings formula are equal to 1.5% of plan compensation plus 0.5% of plan compensation on which employee contributions have been made. Under the career average earnings formula, participants may retire as early age 55 with five years of service. Unreduced benefits are available when a participant attains the earlier of age 60 with five years of service or age 55 with 30 years of service. Otherwise, benefits are reduced 4% for each year by which retirement precedes the attainment of age 60. Pension benefits earned under the career average earnings formula are distributed in the form of a lifetime annuity with six years of payments guaranteed.

Benefits earned under the cash balance formula are expressed in the form of a hypothetical account balance. Each month a participant’s cash balance account is increased by (1) pay credits based on the participant’s plan compensation for that month and (2) interest credits based on the participant’s hypothetical account balance at the end of the prior month. Pay credits vary between 3% and 8% of an individual’s eligible compensation based on the participant’s age plus service at the end of the year. Interest credits are based on 10-year Treasury bond yields. Pension benefits under the cash balance formula may be distributed as either a lump sum of the participant’s hypothetical account balance or an actuarial equivalent life annuity.

Mr. Weeks, Mr. Flaws and Mr. Volanakis are earning benefits under the career average earnings formula. Mr. Gregg earned benefits under the career average earnings formula up to December 31, 2000 and is currently earning benefits under the cash balance formula. Dr. Miller is earning benefits under the cash balance formula. Mr. Flaws and Dr. Miller are currently eligible to retire under the plan.

Corning’s contributions to the plan are determined by the plan’s actuaries and are not determined on an individual basis. The amount of benefits payable under the plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

Supplemental Pension Plan and Executive Supplemental Pension Plan

Corning also maintains nonqualified pension plans to attract and retain a highly-motivated executive workforce by providing eligible employees with retirement benefits in excess of those permitted under the qualified plan. The benefits provided under the Supplemental Pension Plan will be approximately equal to the difference between the benefits provided under the qualified pension plan and benefits that would have been provided thereunder if not for the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

Certain employees, including each of the Named Executive Officers, participate in the Executive Supplemental Pension Plan (“ESPP”). Participants earning benefits under the ESPP forfeit benefits for which they would have been eligible under the Supplemental Pension Plan. Under the ESPP participants earn benefits based on the highest 60 consecutive months of average plan compensation over the last 120 months immediately preceding the month after termination of employment. Plan compensation is defined generally as base pay plus, bonuses paid, including cash payments of GoalSharing Awards and cash payments under the Performance Incentive Plan.

A change in the benefits provided under the ESPP formula was approved in December 2006. Benefits determined under this plan are equal to one of two benefit formulas:

Formula A:  2.0% of average plan compensation multiplied by years of service up to 25 years; or

Formula B:  1.5% of average plan compensation multiplied by years of service (with no limit on the years of service).

Subsequent to the December 2006 change in formula, benefits are determined under Formula B for Mr. Flaws and Formula A for all other Named Executive Officers.

Amounts earned under the qualified pension plan will offset benefits earned under the preceding formulas.

Participants may retire as early as age 55 with ten years of service. Unreduced benefits under both Formula A and Formula B are available when a participant attains the earlier of age 60 with 10 years of service or age 55 with 25 years of service. Both formulas provide that benefits and the career average earnings formula from the Supplemental Pension Plan are reduced 4% for each year by which retirement precedes the attainment of age 60.

Benefits earned under the Executive Supplemental Pension Plan are distributed in the form of a lifetime annuity, with six years of payments guaranteed. Under the terms of a pre-existing agreement, Corning will purchase a life annuity from an insurance company to pay benefits due to Mr. Flaws under this non-qualified plan. Mr. Flaws and Dr. Miller are currently eligible to retire under the plan.

Pension Benefits

The table below shows the actuarial present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under each of the qualified pension plan and the ESPP. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. For example, an executive under the ESPP formula who is age 50 with 20 years of service would be assumed to retire at age 55 due to eligibility of unreduced benefits at 25 years of service. No termination, disability or death was assumed to occur prior to retirement. Otherwise, the assumptions used are described in Note 13 to our Financial Statements for the year ended December 31, 2009, on page 88 of our Annual Report on Form 10-K filed with the SEC on February 10, 2010. Information regarding the qualified pension plan can be found under the heading “Qualified Pension Plan” on page 54.

(a)	(b)	(c)	(d)	(e)
Named Executive Officer	Plan Name	Number of years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Wendell P. Weeks	Qualified Pension Plan	27	$921,768	$0
	ESPP	25(1)	12,825,347	0
Peter F. Volanakis	Qualified Pension Plan	28	825,382	0
	ESPP	25(1)	12,318,893	0
James B. Flaws	Qualified Pension Plan	37	1,556,009	0
	ESPP	37	15,721,942	0
Joseph A. Miller, Jr.	Qualified Pension Plan	9	144,632	0
	ESPP	9	2,357,060	0
Kirk P. Gregg	Qualified Pension Plan	16	313,307	0
	ESPP	25(2)	6,630,240	0

(1)	Under Formula A, years of service are capped at 25 years, in determining benefits under the ESPP.
(2)	Mr. Gregg’s 1993 employment letter provides for nine extra years of benefit service under the ESPP for retirement on or after age 55. The additional value generated by these extra nine years of service is currently approximately $2,510,000. Because of the 25-year cap on service under Formula A, implemented after Mr. Gregg was hired, some or all of these additional years of benefit service will not enhance Mr. Gregg’s total pension benefit, depending on his actual retirement date. For example, at age 55, Mr. Gregg will have 21 actual years of service so that only four of the nine additional years of service will have any impact on his pension. At age 60, Mr. Gregg would have 26 actual years of service so that those additional years of service would not provide any incremental pension value.

The compensation covered by the qualified pension plan and the ESPP for the Named Executive Officers is the “Salary” and GoalSharing and Performance Incentive Plan cash bonuses set forth in the “Summary Compensation Table”. Bonuses are included as compensation in the calendar year paid. For the 2009 calendar year, the Named Executive Officers’ eligible earnings were $1,331,584 for Mr. Weeks; $1,089,600 for Mr. Volanakis; $1,020,339 for Mr. Flaws; $750,483 for Dr. Miller; and $711,113 for Mr. Gregg. Final average compensation is used to determine benefits under the ESPP. As of December 31, 2009, final average compensation was $2,461,929 for Mr. Weeks; $1,882,337 for Mr. Volanakis; $1,816,613 for Mr. Flaws; $1,302,123 for Dr. Miller; and $1,236,096 for Mr. Gregg.

Nonqualified Deferred Compensation

The table below shows the contributions, earnings and account balances for the Named Executive Officers in the Supplemental Investment Plan. Pursuant to the Company’s Supplemental Investment Plan, certain executives, including the Named Executive Officers, may choose to defer up to 75% of annual base salary and up to 75% of non-equity incentive compensation. The participant chooses from the same funds available under our Company Investment Plan (401(k)) in which to “invest” the deferred amounts. No cash is actually invested in the unfunded accounts under the Supplemental Investment Plan. Deferred amounts incur gains and losses based on the performance of the individual participant’s investment fund selections. Participants may change their elections among these fund options. All of our current Named Executive Officers have more than three years with the Company, so each of the Named Executive Officer’s contributions from the Company match are fully vested. Participants cannot withdraw any amounts from their deferred compensation balances until retirement from the Company at or after age 55 with 5 years of service. Participants may elect to receive distributions as a lump sum payment or two to five annual installments. If an Named Executive Officer leaves the Company, the account balance is distributed in a lump sum, six-months following the executive’s departure.

No Named Executive Officer withdrawals or distributions were made in 2009.

(a)		(b)(1)	(c)(2)	(d)(3)	(e)	(f)
Named Executive Officer	Aggregate Balance at January 1, 2009 ($)	Executive Contributions in 2009 ($)	Registrant Contributions in 2009 ($)	Aggregate Earnings in 2009 ($)	Aggregate Withdrawals/ Distributions in 2009 ($)	Aggregate Balance as of December 31, 2009 ($)
Wendell P. Weeks	$1,215,003	$68,079	$73,168	$402,492	$0	$1,758,742
Peter F. Volanakis	2,503,583	251,240	63,887	527,562	0	3,346,272
James B. Flaws	1,865,370	40,017	49,421	598,927	0	2,553,735
Joseph A. Miller, Jr.	245,285	86,429	21,220	65,298	0	418,231
Kirk P. Gregg	856,712	28,000	18,667	411,385	0	1,314,764

(1)	Reflects participation in the Supplemental Investment Plan by Mr. Weeks, Mr. Volanakis, Mr. Flaws, Dr. Miller and Mr. Gregg in the deferral of a portion of their 2009 base salaries and participation by Mr. Flaws, Mr. Volanakis and Mr. Gregg in the deferral of a portion of the bonus received in 2009 for prior year performance. All of these amounts are included in the Summary Compensation Table.
(2)	Reflects Company match on the Supplemental Investment Plan which was credited to the account of the Named Executive Officers in 2009. All of these amounts are included in the All Other Compensation column of the Summary Compensation Table (and are also detailed in footnote (6) to that Table).
(3)	Reflects aggregate earnings on each type of deferred compensation listed above. The earnings on deferred base salary and bonus payments are calculated based on the actual returns from the same fund choices that Company employees have in the qualified 401(k) plan. Currently, employees have 14 fund choices that they may select from. As nonqualified plans, these plans are unfunded which means that no actual dollars are invested in these funds. The Company does not provide any above market interest rates or other special terms for any deferred amounts. These amounts are not included in the Summary Compensation Table.

Arrangements with Named Executive Officers

Severance Agreements

We have entered into severance agreements with each of our Named Executive Officers. These severance agreements will terminate if any executive leaves the employ of Corning for any reason or ceases to be an officer of Corning.

Severance Agreement—Mr. Weeks

Under Mr. Weeks’ severance agreement, if he is terminated involuntarily, and without “cause” (a conviction for a felony; commission of a fraud, theft or embezzlement that materially damages the financial condition of Corning; or gross abdication of duties), or as a result of disability, he is entitled to the following:

•	Base salary, reimbursable expenses and annual bonus accrued and owing as of the date of termination (lump sum payment);

•

A severance amount equal to 2.99 times his then base salary plus an annual bonus amount (calculated at 100% of target that would have been paid for the fiscal year in which the termination occurs) (lump sum payment);

•	Continued participation in the Company’s benefit plans for up to three years;

•	In the calendar year following the year in which the termination occurs (subject to a six-month waiting period), the purchase of his principal residence by the Company upon request; and

•	Receipt of an additional three years of service credit under Corning’s Executive Supplemental Pension Plan, but subject to the service limits under such plan.

If however, Mr. Weeks is terminated for cause (as described above) or he resigns, he would: (1) be entitled to accrued, but unpaid salary (lump sum payment) and any reimbursable expenses accrued or owing to him; and (2) forfeit any outstanding stock option awards granted after April 25, 2002.

Severance Agreement—Other Named Executive Officers

Generally under the severance agreements an executive is entitled to severance payments if he is terminated involuntarily other than for “cause” (conviction of a felony or misdemeanor involving moral turpitude; material breach of Corning’s Code of Conduct; gross abdication of duties; or misappropriation of Company assets or dishonesty or business conduct that causes material harm to Corning).

In addition, “involuntary termination” of an executive does not include:

•	Voluntary termination;

•	Voluntary retirement at or after age 55;

•	Termination as a result of disability or death;

•	Termination of employment as a result of the sale of all or part of Corning’s business and the executive has an opportunity to continue employment with buyer for comparable total compensation; and

•	Termination as a result of a change in control of Corning if the executive has a separate change in control agreement.

Under the severance agreements the Named Executive Officer, other than Mr. Weeks, is entitled to receive the following:

•

Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);

•

A severance amount equal to 2.99 times (in the case of Mr. Flaws and Mr. Volanakis) and two times (in the case of Mr. Gregg and Dr. Miller) the executive’s then base salary plus an annual bonus amount (an amount equal to executive’s salary multiplied by the executive’s target percentage in effect on the termination date under the Company’s Performance Incentive Plan and 5% target under the GoalSharing Plan) (lump sum payment);

•	Continued medical, dental and hospitalization benefits for 24 months;

•	In the calendar year following the year in which the termination occurs (subject to a six-month waiting period), the purchase of his principal residence by the Company upon request;

•

Receipt of an additional 2.99 years (in the case of Mr. Flaws and Mr. Volanakis) and two years (in the case of Mr. Gregg and Dr. Miller) of service credit under Corning’s nonqualified retirement plans, but subject to the service limits under such plan; and

•	Outplacement benefits up to a maximum amount of $50,000.

The following table reflects the amounts that would be payable under the various arrangements assuming termination occurred at December 31, 2009.

Termination Scenarios (Including Severance, if Eligible)

Named Executive Officer	Description	Voluntary	For Cause	Death	Disability	Without Cause
Wendell P. Weeks	Severance Amount	$ n/a	$ n/a	$ n/a	$ n/a	$6,313,385
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	45,000(1)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	n/a
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000(2)
	Pension-NQ annuity	600,825	0	600,825	1,201,650	600,825
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	86,364	86,364	43,182	86,364	86,364

Peter F. Volanakis	Severance Amount	n/a	n/a	n/a	n/a	4,931,108
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000(1)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000(2)
	Pension-NQ annuity	461,455	0	461,455	922,909	461,455
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	70,456	70,456	35,228	70,456	70,456

James B. Flaws	Severance Amount	n/a	n/a	n/a	n/a	4,541,362
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000(1)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000(2)
	Pension-NQ annuity	938,228	0	938,228	938,228	1,025,683
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	125,807	125,807	62,904	125,807	125,807

Joseph A. Miller, Jr.	Severance Amount	n/a	n/a	n/a	n/a	2,196,000
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000(1)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	1,700,000 to 2,300,000(2)
	Pension-NQ annuity	223,248	0	197,574	223,248	306,566
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified lump sum	144,632	144,632	144,632	144,632	144,632

Kirk P. Gregg	Severance Amount	n/a	n/a	n/a	n/a	2,080,800
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000(1)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000(2)
	Pension-NQ annuity	313,513	0	313,513	627,025	313,513
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	23,878	23,878	11,939	23,878	23,878
	Pension-Qualified lump sum	164,789	164,789	164,789	164,789	164,789

(1)	The value of medical and dental benefits continuation is estimated at $15,000 per year (three years of benefits continuation for Mr. Weeks and two years of benefits continuation for Messrs. Volanakis, Flaws, Miller and Gregg).
(2)	Corning is unable to accurately and precisely estimate the value that may be delivered under this provision as it requires an independent appraisal of the executive’s residence as well as a calculation of the executive’s purchase price of the residence plus documented improvements made to the property. These values are not maintained by Corning in its normal course of business. They are required only if an executive is terminated. Under the terms of the severance agreements, an executive may request that the Company purchase the executive’s principal residence in the Corning, New York area. Such purchase must be finalized in the calendar year following the year in which the executive’s termination occurred (subject to a six-month waiting period) and shall be made at the greater of (i) the residence’s appraised value at the termination date, as determined in accordance with the Company’s relocation policies in effect immediately prior to the involuntary termination, or (ii) the total cost of the residence plus improvements and tax gross-up as applicable (“Protected Value”), as determined in accordance with the Company’s Protected Value policy in effect as of the date of the relevant severance agreement. The values above represent estimates of how much the Protected Value calculation may exceed the appraised value of the property and includes an associated tax gross up.

Effective for all new executive severance agreements and executive change in control agreements entered into after July 21, 2004, the Compensation Committee and Board of Directors approved a policy to limit benefits that may be provided to an executive under any new agreement to 2.99 times the executive’s annual compensation of base salary plus target bonus (the “Overall Limit”). All of the Named Executive Officers are parties to executive severance and change in control agreements executed prior to July 21, 2004 and, therefore, are not affected by the Overall Limit.

Corning’s team approach, as applied to our Named Executive Officer compensation, results in similarly situated executives being treated similarly. Currently, the terms of both the severance and change in control agreements are bifurcated similarly between those Named Executive Officers who are Board members and those who are not ( i.e., cash severance payments range from two to 2.99 times the executives’ base salary and annual bonus amount and the receipt of two to three additional years of service credit under the retirement plans). These ranges and periods were not negotiated individually with the executives, but were put in place by the Committee, having determined that these terms and multiples were appropriate for such agreements.

Change In Control Agreements

We have entered into change in control agreements with each of the Named Executive Officers. These agreements are intended to provide for continuity of management if there is a change in control of Corning. These agreements will be effective until the executive leaves the employ of Corning or until the executive ceases to be an officer of Corning.

The agreements define a “change in control” as any of the following (so long as the event is also a “change in control” within the meaning of Section 409A of the Code):

•	Any person acquires 30% or more of Corning’s voting securities (a “beneficial owner”);

•	A beneficial owner increases his ownership from 30% or more to 50% or more of Corning’s voting securities;

•

A majority of Corning’s directors are replaced during the term of the agreement without approval of at least two-thirds of the existing directors or directors previously approved by the existing directors;

•

Consummation of any merger, consolidation or reorganization involving Corning, unless the outstanding voting securities of Corning prior to the transaction continue to represent at least 50% of the voting securities of Corning or the new company;

•	Corning is liquidated or dissolved; or

•	All or substantially all of Corning’s assets are disposed of or sold.

If during the term of the agreement, a change in control occurs, each Named Executive Officer is entitled to the following:

•	All restrictions on any restricted stock and stock options held by the executive lapse, the options vest and become immediately exercisable.

If: (A) Mr. Weeks’ employment is terminated (i) without “cause” (a conviction for a felony, fraud, theft or embezzlement against the Company, a gross abdication of duties), (ii) he resigns for “good reason” (generally, a material adverse change in the executive’s title, position or responsibilities, a reduction in the executive’s base salary, relocation, a material reduction in the level of employee benefits, a material breach by the Company of its obligations under the agreement, or a successor company’s failure to honor the agreement) (such period, a “change in control period”), or (iii) he resigns or is terminated for any reason within four years following a change in control, or (B) the employment of any Named Executive Officer, other than Mr. Weeks, is terminated (absent cause, by reason of death or disability, or by the executive for good reason) during a change in control period, or within four years following a change in control, each is entitled to the following:

•

Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);

•

A severance amount equal to three times (for Messrs. Weeks, Volanakis and Flaws) and two times (for Messrs. Gregg and Miller) his then base salary plus an annual bonus amount (such bonus amount being the greater of (i) the amount paid under the bonus plans in the full calendar year preceding the termination (in the case of Named Executive Officers, other than Mr. Weeks, the average amount paid under the bonus plans in the two preceding calendar years) or (ii) his target percentage times his base salary in effect at termination) (lump sum payment);

•	Continued participation in the Company’s benefit plans for 36 months;

•	All restrictions on any restricted stock and stock options would lapse and become vested and options would become immediately exercisable;

•	Upon request, purchase of his principal residence;

•	Receipt of an additional five years of service credit under Corning’s Executive Supplemental Pension Plan, subject to the service credit limits under the plan; and

•	Outplacement benefits (equal to 20% of base salary) (excluding Mr. Weeks).

If, a Named Executive Officer’s employment is terminated for cause (for Mr. Weeks “cause” is described above; with respect to the other Named Executive Officers, “cause” means conviction for a felony or misdemeanor involving a crime of moral turpitude, misappropriation of Company assets, or gross abdication of duties), or resigns for other than good reason (described above), or the Named Executive Officer’s employment terminates by reason of death or disability (a physical or mental infirmity which impairs the executive’s ability to substantially perform his duties for 180 consecutive days or 180 days during any twelve month period), the Named Executive Officer is entitled to:

•

Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment).

In addition, each Named Executive Officer is generally entitled to receive a gross-up payment in an amount sufficient to make him whole for any federal excise tax on excess parachute payments imposed under Section 280G and 499 of the Code. However, if the federal excise tax can be avoided by reducing the related payments by a present value of $45,000 or less, then the payment will be reduced to the extent necessary to avoid the excise tax and no gross up payment will be made to the Named Executive Officer.

The following table reflects the amounts that would be payable under the various arrangements assuming that a change in control occurred on December 31, 2009.

Cash-based							Equity-based		Taxes
Named Executive Officer	Cash Severance	Interrupted Performance Cycles	ESPP	Misc. Benefits	Excise Tax Gross Up(1)	Total Cash- based	Interrupted Performance Cycles	Stock- based Awards	Total Pre- Tax Benefit	Income Tax	Excise Tax(1)	Total After- Tax Benefit
Wendell P. Weeks	$8,404,800	$4,502,444	$13,542,411	$140,000	$—	$26,589,654	$0	$22,625,935	$49,215,590	$22,353,721	$—	$26,861,869
Peter F. Volanakis	6,438,390	3,001,763	12,964,865	140,000	—	22,545,019	0	20,123,659	42,668,677	19,380,113	—	23,288,564
James B. Flaws	5,886,570	2,101,574	14,060,394	140,000	—	22,188,538	0	11,723,749	33,912,287	15,402,961	—	18,509,326
Joseph A. Miller, Jr.	2,815,150	1,726,100	4,017,315	140,000	—	8,698,565	0	11,191,441	19,890,006	9,034,041	—	10,855,965
Kirk P. Gregg	2,667,470	1,501,043	7,000,461	140,000	—	11,308,973	0	7,852,336	19,161,309	8,703,067	—	10,458,243

(1)	In accordance with IRS rules, the calculation of the excise tax gross-up is a complex calculation that can vary dramatically from year to year depending on the facts and variables applicable at the time of a change in control. For calculations performed at December 31, 2009, none of the Named Executive Officers were subject to the excise tax, so as a result, no excise tax gross-up was applicable.

In addition to the above, the Named Executive Officers may also request that Corning purchase their principal residence. The value of such benefit is generally estimated to be in the range of $200,000 to $1,000,000 ($1,700,000 to $2,300,000 in the case of Dr. Miller). Corning is unable to accurately and precisely estimate the value as it requires an independent appraisal of the executive’s residence, as well as, a calculation of the executive’s purchase price of such residence and any documented improvements made to the property. This is data that Corning does not maintain in its normal course of business. See footnote (2) to the “Termination Scenarios” table on page 59.

Director Compensation

Only non-employee directors receive director fees. During 2009, Corning paid to non-employee directors:

•	an annual cash retainer of $60,000; and

•	$1,500 for each Board, committee meeting or other special session attended.

As of February 6, 2009, each committee chairman received an additional retainer of $15,000 per year for his or her services as committee chairman. Mr. O’Connor received $25,000 of additional compensation for his services as Lead Director during 2009.

Through the 2003 Equity Plan for Non-Employee Directors, each non-employee director annually receives a form of long-term equity compensation approved by the Compensation Committee. Non-employee directors generally receive their awards at the February meeting. If, however, a non-employee director is appointed between the February meeting and December 31, then that director will receive his/her pro-rata award shortly after joining the Board.

During 2009, Corning issued 6,977 shares of Common Stock to each non-employee director, except for Mr. Gutierrez, who received 2,342 shares under the 2003 Equity Plan for Non-Employee Directors. These shares are subject to forfeiture and certain restrictions on transfer. In addition, except as stated below, Corning granted to each non-employee director options covering 4,430 shares of Common Stock under the 2003 Equity Plan for Non-Employee Directors. These options vest ratably over a three-year period and expire on February 3, 2019. Mr. Gutierrez was granted options covering 1,487 shares of Common Stock under the 2003 Equity Plan for Non-Employee Directors. These options vest ratably over a three-year period and expire on July 14, 2019.

Non-employee directors are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and shareholder meetings. While travel to such meetings may include the use of Company aircraft, if available or appropriate under the circumstances, the directors generally use commercial transportation or their own transportation. Directors are also reimbursed for reasonable expenses associated with other business activities, including participation in Director education programs.

Directors may defer any portion of their cash compensation. Amounts deferred may be paid only in cash and while deferred may be allocated to (1) an account earning interest, compounded quarterly, at the rate equal to the greater of the prime rate of Citibank, N.A. at the end of each calendar quarter or the rate of return for the stable value fund under Corning’s Investment Plans, (2) an account based upon the market value of our Common Stock from time to time, or (3) a combination of such accounts. At December 31, 2009, seven directors had elected to defer compensation.

Corning has a Directors’ Charitable Giving Program pursuant to which a director may direct the Company to make a charitable bequest to one or more qualified charitable organizations recommended by such director and approved by Corning in the amount of $1,000,000 (inside directors) or $1,250,000 (outside directors) following his or her death. We fund this program by purchasing insurance policies on the lives of the directors. However, we are under no obligation to use the proceeds of the insurance policies to fund a director’s bequest and can elect to retain any proceeds from the policies as assets of Corning and use another source of funds to pay the directors’ bequests. In 2009, we paid a total of $241,273 in premiums and fees on such policies for our current directors. Because the charitable deductions and cash surrender value of life insurance policies accrue solely to Corning, the directors derive no financial benefit from the Program, and we do not include these amounts in the directors’ compensation. Generally, one must be a director for five years to participate in the Program. Messrs. Brown, Flaws, Gund, Houghton, O’Connor, Ruding, Smithburg, Tookes, Volanakis, Weeks and Ms. Rieman are eligible to participate in the program.

Directors are also eligible to participate in the Corning Foundation Matching Gift Program for eligible charitable organizations. This Program is available to all Corning employees. The maximum matching gift amount available from the Foundation for each participant in the Program is $5,000 in any calendar year.

Corning also pays premiums on directors’ and officers’ liability insurance policies covering directors.

From time to time, spouses may also join non-employee directors when traveling to or from Board, committee or shareholder meetings, which may include the use of Company aircraft. While Corning generally incurs no additional cost, this travel may result in the non-employee director recognizing income for tax purposes. Corning does not reimburse the non-employee director for the estimated taxes incurred in connection with such income.

Director Summary Compensation Table

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors for the fiscal year ended December 31, 2009.

(a)	(b)	(c)(1)	(d)(2)	(e)	(f)	(g)		(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total ($)
John S. Brown	$114,000	$75,003	$19,846	$—	$—	$—		$208,849
Robert F. Cummings Jr.	120,000	75,003	19,846	—	—	—		214,849
Gordon Gund	109,500	75,003	19,846	—	—	5,000	(3)	209,349
Carlos M. Gutierrez	61,500	37,495	10,692	—	—	—		109,687
James R. Houghton	102,000	75,003	20,821	—	—	319,605	(4)	517,429
Kurt M. Landgraf	132,000	75,003	19,846	—	—	5,000	(3)	231,849
James J. O’Connor	148,000	75,003	19,846	—	—	18,567	(5)	261,416
Deborah D. Rieman	132,000	75,003	19,846	—	—	—		226,849
H. Onno Ruding	135,000	75,003	19,846	—	—	—		229,849
William D. Smithburg	129,000	75,003	19,846	—	—	5,000	(3)	228,849
Hansel E. Tookes II	115,500	75,003	19,846	—	—	—		210,349
Mark S. Wrighton	107,500	75,003	19,846	—	—	5,000	(3)	207,349

(1)	The amounts in column (c) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock granted pursuant to the 2003 Equity Plan for Non-Employee Directors. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2010. There can be no assurance that the grant date fair value amounts will ever be realized. As of December 31, 2009, each Director had the following number of award shares outstanding: 50,653 for Mr. Brown; 13,350 for Mr. Cummings; 50,653 for Mr. Gund; 2,342 for Mr. Gutierrez; 19,863 for Mr. Houghton; 11,621 for Mr. Landgraf; 50,653 Mr. O’Connor; 48,277 for Ms. Rieman; 50,653 for Mr. Ruding; 50,653 for Mr. Smithburg; 35,527 for Mr. Tookes; and 6,977 for Mr. Wrighton. Total stock holdings for directors as of December 31, 2009 are shown in the table on page 23 under the caption “Security Ownership of Certain Beneficial Owners”.
(2)	The amounts in column (d) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock granted pursuant to the 2003 Equity Plan for Non-Employee Directors. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February10, 2010. There can be no assurance that the grant date fair value amounts will ever be realized. As of December 31, 2009, each Director has the following number of options outstanding: 28,536 for Mr. Brown; 9,527 for Mr. Cummings; 71,446 for Mr. Gund; 1,487 for Mr. Gutierrez; 2,085,929 for Mr. Houghton; 7,523 for Mr. Landgraf; 24,414 for Mr. O’Connor; 69,336 for Ms. Rieman; 69,336 for Mr. Ruding; 71,446 for Mr. Smithburg; 26,286 for Mr. Tookes and 4,430 for Mr. Wrighton.
(3)	Reflects a $5,000 charitable donation match made by Corning Foundation’s Matching Gift Program.
(4)	Includes costs attributable to the following: the aggregate incremental cost of Mr. Houghton’s use of Company aircraft valued at $ 52,161 (See footnote (5) of the Summary Compensation Table to determine how items are valued); other travel expenses at $2,630; home and personal security at $11,371; club memberships at $2,851; office space at $7,344; salaries and benefits for administrative staff at $189,787; office supplies and services at $10,119; computer/information technology services and expenses at $37,904; a $5,000 charitable donation match made by Corning Foundation’s Matching Gift Program; and annual service award of $438.
(5)	Includes costs attributable to the following: the aggregate incremental cost of Mr. O’Connor’s use of Company aircraft valued at $ 13,113 to accommodate a medical emergency; a $5,000 charitable donation match made by the Corning Foundation’s Matching Gift Program; and annual service award of $438.

Report of Audit Committee of the Board of Directors

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Corning’s financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors—a copy of which is attached to this proxy statement as Appendix D. The directors who serve on the Audit Committee have no financial or personal ties to Corning (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the New York Stock Exchange listing standards. The Board of Directors has determined that none of the Audit Committee members have a relationship with Corning that may interfere with the member’s independence from Corning and its management.

The Audit Committee met with management periodically during the year to consider the adequacy of Corning’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with Corning’s independent registered public accounting firm and with the appropriate financial personnel and internal auditors. The Audit Committee also discussed with Corning’s senior management and independent registered public accounting firm the process used for certifications by Corning’s Chief Executive Officer and Chief Financial Officer which is required for certain of Corning’s filings with the SEC. The Audit Committee met privately with both the independent registered public accounting firm and the internal auditors, both of whom have unrestricted access to the Audit Committee.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management is responsible for: the preparation, presentation and integrity of Corning’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of 2009, management updated the documentation, and performed testing and evaluation of Corning’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and it provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of Corning’s internal control over financial reporting. The Audit Committee also reviewed: the report of management contained in Corning’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC; as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in Corning’s Annual Report on Form 10-K related to its audits of the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 114, “The Auditor’s Communication With Those Charged With Governance,” and Public Company Accounting Oversight Board Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.” In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from Corning and its management. The Audit Committee has considered whether the provision of permitted non-audit services by the independent registered public accounting firm to Corning is compatible with the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in Corning’s Annual Report on Form 10-K for the year ended December 31, 2009.

The Audit Committee:

Kurt M. Landgraf, Chairman

Robert F. Cummings, Jr.

Deborah D. Rieman

H. Onno Ruding

Mark S. Wrighton

Independent Registered Public Accounting Firm

Fees Paid to Independent Registered Public Accounting Firm

The following table summarizes fees billed to Corning by PricewaterhouseCoopers LLP for professional services rendered for the years ended December 31, 2008 and 2009:

	2008	2009
Audit Fees	$5,957,000	$5,734,000
Audit Related Fees	215,000	751,000
Tax Fees	940,000	626,000
All Other Fees	114,000	24,000

Total Fees	$7,226,000	$7,135,000

Audit Fees.  These fees comprise professional services rendered in connection with the audit of Corning’s consolidated financial statements, and reviews of Corning’s quarterly consolidated financial statements on Form 10-Q that are customary under auditing standards generally accepted in the United States. Audit fees also include statutory audits of Corning’s foreign jurisdiction subsidiaries and consents for other SEC filings. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.

Audit Related Fees.  These fees comprise professional services rendered in connection with audits of due diligence related to acquisitions, comfort letters, internal control reviews, procedures to translate certain financial statements to accommodate activities of foreign subsidiaries employee benefit plans and SEC registration statements.

Tax Fees.  These fees comprise statutory tax compliance, preparation and assistance for Corning’s foreign jurisdiction subsidiaries, expatriate tax return compliance, and other tax compliance projects.

All Other Fees.  Includes a fee relating to licensing technical accounting software from the independent registered public accounting firm and a fee to subscribe to benchmarking studies published by the independent registered public accounting firm. Corning’s intent is to minimize services in this category.

Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Corning’s independent registered public accounting firm. The full Audit Committee approves annually projected services and fee estimates for these services and establishes budgets for major categories of services. The Audit Committee Chairman has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved but the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the Chairman are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent registered public accounting firm is required to provide supporting documentation detailing said service. The Audit Committee regularly reviews summary reports detailing services provided to Corning by its independent registered public accounting firm.

PROPOSAL 2—Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for selecting Corning’s independent registered public accounting firm. At the meeting of the Audit Committee of the Board of Directors held on February 3, 2010, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2010 fiscal year. Although shareholder approval for this appointment is not required, the Audit Committee and the Board of Directors are submitting the selection of PricewaterhouseCoopers LLP for ratification to obtain the views of shareholders. If the appointment is not ratified, the Audit Committee will consider the shareholders’ views in the future selection of Corning’s auditors.

In making the appointment of PricewaterhouseCoopers LLP as Corning’s independent registered public accounting firm for the fiscal year ending 2010, the Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence as our independent registered public accounting firm.

Corning expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to questions which may be raised there. These representatives may comment on the financial statements if they so desire.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2010.

PROPOSAL 3—To Approve the 2010 Variable Compensation Plan

Overview

In 1949, the shareholders of Corning adopted a plan which provided for the payment of additional compensation to such of Corning’s officers and employees as might be designated by a committee of the Board of Directors. No member of such committee was to be eligible to participate in the plan. Shareholders periodically have approved modifications to these additional compensation plans, the last such approval was in 2006, when shareholders amended the 2003 Variable Compensation Plan to terminate on May 1, 2011. The Board of Directors believes the variable compensation plans have been successful and should be continued. In February 2010, the Board approved the 2010 Variable Compensation Plan (the “2010 Incentive Plan”), which will replace the 2003 Variable Compensation Plan, and directed it be submitted to shareholders for approval at this time. The affirmative vote of the holders of a majority of the shares of Corning Common Stock cast at the meeting is required to approve the 2010 Incentive Plan. If shareholders approve, the 2010 Incentive Plan will become effective for the 2010 fiscal year and will expire on May 1, 2015. In the event shareholders do not approve, the 2010 Incentive Plan will not become effective and the 2006 Variable Compensation Plan will continue until its scheduled expiration on May 1, 2011, and after which additional compensation paid to named executive officers may not be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, which we will refer to as the “Code”.

Our Board of Directors recommends that you vote in favor of the 2010 Incentive Plan. The 2010 Incentive Plan is designed to provide a competitive incentive opportunity in order to attract and retain key executives. The 2010 Incentive Plan continues Corning’s long-standing approach to the payment of additional compensation. The 2010 Incentive Plan will continue as a compensation program for those employees who have broad responsibilities for profits and performance at the worldwide corporate level and whose compensation may be subject to the scope of Section 162(m) of the Code.

The following is a summary of the principal features of the 2010 Incentive Plan. Every aspect of the 2010 Incentive Plan is not addressed in this summary. Shareholders are encouraged to read the full text of the 2010 Incentive Plan which is attached to this proxy statement as Appendix A. Corning will send without charge the 2010 Incentive Plan to any shareholder who requests a copy.

Summary of the 2010 Variable Compensation Plan

Committee.  The 2010 Incentive Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors, consisting of at least three directors, each of whom is an “outside director,” as such term is defined in regulations under Section 162(m) of the Code. The members of the Committee will serve as such without compensation other than the regular fees to which they are entitled for attending meetings of the Board of Directors or any committee thereof.

Duration.  The 2010 Incentive Plan will remain in effect from Corning’s 2010 fiscal year, subject to approval by Corning’s shareholders, until May 1, 2015, unless earlier terminated by Corning’s Board of Directors.

Eligibility.  The participants in the 2010 Incentive Plan will be Corning’s chief executive officer and other highly compensated executive officers whose compensation may be subject to the deductibility provisions of Section 162(m) of the Code. Other employees, including officers not participating in the 2010 Incentive Plan, will participate in variable compensation plans which provide incentive for profit and performance and which use measures of performance substantially similar to those used in the 2010 Incentive Plan.

Performance Measures.  The Committee will determine the incentive compensation of each participant based upon the extent to which Corning has met predetermined performance goals. To measure performance the Committee may use such criteria as operating profits (including EBITDA), net profits after tax as adjusted, earnings per share as adjusted, profit returns and margins, operating and/or free cash flow as adjusted, revenues, return on assets, equity or investments, shareholder return and/or value, working capital and stock price. Performance criteria may be measured on a corporate, subsidiary or business unit basis, or a combination thereof. The criteria may also reflect corporate performance alone or corporate performance relative to Corning comparator companies or other external measures. For 2010, the Committee has determined to use adjusted net profit after tax as the measure.

Payment of Incentive Compensation.  All or part of the incentive compensation for any year may be distributed to participants for such year in individually designated awards determined by the Committee. Payments may be made in cash, stock options or shares of Corning Common Stock or a combination thereof, provided, however, that a participant may, in accordance with rules adopted by the Committee, elect to defer receipt of all or some portion of his/her payment. In addition, the Committee may determine not to pay to a participant in a given year the incentive compensation earned for such year and may require that the participant defer receipt of such amount. Any payments made in the form of stock or stock options will be valued at the closing price of the common stock on the New York Stock Exchange on the date the Committee certifies the attainment of the performance goals and the number of shares to be awarded. Any shares issued or shares underlying stock options so issued shall be deducted from the Company’s 2005 Employee Equity Participation Plan (or its successor plan).

In the event that payment of all or a portion of a payment is deferred, Corning will establish on its books an account for the amount of the payment so deferred and credit such account with additional sums. The additional sums will be determined by the Committee by reference to one or more factors, such as prevailing interest rates, performance of phantom mutual fund accounts, or changes in the price of Corning Common Stock.

All deferrals shall be made under a deferred compensation plan of the Company that satisfies the requirements of Section 409A of the Code.

No participant in the 2010 Incentive Plan may receive a payment for any fiscal year in excess of $5,000,000.

Amendment and Termination.  The Board of Directors has the power to terminate the 2010 Incentive Plan in its entirety at any time. The Board of Directors may also amend or modify the 2010 Incentive Plan in such respects as it may deem advisable, except that the Board may make no amendment which would jeopardize the deductibility of payments under Section 162(m) of the Code or other applicable laws or the rules of the New York Stock Exchange, without shareholder approval.

Taxation.  Corning will be allowed a federal income tax deduction with respect to all amounts distributed as incentive compensation in the year of payment in accordance with the provisions of Section 162(m) of the Code. The amount of any incentive compensation award will constitute ordinary income to the employee in the year of payment.

New Plan Benefits Table.  No benefits or amounts have been awarded or received under the 2010 Incentive Plan. Because the amounts to be awarded under the 2010 Incentive Plan are based on the actual performance of Corning and Corning’s future performance cannot be easily predicted, awards cannot be determined at this time. See “Summary Compensation Table” on page 46 for information about awards made under the 2003 Incentive Plan, as amended, during fiscal year 2009. However, no benefit or amount awarded in 2010 (or any subsequent year) will exceed the 2010 Incentive Plan’s limit of $5,000,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2010 VARIABLE COMPENSATION PLAN

PROPOSAL 4—To Approve the 2010 Equity Plan for Non-Employee Directors

Overview

In 2006, the shareholders of Corning voted to amend the 2003 Equity Plan for Non-Employee Directors, which was a continuation of a similar program first adopted in 2000, and amended in 2003 (the “2003 Plan”). The 2003 Plan, as amended, provided the means by which the Board may from time to time make discretionary awards of shares and/or grants of options to purchase shares of Corning’s Common Stock to non-employee directors. In February 2010, the Board approved the adoption of the 2010 Equity Plan for Non-Employee Directors Plan (the “2010 Plan”), which will replace the 2003 Plan, and directed it be submitted to shareholders for approval at this time. The affirmative vote of the holders of a majority of the shares of Corning’s Common Stock cast at the meeting is required to approve the 2010 Plan. If shareholders approve, the 2010 Plan will become effective for the fiscal year 2010 and will expire on May 1, 2020. In the event shareholders do not approve, the 2010 Plan will not become effective and the 2006 Plan will continue until its scheduled expiration on December 31, 2010, or when shares are no longer available, whichever is earlier.

Our Board of Directors recommends that you vote to approve the 2010 Plan. The 2010 Plan is designed to assist Corning in attracting and retaining individuals of exceptional ability to serve as its directors and to more closely align their interests with those of shareholders and to provide incentives for such persons to exert maximum efforts for the success of Corning.

As of December 31, 2009, options (net of canceled or expired options) and restricted shares covering an aggregate of 514,853 shares of Corning’s Common Stock have been granted under the 2003 Plan as amended. In addition, as of December 31, 2009, 235,147 shares of Corning Common Stock (plus any shares that might in the future be returned to the 2003 Plan or the 2000 Plan as a result of cancellations or expiration of options) remained available for future grant under the 2003 Plan. On February 25, 2010, the closing price of Corning’s Common Stock as reported on the New York Stock Exchange was $17.50.

The following is a summary of the principal features of the 2010 Plan. Every aspect of the 2010 Plan is not addressed in this summary. Shareholders are encouraged to read the full text of the 2010 Plan which is attached to this proxy statement as Appendix B. Corning will send without charge the 2010 Plan to any shareholder who requests a copy.

Summary of the 2010 Equity Plan for Non-Employee Directors

Committee.  The 2010 Plan is to be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee will have broad discretionary authority (within the parameters specified in the 2010 Plan) to determine when and to which eligible directors shares may be awarded and/or options may be granted; to determine the terms of each award made and/or option granted; to construe, interpret, and settle any dispute concerning the 2010 Plan, any shares awarded and/or options granted; and to make any other decision or take any other action that it deems necessary or desirable for the administration or operation of the 2010 Plan.

Effective Date of the 2010 Plan.  The 2010 Plan is effective for shares issued on or after April 29, 2010.

Eligibility.  Only persons who, at the time of an award of shares or the grant of an option, are directors and who are not employees of Corning or any affiliated entity, are eligible to participate in the 2010 Plan. Currently, twelve of Corning’s fifteen directors are eligible to participate in the 2010 Plan.

Available Shares.  Subject to adjustment as contemplated by the 2010 Plan, the maximum number of shares of Common Stock that may be used for awards and the settlement of options is 1,250,000. If an option granted under the 2010 Plan terminates or expires without having been exercised in full, or if shares awarded subject to restrictions are forfeited, the shares that were subject to the option or the restrictions will become available for new awards or option grants under the 2010 Plan. Shares used for 2010 Plan purposes may be either shares held in Corning’s treasury or new issuances, as the Board determines.

Adjustments.  In the event of any stock split, stock dividend, spin-off, recapitalization or other similar event affecting the shares, adjustments will be made in the number of shares subject to the 2010 Plan, the number and kind of shares to be purchased and the price per share to be purchased. Any such adjustment will be made by the Committee, whose determination shall be final. In the event of a merger, consolidation, amalgamation or other change of control event of Corning with another company or in the event of a liquidation or reorganization, the Committee will provide for adjustments or settlements of outstanding awards as it deems appropriate.

Terms.  The 2010 Plan affords the Committee or the Board the discretion to determine, at the time of an award or the grant of an option, the number of shares that will be awarded or covered by the option; the restrictions on transfer or the possibility of forfeiture which may be imposed on an award; and the time at which the option (or any portion of it) first will become exercisable, and the latest date on which it may be exercised. Subject to adjustment as contemplated by the 2010 Plan, the per share exercise price of each option will be closing price of Corning Common Stock on the New York Stock Exchange on the date the option is granted. No option granted under the 2010 Plan will have an expiration date later than ten years after its grant. Each option will terminate in its entirety on the earliest of (1) the third anniversary of the date on which the grantee ceased to be a Corning director, (2) the date on which written notice of termination of the option is given to the former director (or such later date as is specified in that notice), and (3) the option’s expiration date.

Each option will be non-transferable except limited transfers to family members, trusts and partnerships for the benefit of the director and family members, and to charitable organizations as donations. To the extent then exercisable, an option may be exercised in whole or in part by giving written notice of exercise in the manner contemplated in the 2010 Plan and paying in full in cash or with shares of Corning Common Stock or by the Company withholding Common Stock otherwise deliverable pursuant to the exercise of the stock option, or a combination of the foregoing, the aggregate exercise price for the number of shares for which the option is being exercised.

Duration of Plan; Amendments.  If approved by the shareholders, the 2010 Plan will continue until May 1, 2020, unless earlier terminated by the Board. The Board may at any time and from time to time amend, modify, suspend or terminate the 2010 Plan, with or without shareholder approval, except that no amendment or modification will be made without shareholder approval if such approval is then required by the rules promulgated under the Securities Exchange Act of 1934, as amended, or by the applicable rules of any national securities exchange on which Corning’s Common Stock is then listed, or if the amendment increases the number of shares of Common Stock available under the 2010 Plan or reduces any exercise price of any option to less than fair market value at the date of grant. No amendment shall adversely affect any outstanding award or option without the holder’s consent.

Notwithstanding the foregoing, no shares may be awarded or options granted that would modify, extend or renew in any way subsequent to the date of the award/grant if such modification, extension or renewal would be considered the award of a new share or the grant of a new option under Section 409A of the Internal Revenue Code of 1986, as amended.

Taxation.  All options granted under the 2010 Plan will be nonqualified stock options (that is, options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended). The following discussion is intended as a general summary of the federal income tax consequences associated with the grant and exercise of nonqualified stock options. This summary does not purport to be complete and does not address any applicable state or local tax law.

In general, under current federal income tax law applicable to nonqualified stock options, the grant of an option under the 2010 Plan is not a taxable event for the grantee or a deductible event for Corning. However, upon exercise of the option, the grantee would realize ordinary compensation income measured by the excess of the fair market value of the acquired shares at the time of exercise over the exercise price paid, and Corning would be entitled to a deduction equal to the income realized by the grantee. Upon a subsequent sale of the shares acquired, the grantee generally would realize a capital gain or loss (long-term—if held for twelve months or longer or short-term—if held for less than twelve months) equal to the positive or negative difference between the grantee’s basis in the shares (usually the market price of the shares at the time of exercise) and the value received in the sale. The holding period commences upon the exercise of the nonqualified stock option.

A non-employee director who receives an award of shares of Corning Common Stock under the 2010 Plan will recognize ordinary income in an amount equal to the fair market value of Corning’s Common Stock on the date the shares are no longer subject to forfeiture. If an award is made subject to the possibility of forfeiture, the director may elect to be taxed on the fair market value on the date of receipt under Section 83(b) of the Internal Revenue Code of 1986, as amended. Corning will be entitled to a deduction equal to the amount of income recognized by the director in the same year in which the director recognizes the income.

New Plan Benefits Table.  See “Director Compensation” on page 62 for information about awards made to directors under the 2003 Plan during fiscal year 2009.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2010 EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS.

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for other future issuances of options under all of our existing equity compensation plans, including our 2005 Employee Equity Participation Program, our 2003 Equity Plan for Non-Employee Directors and our 2002 Worldwide Employee Share Purchase Plan as of December 31, 2009.

	A	B	C
Plan Category	Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column A)
Equity Compensation Plans Approved by Security Holders(1)	92,504,000	$25.83	59,275,949
Equity Compensation Plans Not Approved Security Holders	0	$0.00	0
Total	92,504,000	$25.83	59,275,949

(1)	Shares indicated are total grants under the most recent shareholder approved plans as well as any shares remaining outstanding from any prior shareholder approved plans.

PROPOSAL 5—To Approve the Amendment and Restatement of the Restated Certificate of Incorporation to Declassify the Board of Directors

Background:  Section 5(a) of the Company’s Restated Certificate of Incorporation and Article III, Section 1(a) of the Company’s By-Laws currently provide that the Board shall be divided into three classes, with each class of directors standing for election at every third annual meeting of shareholders and with the term of one class of directors expiring at each annual meeting. Consequently, at any given annual meeting of shareholders, the Company’s shareholders have the ability to elect only one class of directors, constituting approximately one-third of the entire Board. On October 7, 2009, the Board voted to approve, and recommend that the Company’s shareholders approve at the 2010 Annual Meeting of shareholders, a plan to declassify its Board.

Rationale for Declassification:  The Board has regularly reviewed the advantages and disadvantages of maintaining a classified board. In the past, the Board has concluded that maintaining a classified board was in the best interests of the Company and its shareholders.

The Board recognizes that a classified board provides several advantages, including providing for continuity and stability of directors, promoting the Company’s goal of long-term delivery of shareholder value through innovation and investment, and reducing the vulnerability of the Company to hostile and potentially abusive takeover tactics by preventing an acquirer from replacing more than one-third of the entire board in a single election. However, the Board also recognizes that many investors and commentators believe that electing directors is the primary means by which shareholders exert influence over the management of their company and hold their directors accountable for the management of the company. In this regard, the Board acknowledges the growing sentiment among shareholders in favor of annual elections.

Based upon the analysis, the Board has again carefully considered the various positions for and against maintaining the classified board, including the views of the Company’s shareholders, and has concluded that amending and restating the Company’s Restated Certificate of Incorporation to provide for the annual election of all directors is in the best interests of the Company and its shareholders.

Proposed Declassification:  If the proposed amendment and restatement of the Company’s Restated Certificate of Incorporation is approved by the requisite vote of the Company’s shareholders, the declassification of the Board will occur as follows:

•

The term of office for those director nominees elected at this 2010 Annual Meeting of shareholders will expire at the 2013 Annual Meeting of shareholders, at which time such directors will be eligible for re-election for a term expiring at the 2014 annual meeting of shareholders.

•

The continuing directors whose current terms will expire at the 2011 or 2012 Annual Meetings of shareholders, respectively, will serve the remainder of their terms, and the term of office for director nominees elected at the 2011 or 2012 Annual Meeting of Shareholders will expire at the next annual meeting of shareholders.

•

Any director appointed to the Board as a result of an increase in the size of the Board or to fill a vacancy on the Board will hold office until the next Annual Meeting of shareholders, at which the director will be eligible to stand for re-election for a term expiring at the next annual meeting of shareholders.

Beginning with the 2013 Annual Meeting of shareholders, if the proposed amendment and restatement of the Company’s Restated Certificate of Incorporation is approved, all directors will stand for election for terms expiring at the next annual meeting of shareholders.

The above description is qualified in its entirety by the actual text of set forth in Appendix C, which contains the proposed amendment to the Restated Certificate of Incorporation.

Shareholder Approval Required:  The affirmative vote of a majority of the total number of shares outstanding and entitled to vote is required to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation. If shareholders do not vote to approve the proposed amendment and restatement, the Board will remain classified and the directors will continue to be elected to serve three-year terms, subject to their earlier death, resignation or removal. If the shareholders do vote to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation, certain ancillary changes to the Company’s By-laws to reflect the absence of a classified board will be necessary. The Board has approved those amendments, subject to the shareholders voting to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation.

Legal Effectiveness of Proposed Declassification:  If the amendment and restatement of the Company’s Restated Certificate of Incorporation is approved by the requisite vote of the shareholders, it will become effective upon the filing of an appropriate restated certificate of incorporation with the New York Department of State. The Company would make such filing promptly after the 2010 Annual Meeting of shareholders. The amendments to the Company’s By-laws to reflect the absence of a classified board will become effective concurrently with the effectiveness of the Company’s Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL 6—Shareholder Proposal

The Board of Directors Unanimously Recommends A VOTE AGAINST This Proposal 6.

Ram Trust Services, with an address at 45 Exchange Street Portland, Maine 04101, holds 4,200 shares of Corning Common Stock, and on behalf of Elizabeth Currier of 1 Smither’s Way, Scarborough, Maine, 04074 as beneficial owner, proposes to present the following resolution for adoption at the annual meeting of shareholders. In accordance with applicable proxy regulations, we include the following shareholder proposal and supporting statements as submitted by the proponent.

Adopt Simple Majority Vote

Resolved,  Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against the proposal in compliance with applicable laws.

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. Also our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

This proposal topic won from 74% to 88% support at the following companies in 2009: Weyerhaeuser (WY), Alcoa (AA), Waste Management (WM), Goldman Sachs (GS), FirstEnergy (FE), McGraw-Hill (MHP) and Macy’s (M). The merits of this Simple Majority Vote proposal should also be considered in the context of other shareholder efforts to improve our company’s corporate governance.

In 2009 the following outstanding shareholder votes were achieved:

1.	A 2009 shareholder proposal to change from 3-year terms for our directors to one-year terms won more than 71% support at our annual meeting. This 71%-support also represented a 54%-support from all shares outstanding.

2.	A 2009 shareholder proposal to require directors to obtain a majority vote for electioninstead of just one-vote for election—won more than 74% support at our annual meeting. This 59%-support represented more than 56%-support from all shares outstanding.

In response to these votes our board will introduce its own proposal for one-year terms for directors and place it on our 2010 annual meeting ballot for our approval. And our board completed the adopted a majority vote requirement for election of directors.

The above shareholder votes shows there is strong support to enhance our corporate governance. Please encourage our board to respond positively to this proposal for a simple majority vote threshold in order to make improvements in our charter and bylaws.

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS OPPOSES THIS SHAREHOLDER PROPOSAL AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 6 FOR THE FOLLOWING REASONS:

We believe the super-majority voting standards under Corning’s Restated Certificate of Incorporation (“Certificate”) and By-Laws (collectively, “Governance Documents”) are appropriate and necessary. These super-majority standards ensure that broad stockholder support exists before significant changes to Corning’s corporate and governance structure can be implemented. Corning’s super-majority voting standards require approval of at least 80 percent of the outstanding stock to make changes for a small but important number of matters of corporate structure and governance: (a) the number, class, removal, and nomination of directors, as well as general powers of the Board; and (b) the approval of a merger or business combination that is not first approved by the Board. If at least two-thirds of the Board agrees any such change is advisable, then the 80% super-majority shareholder vote is NOT required. As an example, the declassification proposal in this Proxy Statement received a favorable Board determination, and so requires vote by a majority of outstanding shares—not by a super-majority.

The Board believes a higher voting threshold for significant changes to the Company’s corporate structure or governance is in the best long-term interests of Corning and its stockholders. The Board intentionally created a super-majority vote standard to apply to the areas above because of their importance to the Company. For example, the provisions requiring an 80% shareholder vote to approve business combinations not first declared advisable by the Board are meant to protect the interests of all stockholders and help create long-term stockholder value under all circumstances. These provisions encourage potential acquirers to deal directly with the Board, which in turn provides the Board greater leverage to negotiate the best possible return for all stockholders.

In addition, the Board is subject to fiduciary duties under the law to act in a manner that it believes to be in the best interests of Corning and all of its stockholders. Stockholders, on the other hand, do not have the same fiduciary duty as the Directors. As a result, a single stockholder or a group of stockholders acting in concert may act in their own self-interests to the detriment of other stockholders. Accordingly, the super-majority voting standards are necessary to help safeguard the long-term interests of Corning and its stockholders.

Stockholder approval of this non-binding shareholder proposal would not automatically eliminate the super-majority vote standards from the Governance Documents. Under New York law, a change in these super-majority standards would first require the Board to authorize amendments to the Company’s Certificate and By-Laws. Unless approved by two-thirds of the Board, any such amendment would require the affirmative vote of the holders of at least 80% of voting power of all outstanding Corning stock.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 6.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS SHAREHOLDER PROPOSAL.

Incorporation by Reference

The Compensation Committee Report on page 45 and the Report of Audit Committee of the Board of Directors on page 64, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Corning under the Securities Act or the Exchange Act, except to the extent that Corning specifically incorporates such information by reference. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Additional Information

Our 2009 Annual Report is provided with this proxy statement. Corning’s Proxy Statement, Annual Report on Form 10-K, and all other filings with the SEC, each of the Board Committee Charters and the Corporate Governance Guidelines may also be accessed via the Investor Relations page on Corning’s web site at www.corning.com. These documents are also available without charge upon a shareholder’s written or oral request to Investor Relations, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831, telephone number 607-974-9000.

By order of the Board of Directors,

Denise A. Hauselt

Vice President, Secretary and Assistant General Counsel

February 25, 2009

APPENDIX A

CORNING INCORPORATED

2010 VARIABLE COMPENSATION PLAN

1.	PURPOSE

The purpose of the Corning Incorporated 2010 Variable Compensation Plan (also referred to as the “Performance Incentive Plan”, “PIP” or the “Plan”) is to motivate and reward performance with tax deductible payments to those executive officers of Corning Incorporated (“Corning” or the “Corporation”) subject to Section 162(m) of the Internal Revenue of 1986, as amended, and to the regulations and rulings promulgated thereunder (the “Code”).

2.	EFFECTIVE DATE AND TERM

The Plan replaces the 2006 Variable Compensation Plan and shall be effective for Corning’s 2010 fiscal year upon approval by Corning’s shareholders and will continue for each subsequent fiscal year through May 1, 2015 unless earlier terminated by Corning’s Board of Directors (the “Board”) or replaced by a new plan.

3.	PARTICIPANTS

The individuals who may receive payments under the Plan, based on performance for any fiscal year while the Plan is in effect, shall be those persons employed by the Corporation at the end of each fiscal year who constitute the Corporation’s chief executive officer and all other highly compensated executive officers whose compensation may be subject to the scope of Section 162(m) of the Code.

4.	COMMITTEE ADMINISTRATION

The Plan shall be administered by a committee appointed by the Board of Directors and consisting of at least three non-employee directors, each of whom satisfies the requirements for an “outside director” as that term is defined under Section 162(m) of the Code. The Committee shall have the sole authority and discretion to administer and interpret the Plan in good faith to satisfy the requirements for tax deductibility of payments in accordance with Section 162(m) of the Code. Such authority shall include selection of the performance criteria for any applicable fiscal year and the individual participants. Decisions of the Committee shall be final, conclusive and binding on all parties including the Corporation, its stockholders and participants, and their personal representatives, beneficiaries and heirs.

5.	PERFORMANCE CRITERIA

The Committee shall select the performance criterion or criteria for each individual participant for any fiscal year (or portion thereof) during the first fiscal quarter of such year (or shorter period required by Section 162(m) of the Code) and the formula or formulae for determining the amount of payment that the Committee may award for performance during such year. The performance criteria which the Committee may use are: operating profits (including EBITDA), net profits after tax as adjusted, earnings per share as adjusted, profit returns and margins, operating and/or free cashflow as adjusted, revenues, returns on assets, equity or investments, shareholder return and/or value, working capital and stock price. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect corporate performance alone or performance relative to the performance of a peer group of entities or other external measure of the criteria selected. Any performance criteria measurements shall exclude those adjustments agreed to in advance by the Committee and may include, but are not limited to, items such as the following: (i) impact of any required accounting changes that cause a variance from budget, (ii) impact from discontinued operations, (iii) restructuring or impairment charges and credits considered a special for external reporting purposes, (iv) other non-operating gains and losses considered a special for external reporting purposes, (v) impact of release of valuation allowance on deferred tax assets, (vi) gains/losses on debt buybacks or other extraordinary gains/losses, (vii) other extraordinary charges or settlements that cause a variance from budget.

6.	PERFORMANCE GOALS

Prior to the end of the first quarter of each fiscal year the Plan is in effect, the Committee shall establish in writing the performance goals, based on one or more of the performance criteria set forth in Section 5, and payment schedules or formulae tied to such goals for the individuals described in Section 3.

7.	PAYMENTS

The Committee shall certify in writing the attainment of the applicable performance goals before making any payments for the applicable performance year. Unless deferred in accordance with Section 8, payments will be made after the end of the fiscal year for which the award is being paid but before March 15th of the year following the fiscal year for which the award is being paid. The Committee, at its sole discretion, may reduce the amount of payment below that determined using the applicable performance criteria or formulae for a given participant. No participant may receive an aggregate payment for a fiscal year’s performance in excess of $5,000,000. Payments may be made in cash, stock options or shares of common stock of the Corporation or any combination thereof. If any payments are made in the form of common stock or stock options of the Corporation, the value thereof shall be determined as the closing price of the common stock on the New York Stock Exchange as of the date the Committee certifies the attainment of performance goals and the number of shares so issued or shares underlying any stock options so issued shall be deducted from the number of shares available for issue under the Corporation’s 2005 Employee Equity Participation Program, as amended (or subsequent Program then in effect).

8.	PAYMENT DEFERRALS

The Committee may mandate and/or permit the deferral of all or a portion of any payment earned under the Plan. Deferred payment accounts may be denominated in: cash amounts with the crediting of interest; phantom mutual fund accounts; or common stock equivalent unit accounts, provided that any crediting of interest or dividend equivalents shall not cause the eventual payment to be nondeductible under Section 162(m) of the Code as determined in good faith by the Committee at the time of such crediting. All such deferrals shall be made under a deferred compensation plan of the Corporation that satisfies the requirements of Code Section 409A.

9.	AMENDMENT; TERMINATION

The Board of Directors may amend, modify or terminate the Plan as it deems appropriate to serve the Plan’s purposes, subject to shareholder approval to the extent required by Section 162(m) of the Code, other applicable law or the rules of any applicable stock exchange.

10.	SECTION 162(M)

All payments under this Plan are designed to satisfy the special requirements for performance-based compensation set forth in Section 162(m) of the Code, and the Plan shall be so construed. If a provision of the Plan causes the payment to fail to satisfy these special requirements, it shall be deemed amended to satisfy the requirements to the extent permitted by law and subject to Committee approval.

11.	OTHER INCENTIVE PLANS

The Board may provide that persons specified in Section 3 may participate in and receive payments under other incentive compensation plans, programs and arrangements maintained by the Corporation, as it deems appropriate and necessary.

12.	NO TRUST

The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Corporation or any affiliate pursuant to this Plan, such right shall not be greater than the right of any unsecured general creditor of the Corporation or of any affiliate.

13.	GOVERNING LAW

The validity, construction and effect of the Plan and any agreements or other instruments issued under it shall be determined in accordance with the laws of New York without reference to the principles of conflict of laws.

14.	SEVERABILITY

If any portion of this Plan is deemed to be void, that portion of the Plan, and that portion only, will be deemed void. All other provisions of the Plan will remain in effect.

APPENDIX B

CORNING INCORPORATED

2010 EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS

1.	THE PLAN

a. Purpose. This Corning Incorporated 2010 Equity Plan for Non-Employee Directors (the “Plan”) is intended to benefit the shareholders of Corning Incorporated (the “Corporation”) by providing a means to attract, retain and reward non-employee directors of the Corporation (“Directors”) who can and do contribute to the longer-term financial success of the Corporation and to increase their proprietary interest in the Corporation.

b. Effective Date. The Plan replaces the 2003 Equity Plan For Non-Employee Directors as amended and will become effective upon its approval by the affirmative vote of a majority of the votes cast at the Corporation’s 2010 Annual Meeting of Shareholders and shall continue until it expires on May 1, 2020 or is replaced by another plan.

2.	ADMINISTRATION

a. Committee. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”), provided, however, that from time to time the Board may assume, at its sole discretion, administration of the Plan.

b. Powers and Authority. The Committee’s powers and authority include, but are not limited to: permitting transferability of awards to limit transfers to family members, trusts and partnerships for the benefit of participants and family members, and as charitable donations; interpreting the Plan’s provisions; and administering the Plan in a manner that is consistent with its purpose. The Committee’s decision in carrying out the Plan and its interpretation and construction of any provisions of the Plan or any award or option granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Committee shall be liable for any action or determination made in good faith in administering the Plan.

c. Awards and Award Prices. All grants of shares of common stock, par value $.50, of the Corporation (“Shares”) or options to purchase Shares as more fully described in Section 5 (an “Award”) shall be determined by the Committee, in such type and magnitude, and subject to such terms and conditions (including vesting and forfeiture rules), as it shall determine.

d. Notwithstanding any other provisions of this Plan to the contrary, no stock option or stock award may be modified, extended or renewed in any way subsequent to the date of grant if such modification, extension or renewal would be considered the grant of a new option for purposes of IRC Code Section 409A or otherwise subject the option or stock award to IRC Code Section 409A.

3.	ELIGIBILITY Only Directors of the Corporation who, at the time of Award, are not employees of the Corporation shall be eligible to receive Awards under the Plan.

4.	SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS

a. Maximum Shares Available for Delivery. Subject to adjustments under Section 4(c), the maximum number of Shares that may be delivered to Directors and their beneficiaries under the Plan shall be 1,250,000. Any Shares covered by an Award (or portion of an Award) granted under the Plan, which is forfeited or canceled or expires, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise, if any stock option is exercised by (1) tendering Shares, either actually or by attestation, to the Corporation or (2) by the Corporation withholding Shares otherwise deliverable pursuant to exercise of the stock option, as full or partial payment for such exercise under this Plan, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

b. Adjustments for Corporate Transactions.

(i) The Committee shall determine whether a corporate transaction has affected the price per Share or the number of Shares outstanding such that an adjustment or adjustments to outstanding awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of an Award. For this purpose a corporate transaction will include, but is not limited to, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or other similar occurrence. In the event of such a corporate transaction, the Committee shall, in such manner as the Committee deems equitable, adjust (i) the number and kind of shares which may be delivered under the Plan pursuant to Section 4(a); (ii) the number and kind of shares subject to outstanding Awards; and (iii) the exercise price of outstanding stock options.

(ii) In the event that the Corporation is not the surviving Corporation of a merger, consolidation or amalgamation with another Corporation, or in the event of a liquidation or reorganization of the Corporation, and in the absence of the surviving corporation’s assumption of outstanding Awards made under the Plan, the Committee may provide for appropriate adjustments and/or settlements of such grants either at the time of grant or at a subsequent date. The Committee may also provide for adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purpose in the event of any other change in control of the Corporation.

5.	TYPES OF AWARDS

a. General. The types of Awards that may be granted under the Plan include:

b. Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share which is no less than one hundred percent (100%) of the closing price of a Share on the New York Stock Exchange as of the grant date, as determined by the Committee. No stock option shall be “repriced” (i.e., by reducing the exercise price, cancelling the option in exchange for another option with a lower exercise price, or cancelling the option for cash or another Award, other than in connection with a change in control) without shareholder approval. The Shares covered by a stock option may be purchased by means of a cash payment of the exercise price or such other means as the Committee may from time to time permit, including, without limitation, one or more of: (i) tendering Shares valued using the market price at the time of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Corporation a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise prior to the issuance of the Shares by the Corporation; or (iii) any combination of the above. All options shall be non-qualified options.

No option granted under the Plan will have an expiration date later than ten years after its grant. Unless otherwise provided by the Committee, each option will terminate in its entirety on the earliest of (1) the third anniversary of the date on which the grantee ceased to be a Corning Director, (2) the date on which written notice of termination of the option is given to the former Director (or such later date as is specified in that notice), and (3) the option’s expiration date.

c. Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future, subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.	STOCK AWARD SETTLEMENTS AND PAYMENTS

a. Dividends and Dividend Equivalents. The Committee, in its discretion, will determine whether dividends or dividend equivalent payments will be paid or credited to a Director’s account, prior to the time that a Stock Award becomes vested.

b. Payments. Stock Awards may be settled through cash payments, the delivery of Shares, the granting of Awards or combination thereof, as the Committee shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

7.	PLAN AMENDMENT AND TERMINATION

a. Amendments. Any Plan amendments will comply with the New York Stock Exchange listing requirements. The Board may amend this Plan as it deems necessary and appropriate to better achieve the Plan’s purpose, provided, however, that: (i) the Share limitation set forth in Section 4 cannot be increased, and (ii) the minimum stock option exercise price set forth in Section 2, cannot be changed unless such a plan amendment is properly approved by the Corporation’s shareholders.

b. Plan Suspension and Termination. The Board may suspend or terminate this Plan at any time. Any such suspension or termination shall not of itself impair any outstanding Award granted under the Plan or the applicable Director’s rights regarding such Award.

8.	MISCELLANEOUS

a. No Individual Rights. No person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Director the right to be re-nominated or to continue to serve the Corporation, any subsidiary or related entity, in such capacity.

b. Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any Director or beneficiary of a Director. To the extent any person holds any obligation of the Corporation by virtue of an Award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Corporation and accordingly shall not confer upon such person any right, title or interest in any assets of the Corporation.

c. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.

d. Governing Law. The validity, construction and effect of the Plan and any Award, agreement or other instrument issued under it shall be determined in accordance with the laws of the State of New York without reference to principles of conflict of law.

APPENDIX C

PROPOSED AMENDMENT TO

THE RESTATED ARTICLES OF INCORPORATION

Art.5	Current Version

(a) The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than nine nor more than twenty-four persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors and such exact number shall be twenty-one unless otherwise determined by a resolution so adopted by a majority of- the entire Board of Directors. As used in this Certificate of Incorporation, the term “entire Board of Directors” means the total authorized number of directors which the Corporation would. have if there were no vacancies.

At the 1985 Annual Meeting of Stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1986 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1987 Annual Meeting of Stockholders and the terms of office of the third class to expire at the 1988 Annual Meeting of Stockholders. Commencing with the 1986 Annual Meeting of the Stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

(b) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, vacancies in any class of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, if occurring prior to the expiration of the term of office of such class, be filled only by the affirmative vote of a majority of the remaining directors of the entire Board of Directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

Art.5	Proposed Version

(a) The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than nine nor more than twenty-four persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors; and such exact number shall be twenty-one unless otherwise determined by a resolution so adopted by a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term “entire Board of Directors” means the total authorized number of directors which the Corporation would have if there were no vacancies.”

Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding: (i) each director elected at the 2010 Annual Meeting of Stockholders shall be elected to hold office until the 2013 Annual Meeting of Stockholders; (ii) each director elected at the 2011 Annual Meeting of Stockholders shall be elected to hold office until the 2012 Annual Meeting of Stockholders; (iii) each director elected at the 2012 Annual Meeting of Stockholders shall be elected to hold office until the 2013 Annual Meeting of Stockholders; and (iv) at the 2013 Annual Meeting of

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Stockholders and each Annual Meeting of Stockholders thereafter, all directors shall be elected to hold office until the next Annual Meeting of Stockholders. Each director shall hold office until the expiration of the term for which such director is elected and until such director’s successor is elected and qualified.

(b) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification or removal from office of a director or other cause shall, if occurring prior to the expiration of the term of office of such director, be filled only by the affirmative vote of a majority of the remaining directors of the entire Board of Directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is elected and qualified.

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APPENDIX D

Corning Incorporated

Audit Committee of the Board of Directors

Committee Charter

Purpose and Role

The Audit Committee is a committee of Corning’s Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal control over financial reporting which management and the Board of Directors have established, and the audit process, as well as integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the internal auditor and the independent auditors. In addition, the Audit Committee provides an open avenue of communication between the internal auditors, the independent auditors, financial and senior management, and the Board of Directors. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

The Audit Committee recognizes that it is the duty of management and the independent auditor to plan and conduct audits and to determine that Corning’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The Audit Committee further recognizes that the conduct of investigations, the resolutions of disagreements, if any, with the independent auditor and compliance with laws, regulations and Corning’s Code of Conduct are a management function.

Composition

The membership of the Audit Committee shall consist of at least three or more directors as determined by the Board of Directors, of whom in the judgment of the Board of Directors shall meet the independence and financial literacy requirements of the New York Stock Exchange, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an “audit committee financial expert” under rules and regulations of the Securities and Exchange Commission and one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange Listing Standards. Further, no member of the Audit Committee shall be an active or retired employee of Corning. Members of the Audit Committee shall serve at the pleasure of the Board of Directors. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Audit Committee is appointed by the full Board of Directors at its annual organizational meeting.

Meetings

The Audit Committee shall meet in person at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. In addition, management and the Audit Committee will meet telephonically to discuss and review the quarterly and annual financial statements and company disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of a report on Form 10-Q or Form 10-K. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations as appropriate.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

Financial Reporting

1.	Perform a timely review of quarterly and annual financial statements and other financial information provided to shareholders.

2.	Confirm that management and the independent auditor perform a timely analysis of significant reporting issues and judgments made and report key issues to the Committee, including discussion of major issues regarding accounting principles and financial statement presentation.

3.	Inquire of management, the internal audit partner, and independent auditor about significant risks or exposures, assess the steps management has taken to minimize such risk to the company, and evaluate the need for disclosure thereof.

4.	Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements of the company, including: (a) company disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or Form 10-Q, and (c) items required by Statement of Auditing Standards 61, Statement of Auditing Standards 100 and Public Company Accounting Oversight Board Auditing Standard 2 in effect at that time for annual and quarterly statements.

5.	Review and discuss generally with management Corning’s quarterly earnings press releases, earnings guidance and other financial information provided to investors, analysts and rating agencies.

6.	Review with the independent auditor, the internal auditor and management: (a) the adequacy and effectiveness of the systems of internal control over financial reporting (including any significant deficiencies and material weaknesses as well as significant changes in internal control over financial reporting reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures; and (b) current accounting trends and developments, and take such related action as appropriate.

7.	Discuss with management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial reporting practices used or proposed to be used, as well as the effect of regulatory and accounting initiatives and off-balance sheet structures.

8.	Issue a letter for inclusion in Corning’s Annual Proxy Statement that includes disclosures as required by SEC regulations.

9.	Recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K.

Internal Control Over Financial Reporting

10.	Review with the independent auditor and the internal audit partner the adequacy of the company’s internal control over financial reporting (including information systems and security); and related significant findings and recommendations of the independent auditor and internal audit, together with management’s responses.

11.	Review and discuss disclosures made by management about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in Corning’s internal control over financial reporting.

12.	Review and discuss management’s plans to perform annual and quarterly assessments of the effectiveness of internal control over financial reporting to support the management report on internal control over financial reporting as required by SEC regulation.

13.	Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the internal auditor, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the internal auditor.

Audit Process

Appointment of auditors

14.	On an annual basis, appoint or re-appoint the independent auditor and review and approve the discharge of the independent auditor. Instruct the independent auditor (a) that they are ultimately accountable to the Audit Committee; (b) that the Audit Committee has the authority and responsibility to appoint, retain, evaluate and replace the independent auditor; and (c) that the Audit Committee, as the shareholders’ independent representative, is the independent auditor’s client.

15.	Approve management’s recommendation of the internal auditors to be nominated. Review and approve the discharge of the internal auditors.

16.	Review and concur in the appointment or replacement of the management individual charged with the role of overseeing internal audit processes.

Performance, independence and qualification of auditors

17.	Annually, review and assess the following concerning the competence of the independent auditor and engagement team:

•	Resumes of key engagement audit personnel.

•	The quality control procedures of the firm serving as independent auditor.

•	The results of the most recent Public Company Accounting Oversight Board quality control review or other assessments of the firm serving as independent auditor.

18.	Receive and review: (a) report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

19.	Discuss with the auditors and management the independence of the internal auditor and the independent auditor, including a review of services and related fees provided by the independent auditor and the internal auditors. Review disclosures from the independent auditor required by Public Company Accounting Oversight Board Rule 3526.

20.	Ensure the rotation of the lead audit partner having primary responsibility for the external audit and the audit partner responsible for reviewing the audit and other partners on the account as required SEC regulation.

21.	Approve management’s policies for Corning’s hiring of employees or former employees of the independent auditor who participate in any capacity in the audit of Corning. On an annual basis, management should provide the Audit Committee Chair with information on compliance with that policy.

22.	Review with management and the internal audit partner, annually, the internal audit department’s charter, staffing and significant objectives.

Compensation of the independent auditor

23.	The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

24.	The Audit Committee shall preapprove all auditing services and all permitted non-audit services (including fees and terms thereof) to be performed for Corning by its independent auditor. The Audit Committee may delegate authority to its chairman to grant preapprovals of permitted non-audit services, provided that decisions of such individual be presented to the full Audit Committee at its next scheduled meeting.

Review of audit plans and results

25.	Review with the internal audit partner and the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Review of audit results

26.	Review and discuss with management, the internal audit partner and the independent auditor at the completion of the annual audit the following:

a)	Annual report of the company, including the consolidated financial statements and related footnotes.

b)	Results of the audit of the consolidated financial statements and the related report thereon.

c)	Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.

d)	Significant changes in the audit plan and any serious disputes or difficulties with management encountered during the audit.

e)	Other communications as required by generally accepted auditing standards.

Other Items

27.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and the results of the annual review of these areas conducted by internal audit.

28.	Review legal and regulatory matters that may have a material impact on the financial statements and related corporate compliance policies, and programs and reports from regulators.

29.	Review the status of compliance with laws, regulations and internal procedures; the scope and status of systems designed to promote company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

30.	Discuss company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to Corning, as well as major legislative and regulatory developments which could materially impact Corning’s contingent liabilities and risks.

31.	Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

32.	Investigate and respond to any instances or allegations of inappropriate behavior by management concerning questions of compliance with securities laws or inquiries as may be reported by legal counsel.

33.	Review, approve or ratify transactions between the company and related persons that are required to be disclosed under Item 404 of SEC Regulation S-K, using the definitions of “transactions” and “related person” in Item 404.

General

34.	At least semi-annually, meet with the internal audit partner, the independent auditor, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

35.	Report Audit Committee actions to the Board of Directors with such recommendations, as the Audit Committee may deem appropriate. At the Chairman’s option, the independent auditor should be made available to meet with the Board of Directors annually or when otherwise appropriate.

36.	Conduct an annual performance evaluation of the Audit Committee and evaluate the adequacy of the Audit Committee’s charter annually.

37.	The Audit Committee shall have the power to authorize investigations into any matters within the Audit Committee’s scope of responsibilities and hire outside resources and professionals in conjunction therewith.

38.	The Audit Committee will perform such others functions as assigned by law, the corporation’s bylaws, or the Board of Directors.

39.	Obtain advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

Report

40.	The Audit Committee shall prepare the disclosure required by Item 407(d)(3)(i) of Regulation S-K.

APPENDIX E

Corning Incorporated

Compensation Committee of the Board of Directors

Committee Charter

Purpose

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s CEO, other elected officers and directors; and to prepare the disclosure required by Item 407(e)(5) of Regulation S-K. The Committee has overall responsibility for approving and evaluating the director, elected officer and other key executive compensation, benefit and perquisite plans, policies and programs of the Company. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Committee Membership

The Compensation Committee shall consist of no fewer than three directors, all of whom in the judgment of the Board of Directors shall be independent. A person may serve on the Compensation Committee only if the Board of Directors determines he or she is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934; satisfies the requirements of “outside director” under Section 162(m) of the Internal Revenue Code; and meets the independence requirements in the New York Stock Exchange listing standards. One member of the Compensation Committee will serve as the Chairperson of the Compensation Committee.

The members of the Compensation Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Compensation Committee members may be replaced by the Board.

Committee Authority and Responsibilities

1.	The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO and other officer compensation, evaluate the CEO’s performance in light of those goals and objectives, and as a Committee or together with the independent members of the Board, determine and approve the CEO’s compensation levels based on this evaluation. In determining the base salary, annual incentive and long-term incentive components of CEO compensation, the Compensation Committee will consider multiple factors including the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

2.	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors as deemed appropriate or necessary by the Committee.

3.	The Compensation Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors, elected officers and other key non-CEO executives, including annual or multi-year incentive-compensation plans and equity-based incentive plans. The Compensation Committee does not, and shall not, cause or permit employee stock option grants to be backdated.

4.	The Compensation Committee shall annually review and approve, for the CEO and the other elected officers and key executives of the Company:

(a)	the annual base salary level;

(b)	the annual incentive opportunity level;

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(c)	the long-term incentive opportunity level;

(d)	employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate; and,

(e)	any special, supplemental or nonqualified benefits or other perquisites relating to the CEO and other officers and key executives of the Company.

5.	The Compensation Committee may form and delegate authority to subcommittees when appropriate. Members of a subcommittee may include directors of the Company, employees of the Company, consultants or any other parties as determined by the Compensation Committee in its sole discretion.

6.	The Compensation Committee shall make regular reports to the Board. The Compensation Committee shall meet at each regularly scheduled meeting of the Board (currently established at six meetings per year). Additional special meetings of the Compensation Committee will be convened at such other times as it deems necessary to fulfill its responsibilities.

7.	The Compensation Committee shall review and reassess the adequacy of this Charter annually, and conduct an annual performance evaluation of the Committee.

8.	The Compensation Committee shall review and discuss with management the Compensation Discussion and Analysis (“CD&A”). Based on such review and discussion, the Compensation Committee shall determine whether to recommend to the Board that the CD&A be included in the company’s annual report or proxy statement.

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APPENDIX F

Corning Incorporated

Corporate Relations of the Board of Directors

Committee Charter

Purpose and Scope of the Committee’s work:

The function of the Corporate Relations Committee is to assist the Board of Directors in fulfilling its oversight responsibility by reviewing the corporation’s strategies and policies in the areas of public relations and reputation, employment policy and employee relations, public policy, and community responsibility. The Committee focuses its work in the following general areas:

•	The corporation’s public relations and reputation.

—	Areas include corporate identity, investor relations, media relations, and product liability

•	The corporation’s responsibilities as an employer and its relationship with employees

—	Areas include safety and health policies; code of conduct; values; human resource and industrial relations strategies; and internal communications strategies

•	The corporation’s relationship and role with governmental agencies and public policy

—	Areas include relationships with significant governmental agencies in the countries in which the corporation operates.

•	The corporation’s responsibilities as a community member

—	Areas include environmental policies, charitable contribution strategies, and significant projects undertaken to improve communities within which the company has significant operations and employment.

Meeting Schedule: Generally meets in February, April, July, October and December

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APPENDIX G

Corning Incorporated

Finance Committee of the Board of Directors

Committee Charter

Purpose of the Committee

The Board of Directors has established a Finance Committee to assist the Board of Directors in fulfilling its responsibilities across the principal areas of corporate finance for the company and its subsidiaries. As appropriate in its judgment from time to time, the Finance Committee will assist the Board by reviewing such matters as capital structure including equity and debt financing and repurchase activities, capital expenditures, cash management, banking activities and relationships, investments and dispositions, risk management, insurance.

Committee Membership

The membership shall consist of at least three independent directors or more as determined by the Board. At least one member shall have financial management expertise such as banking or investment management. Members of the Finance Committee shall serve at the pleasure of the Board of Directors.

Committee members are appointed by the full Board of Directors at its annual organizational meeting or as the Board shall determine to fill vacancies on the Finance Committee or to adjust its membership as needs may arise from time to time. The chair is designated by the Nominating and Governance Committee.

Committee Operations

The Finance Committee shall normally meet five times each year and generally in conjunction with the regularly scheduled meetings of the Board of Directors, or more frequently as circumstances require as the Chair of the Finance Committee or Chairman of the Board may direct. The Finance committee shall maintain written minutes of its meetings. At each regularly scheduled meeting of the Board of Directors, the Chair of the Finance Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

For the transaction of business at any meeting of the Committee, a majority of the members shall constitute a quorum.

The Committee shall annually review its charter and conduct a self assessment of its performance.

Responsibilities and Duties

To assist the Board of Directors, the Finance Committee shall be responsible for reviewing with company management the strategies, operating plans, company policies and actions related to the significant corporate finance matters of the company. Within the authorized levels delegated to it by the Board, the Finance Committee may approve certain actions within these areas of corporate finance. The matters within its review scope shall include:

1.	Capital structure including discussion of the appropriateness, not just the acceptability, of all material transactions prior to execution. The committee shall review and recommend for approval by the Board:

•	the Company’s long-term capital structure guidelines;

•	the dividend policy and declaration of dividends or other forms of distributions of the Company’s stock, such as splits in the form of a stock dividend;

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•	the repurchase of the Company’s stock; and

•	the Company’s short and long term financing transactions.

2.	Capital expenditure plans and specific capital projects;

3.	Mergers, acquisitions, divestitures and investments in third parties;

4.	The company’s cash management plans and activities;

5.	Strategies for managing certain exposures to financial, economic or hazard risks including:

•	Hedging strategies related to foreign currency, interest rate, and commodity exposures;

•	Insurance programs, including coverage for property, casualty, fiduciary, political risk, and directors and officers; and

•	Review of the corporation’s enterprise risk management process

6.	Funding strategies and actions for the company’s pension and other post-employment benefits programs;

7.	The company’s tax situation and strategy;

8.	The quarterly and annual financial statements, the company’s financial plans and other financial information that management uses in its internal decision analysis activities; and

9.	The company’s credit ratings and ratings objectives.

Other Activities

10.	Policies and procedures with respect to Debt Management, Financial Risk Management, and Insurance; and

11.	Legal and regulatory matters that may have a material impact on the financial statements as they pertain to financing or risk management activities of the company.

General

The Committee may engage outside independent advisors in order to obtain advice and assistance, as it may consider necessary or advisable.

Approval Authority

The Finance Committee has the authority to approve these items at the following levels:

Capital Expenditures: items over $25 million up to $50 million

Acquisitions, investments and dispositions: items over $10 million up to $25 million.

The Committee will review items that exceed their approval limits and make recommendations to the full Board.

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APPENDIX H

Corning Incorporated

Nominating and Corporate Governance Committee of the Board of Directors

Committee Charter

Purpose

The Nominating and Corporate Governance Committee shall: (1) identify and recommend qualified individuals to the Board for nomination as members of the Board, consistent with criteria approved by the Board; (2) develop and recommend to the Board a set of Corporate Governance Guidelines; (3) lead the Board in its annual review of the Board’s performance and oversee the evaluation of management; (4) to recommend to the Board director nominees for the next annual meeting of shareholders; (5) recommend to the Board director nominees for each of its standing committees; (6) evaluate and recommend corporate governance changes and modifications as appropriate and (7) undertake such other duties as may be delegated to it from time to time. The Committee shall report to the Board on a regular basis and not less often than twice a year.

Committee Membership

The Committee shall consist of three or more directors, all of whom, in the judgment of the Board, shall be “independent” under the New York Stock Exchange listing standards.

The members shall be appointed by the Board. They shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee to serve as chairperson of the Committee. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson.

Committees Duties and Responsibilities

To fulfill its responsibilities and duties the Committee shall:

1.	Make recommendations to the Board from time to time as to changes that the Committee believes to be desirable with regard to the appropriate size, functions and needs of the Board.

2.	Establish the criteria for membership; such criteria should cover, among other things, diversity, experience, skill set and the ability to act on behalf of shareholders.

3.	Identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders. In the case of a vacancy in the office of director, the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate, including judgment, experience, skills and personal character of the candidate, as well as its assessment of the needs of the Board and the Committee.

4.	Conduct appropriate inquiries into the backgrounds and qualifications of possible candidates.

5.	Review candidates recommended by shareholders.

6.	Recommend to the Board the membership of any committee of the Board and to identify and recommend Board members qualified to fill vacancies on any committee of the Board.

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7.	Recommend director nominees for approval by the Board and its shareholders.

8.	Assist the Board in assessing whether individual members of the Board are independent within the New York Stock Exchange listing standards.

9.	Establish director retirement policies.

10.	Review the outside activities of, and to consider questions of possible conflicts of interest of, Board members and senior executives.

11.	Review and approve transactions between the company and related persons that are to be disclosed under Item 404 of SEC Regulation S-K, using the definitions of “transactions” and “related person” in Item 404.

12.	Oversee and assist the Board with an annual assessment of the Board’s performance through such process as the Committee shall determine advisable including, if appropriate, the solicitation of comments from each member of the Board. The annual assessment shall be discussed with the full Board following the end of each fiscal year.

13.	Develop and recommend to the Board a set of corporate governance principles for the company, to review those principles at least annually, and to recommend any proposed changes to the Board as the Committee deems advisable.

14.	Review and evaluate governance trends, rules and best practices to determine impact and potential changes for consideration.

15.	Review and reassess the adequacy of this Charter annually, and conduct an annual performance evaluation of the Committee.

16.	Review and recommend to the Board responses to shareholder proposals for inclusion in the Company’s proxy statement.

17.	Review and recommend to the Board whether to accept or reject the resignation tendered by a director in compliance with the Company’s majority voting policy upon the director’s failure to receive the affirmative vote of a majority of votes cast in any uncontested election.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

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APPENDIX I

Corning Incorporated

Corporate Governance Guidelines

The Board of Directors of Corning Incorporated, acting on the recommendation of its Nominating and Corporate Governance Committee, has adopted these guidelines to promote the effective functioning of the Board and its committees.

Role of the Board

The business and affairs of Corning Incorporated are managed by or under the direction of its Board of Directors in accordance with New York law. The directors’ fiduciary duty is to exercise their business judgment in the best interests of Corning Incorporated’s shareholders.

Board Structure and Composition

Board Size. The size of the Board will provide for sufficient diversity among non-employee directors while also facilitating substantive discussions in which each director can participate meaningfully. The Board size, currently 15 members, will be set by the Board on recommendation of the Nominating and Corporate Governance Committee, and within the limits prescribed by Corning Incorporated’s by-laws.

Independent Directors. A substantial majority of the Board will consist of directors whom the Board has determined to be independent. In general, an independent director must have no material relationship with Corning Incorporated, directly or indirectly. For this purpose, Corning Incorporated will ensure that it complies with the independence requirements of SEC and the NYSE Listing Standards, as well as director qualification standards recommended by the Nominating and Corporate Governance Committee.

“Immediate family member” includes a person’s spouse, parents, children, siblings, in-laws, and any one (other than employees) who shares such person’s home. Materiality for this purpose will be evaluated both from the standpoint of Corning Incorporated and from the standpoint of the director or the persons or entities with which the director is affiliated.

Notwithstanding the fact that an individual may not satisfy one or more of the above criteria, the Board may nevertheless determine that the director has no material relationship with the corporation that would interfere with independence and should be considered independent. In that case, the reasons for any such determination will be specifically set forth in the proxy statement for any meeting at which that director is standing for election.

Chairman and CEO. The Board believes it is appropriate for Corning Incorporated’s Chief Executive Officer (CEO) also to serve as Chairman of the Board. However, the Board retains the authority to separate those functions if it deems such action appropriate in the future.

Lead Director. The Board will designate and publicly disclose a non-employee director who will lead the non-employee directors’ executive sessions.

Term Limits. The Board believes that experience as a Corning Incorporated director is a valuable asset, especially in light of the size and global scope of the corporation’s operations. Therefore, directors are not subject to term limits except as a result of reaching the Board’s mandatory retirement age.

Mandatory Retirement. No director may stand for election after reaching age 74.

Other Directorships. Recognizing the substantial time commitment required of directors, an employee director will serve on the board of no more than three other public companies, a non-employee director will serve on the board of no more than five other public companies, and the chief executive officer who is director will serve on the board of no more than two other public companies. Each director will serve on the boards of other public and private companies and not-for-profit entities only to the extent that, in the judgment of the Nominating and Corporate Governance Committee, such services do not detract from the director’s ability to devote the necessary time and attention to Corning Incorporated. The Nominating and Corporate Governance Committee will periodically review all directors’ service on the boards of other public companies.

Change in Status. To avoid any potential for a conflict of interest or potential conflict of interest, directors will not accept a seat on any additional public company board or any governmental position without first reviewing the matter with the Nominating and Corporate Governance Committee. In addition, a non-employee director will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee in the event of retirement or other substantial change in the nature of the director’s employment or other significant responsibilities. If the Nominating and Corporate Governance Committee determines that the resignation should be accepted, the Committee will refer that recommendation to the Board.

Director Selection; Qualifications; Education

Director Candidates. The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the Board, between annual meetings.

Qualifications. Candidates are selected for their character, judgment, diversity of experience, acumen and their ability to act on behalf of shareholders. Scientific expertise, business experience, prior governmental service and familiarity with national and international issues affecting business are among the relevant criteria. Final approval of a candidate is determined by the full Board.

Orientation. New directors will receive a comprehensive orientation from responsible executives regarding Corning Incorporated’s business and affairs, including written materials, meetings with key management and visits to facilities.

Continuing Education. Reviews of particular aspects of Corning Incorporated’s operations will be presented by responsible executives from time to time as part of the agenda of regular Board meetings. The Board will also normally conduct an on-site inspection of a Corning Incorporated facility in conjunction with a regular Board meeting at least once every other year.

Majority Voting for Directors

Uncontested Elections. Any director candidate who does not receive the affirmative vote of a majority of the votes cast in any uncontested election will promptly following certification of the election results tender his or her resignation to the Board. A director candidate will have failed to receive the affirmative vote of a majority of votes cast if the number of “withhold” votes in respect of such director candidate’s election exceeds the number of votes “for” such director candidate’s election (excluding abstentions). An election will be deemed to be “uncontested” if the number of director candidates does not exceed the number of directors to be elected.

Evaluation of Tendered Resignation. The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, will decide whether to accept or reject the tendered resignation. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers relevant.

Recusal. Any director candidate who tenders his or her resignation in accordance with the resignation policy will recuse himself or herself from the deliberations, recommendation or decision, as applicable, of the Nominating and Corporate Governance Committee and the Board regarding whether to accept such resignation.

However, if a majority of the members of the Nominating and Corporate Governance Committee or Board, as applicable, are required to tender resignations in accordance with the director resignation policy, then the independent directors who are not required to tender resignations will appoint a committee from amongst themselves to consider the resignations and, in the event there are fewer than three such independent directors, the entire Nominating and Corporate Governance Committee or Board, as applicable, may participate in the deliberations, recommendation or decision, as applicable.

Disclosure of Board Decision. Within 90 days of the certification of the election results, the Board will decide whether to accept or reject the tendered resignation. The Board will promptly disclose its decision in a press release or SEC filing. Such press release or SEC filing will include, if applicable, an explanation of the Board’s reasons for rejecting the tendered resignation.

Board Meetings and Director Responsibilities

Number of Regular Meetings. The Board currently holds regular meetings six times per year.

Agenda and Briefing Material. An agenda for each Board meeting and briefing materials will, to the extent practicable in light of the timing of matters that require Board attention, be distributed to each director at least one week prior to each meeting. Briefing materials should be concise and yet sufficiently detailed to permit directors to make informed judgments. The Chairman will normally determine the agenda for Board meetings, but any director may request the inclusion of particular items.

Meeting Attendance. It is expected that each director will make every effort to attend each Board meeting, each annual meeting of shareholders and each meeting of any committee on which he or she sits. Attendance in person is preferred but attendance by teleconference is permitted if necessary under the circumstances.

Director Preparedness. Each director should be familiar with the agenda for each meeting, should have carefully reviewed all other materials distributed in advance of the meeting, and should be prepared to participate meaningfully in the meeting and to discuss all scheduled items of business.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of information received in connection with his or her service as a director.

Non-employee Director Executive Sessions

An executive session of the non-employee directors will normally be held immediately before, during or after each meeting of the full Board. The Chair of the Nominating and Corporate Governance Committee or other non-employee director as chosen by the Board will preside at the executive sessions, and will be disclosed in the proxy statement per the NYSE rules. Any non-employee director may raise issues for discussion at an executive session.

Board Self-evaluation

Annually, the Board will evaluate its performance and effectiveness as a Board, as well as the performance and effectiveness of its committees, and will abide by NYSE Listing Standards for self-evaluation for selected Committees.

Committees

Committees. The Board will appoint from among its members an executive committee and other committees it determines are necessary or appropriate to conduct its business. Currently, the standing committees of the Board are the Executive Committee, Audit Committee, Nominating and Corporate Governance Committee

(which serves as the nominating and corporate governance committee within the meaning of the New York Stock Exchange rules), Pension Committee, Compensation Committee, Finance Committee, and Corporate Relations Committee.

Committee Composition. The Nominating and Corporate Governance Committee, Board Audit Committee, and Board Compensation Committee will consist solely of independent directors. With the exception of the Executive Committee where the Chairman of the Board will be the Chair, the Nominating and Corporate Governance Committee will recommend committee Chairs to the Board for approval.

In addition:

•	the membership of the Board Audit Committee must meet such additional requirements as may apply under the rules of the New York Stock Exchange and the Securities and Exchange Commission;

•

the membership of the Board Compensation Committee must meet such additional requirements as may apply under the rules of the New York Stock Exchange and must qualify as an independent “non-employee directors” for purposes of Rule 16b-3 of the Securities and Exchange Commission; and

•	no member of the Board Compensation Committee may be part of a compensation committee interlock within the meaning of Regulation S-K of the Securities and Exchange Commission.

Committee Charters. Each of the committees will have a written charter setting further its responsibilities if they are not stated in the company’s by-laws. Charters will be adopted by the Board based on the recommendation of the applicable committee.

Committee Assignments. Membership of each committee will be determined by the Board on the recommendation of the Nominating and Corporate Governance Committee. Consideration will be given to rotating committee memberships periodically.

Committee Self-evaluation. Annually, each of the Board committees will conduct an evaluation of its performance and effectiveness and will consider whether any changes to the committee’s charter are appropriate.

Committee Reports. The Chair of each Board committee will report to the full Board on the activities of his or her committee, including the results of the committee’s self-evaluations and any recommended changes to the committee’s charter.

CEO Performance Review

At least annually, the non-employee directors will, in conjunction with the Board Compensation Committee, review the performance of the CEO in light of the corporation’s goals and objectives. The Compensation Committee meets annually with the CEO to receive his or her recommendations concerning such goals.

Management Succession Planning and Performance Review

At least annually, the Board will review and approve succession plans for the CEO and other senior executives. Succession planning will address both succession in the ordinary course of business and contingency planning in case of emergencies or unforeseen events. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The CEO also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

The function of the Board in monitoring the performance of senior management is fulfilled by the presence of outside directors who have a substantive knowledge of the business. The Board selects the senior management team, which is charged with the conduct of the company’s business. Having selected the senior management team, the Board acts as an advisor to senior management and ultimately monitors its performance. The Compensation Committee also is responsible for setting performance goals and compensation for the direct reports to the CEO. These decisions are approved or ratified by action of the outside directors of the Board at a meeting or executive session of that group.

Board Resources

Access to Employees. Non-employee directors will have full access to the senior management of Corning Incorporated and other employees. The Board expects that there will be regular opportunities for directors to meet with the CEO and other members of senior management in Board and committee meetings and in other formal or informal settings.

Authority to Retain Advisors. It is normally expected that information regarding the corporation’s business and affairs will be provided to the Board by Corning Incorporated management and staff and by the corporation’s independent auditor. However, the Board and each committee have the authority to retain such outside independent advisors, including accountants, legal counsel, or other experts, as it deems appropriate. Non-employee directors will have full access to such outside independent advisors to ask questions regarding Corning Incorporated. The fees and expenses of any such advisors will be paid by Corning Incorporated.

Code of Conduct

Corning Incorporated has adopted a comprehensive “Our Code of Conduct.” These standards include policies calling for strict observance of all laws applicable to Corning Incorporated’s business and describes conflicts of interest policies which, among other things, requires that directors avoid any conflict between their own interests and the interests of the corporation in dealing with suppliers, customers, and other third parties, and in the conduct of their personal affairs, including transactions in securities of the corporation, any affiliate, or any nonaffiliated organization. Each director is expected to be familiar with and to follow these policies to the extent applicable to them.

Communication by Interested Parties with the Non-employee Directors

The Nominating and Corporate Governance Committee will maintain procedures for interested parties to communicate directly with the non-employee directors. The Board believes that it is management’s role to speak for the company. These procedures will be published in the proxy statement for each annual meeting of shareholders and posted on Corning Incorporated’s Internet site.

Corning Incorporated Non-employee Director Compensation

Compensation for non-employee directors will be determined by the independent members of the Board on the recommendation of the Compensation Committee, and will be reviewed annually at a minimum. Non-employee director compensation will be set at a level that is consistent with market practice, taking into account the size and scope of the corporation’s business and the responsibilities of its directors. All directors are expected to own stock in the company in an amount that is appropriate for them. In considering benefits and compensation of non-employee directors, the Board will consider whether questions regarding directors’ independence may be raised by anything that would be considered non-customary, or the company providing indirect forms of compensation or benefits to a director or any substantial charitable contributions to organizations in which a director is affiliated.

Non-employee Director Stock Ownership

Within five years of joining the Board, each non-employee director will own stock in the company with a value of at least five times the company annual cash retainer paid to such director. Non-employee directors have up to three years to return to this required stock ownership level if the company stock price drops by over twenty percent in any calendar year.

Named Executive Officer Stock Ownership

Within five years of hire or promotion, each named executive officer will own stock in the company with a value of at least the following levels:

•	Chief Executive Officer—5 times his annual salary;

•	Chief Operating Officer—3 times his annual salary;

•	Chief Financial Officer—3 times his annual salary;

•	Chief Administrative Officer—3 times his annual salary; and

•	Chief Technology Officer—3 times his annual salary.

An officer who falls below the ownership requirement for any reason will have up to three years to return to the required minimum ownership level.

Bonus Recoupment Policy

The Compensation Committee of the Board of Directors has discretion to recoup bonuses from officers and other key employees in certain circumstances, and may supplement any recoupment required by the Sarbanes-Oxley Act of 2002. The policy is applicable to any financial restatements affecting any year on or after January 1, 2007.

The Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers and other key employees where such payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Option Repricing

The corporation will not, without shareholder approval, amend any employee stock option to reduce the exercise price (except for appropriate adjustments in the case of a stock split or similar change in capitalization); or offer to exchange outstanding employee stock options for options having a lower exercise price; or offer to exchange options having an exercise price below the current market price for cash, restricted stock, or other consideration.

Stock Option Pricing

The corporation will grant employee stock options approved by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) and reported to the Board, with the option exercise price determined by the NYSE closing price on one or more of these grant dates:

(a)	on the day the stock option grant is reported to the Board after Compensation Committee approval, or

(b)	on the first business day of the month following date of hire for a newly hired employee granted stock options, or

(c)	on a fixed, future grant date or dates as approved by the Committee and reported to the Board.

Upon delegation by the Compensation Committee, the Chief Administrative Officer may grant limited numbers of stock options to non-officer active employees in special situations. These grants shall be effective when signed by that Officer. The option exercise price shall be determined by the NYSE closing price on the effective grant date or on a fixed, future date. Grants awarded under this authority shall be reported to the Compensation Committee on or before its next regular meeting.

The corporation shall not backdate employee stock options or set an option exercise price in stock option grants other than in conformance with the methods described above.

Shareholder Matters

Shareholder matters such as voting rights, confidential voting, ratification of auditors, shareholder proposals receiving a majority approval and others are contained within, and governed by Corning Incorporated’s by-laws and charter.

Re-evaluation of Corporate Governance Guidelines

The Board will review and revise these Corporate Governance Guidelines as appropriate from time to time based on the recommendation of the Nominating and Corporate Governance Committee.

Director Qualification Standards

The Board adopted a formal set of director qualification standards under the NYSE Listing Standards approved by the SEC in November 2003 concerning determination of director independence. To be considered independent, a director must be determined by resolution of the Board after due deliberation, to have no material relationship with the company other than as a director. In each case, the Board will broadly consider all relevant facts and circumstances and also apply the following standards:

1.	A director will not be independent if within the preceding three years: (a) the director was employed by the company or any of its subsidiaries; (b) an immediate family member of the director was an executive officer of the company; (c) the director was employed by or affiliated with the company’s independent internal or external auditor; (d) an immediate family member of the director was employed in a professional capacity by the company’s independent internal or external auditor; or (e) an executive officer of the company was on the board compensation committee of a second company that employed either the director or an immediate family member as an executive officer.

2.	A director will not be independent if within the preceding three years: (a) the director or an immediate family member receives more than $100,000 per year in direct compensation from the company, other than normal director and committee fees and pension or other forms of deferred compensation for prior services; (b) a director is an officer or employee of a second company that makes payments to, or receives payments from the company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of the second company’s consolidated gross revenues; (c) an immediate family member of a director is an executive officer of a second company that makes payments to, or receives payments from the company at the levels in 2(b); or (d) if a director serves as a paid executive officer of a charitable organization that received contributions in any single fiscal year that exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues. The Board shall consider the materiality of any such relationships, even if they are below the dollar thresholds.

3.	The determination of whether a section 2 relationship is material or not (and whether a director is independent or not) shall be made by those directors on the Board who satisfy the independence guidelines.

4.	The company will not make any personal loans or extensions of credit to directors or executive officers.

5.	For independence, all directors must deal at arms’ length with the company and its subsidiaries and disclose circumstances that are material to the director if they might be viewed as a conflict of interest.

APPENDIX J

Corning Incorporated

Code of Ethics

For Chief Executive Officer and Financial Executives

In my role as an executive of Corning Incorporated, I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1.	I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2.	I provide constituents with information that is accurate, complete, objective, relevant, timely, and understandable.

3.	I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies. I provide full, fair, accurate, timely, and understandable disclosure to my constituents and/or in reports provided to external constituencies (SEC, shareholders, reporting agencies, etc.).

4.	I act in good faith, responsibility, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

5.	I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6.	I share knowledge and maintain skills important and relevant to my constituents’ needs.

7.	I proactively promote high integrity as a responsible member of my business team and/or in my work environment.

8.	I achieve responsible use of and control over all company assets and resources employed or entrusted to me.

9.	I will report any known or suspected violations of this code to the Corporate Controller or the General Counsel.

10.	I am accountable for adhering to this code.

Dated:

Signed:

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Corning Incorporated

Code of Conduct

For Directors and Executive Officers

In my role as a Director or Executive Officer of Corning Incorporated, I certify that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

1.	I have read Our Code of Conduct, the code of business ethics that applies generally within the Company. I will abide by its standards in carrying out my role as a Director or Executive Officer of the Company. The Code of Business Ethics for Directors and Executive Officers incorporates the provisions of Our Code of Conduct, as supplemented by this document.

2.	I act with honesty and integrity, avoiding actual and apparent conflicts with the interests of Corning Incorporated. A conflict of interest would occur when an individual’s private interest interferes—or even appears to interfere—with the interests of the Company as a whole. When any issue arises that may present an actual or apparent conflict, I will bring that issue to the attention of Corning’s Chairman or General Counsel and seek a waiver or recuse myself from action on the particular matter.

3.	In acting on any business for Corning Incorporated, I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies, and will act as appropriate within my position to assure that the Company complies with such rules and regulations.

4.	I understand the requirement that the Company provide full, fair, timely and understandable disclosure to its external constituents (SEC, shareholders, reporting agencies) and will take that requirement into proper account in carrying out my duties as a Director or Executive Officer of the Company.

5.	I understand that insider trading on the basis of non-public material information is both unethical and illegal and will not be tolerated by the Company. As a Director or Executive Officer, I will abide by guidance from the Company regarding appropriate periods when trading in securities of the Company may be permitted, as well as periods when such trading is not permitted.

6.	I respect the confidentiality of Company information acquired in the course of my duties as a Director or Executive Officer of the Company. Confidential information of the Company or its customers may not be used for personal advantage. Confidential information includes all non-public information that might be of use to competitors, or harmful to the company or its customers, if disclosed.

7.	I understand that business opportunities within the scope of the business of the Company, as well as reasonable extensions of the scope of that business, represent corporate opportunities of Corning and may not be diverted for any separate personal purpose or benefit. I will not take for myself personally any opportunities that are discovered through the use of corporate property, information or position. I will not use corporate property, information or position for personal gain. I will not compete with the Company directly or indirectly. I will fulfill my duty to the company to advance its legitimate interests when the opportunity to do so arises.

8.	I understand that the Company has a duty to deal fairly with its customers, suppliers, competitors and employees. It is a principle of the Company that no employee should take unfair advantage of another through manipulation, concealment, abuse of privileged information, misrepresentation, or any other practice of unfair dealing.

9.	I understand that I have an obligation to protect the Company’s assets and ensure their efficient use and, within the scope of my responsibilities as a director or executive officer, will ensure that Company assets are used for legitimate business purposes.

10.	As a director or executive officer, I recognize that the Company should proactively promote ethical behavior. Through its Code of Conduct, the Company encourages its employees to talk to supervisors, managers, Corporations General Counsel or the Corporate Controller when in doubt about the best course of action in a particular situation. The Company also encourages that employees report violations of laws, rules, regulations or the Code of Conduct to the General Counsel of the Corporation. In addition, the Company ensures that its employees know that there will be no retaliation for reports made in good faith. I adhere to and support these principles.

Dated:

Signed:

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CORNING

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on April 29, 2010.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/glw

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees: For Withhold For Withhold For Withhold

01 - Robert F. Cummings, Jr.

04 - Hansel E. Tookes II

02 - Carlos M. Gutierrez

05 - Wendell P. Weeks

03 - William D. Smithburg

B Management’s Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5.

For Against Abstain

2. Ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3. Approval of the 2010 Variable Compensation Plan.

4. Approval of the 2010 Equity Plan for Non-Employee Directors.

5. Approval of the Amendment and Restatement of the Restated Certificate of Incorporation to Declassify the Board of Directors.

C Shareholder Proposal — The Board of Directors recommends a vote AGAINST Proposal 6.

6. Shareholder Proposal Concerning Voting. For Against Abstain

D Non-Voting Items

Change of Address — Please print your new address below.

Discontinue Duplicates Reports

Mark the box to the right if you wish to discontinue receiving duplicate Annual Reports.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 0 2 4 4 5 7 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2010 MEETING OF SHAREHOLDERS

APRIL 29, 2010

The undersigned hereby appoints James B. Flaws and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 29, 2010, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning Common Stock through a Corning Incorporated benefit plan, your share ownership as of February 25, 2010, is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting April 29, 2010. The proxy statement and annual report to security holders are available at www.corning.com/2010_proxy.

E Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.

CORNING

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

A Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees: For Withhold For Withhold For Withhold

01 - Robert F. Cummings, Jr.

04 - Hansel E. Tookes II

02 - Carlos M. Gutierrez

05 - Wendell P. Weeks

03 - William D. Smithburg

B Management’s Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5.

For Against Abstain

2. Ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3. Approval of the 2010 Variable Compensation Plan.

4. Approval of the 2010 Equity Plan for Non-Employee Directors.

5. Approval of the Amendment and Restatement of the Restated Certificate of Incorporation to Declassify the Board of Directors.

C Shareholder Proposal — The Board of Directors recommends a vote AGAINST Proposal 6.

6. Shareholder Proposal Concerning Voting. For Against Abstain

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

1 U P X 0 2 4 4 5 7 2

<STOCK#> 0153AD

Proxy — Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2010 MEETING OF SHAREHOLDERS

APRIL 29, 2010

The undersigned hereby appoints James B. Flaws and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 29, 2010, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning Common Stock through a Corning Incorporated benefit plan, your share ownership as of February 25, 2010, is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting April 29, 2010. The proxy statement and annual report to security holders are available at www.corning.com/2010_proxy.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.